                      NOTE AND WARRANT PURCHASE AGREEMENT

                           DATED AS OF APRIL 6, 1995


                                   REGARDING
                     13% SENIOR SUBORDINATED SECURED NOTES
                               DUE APRIL 6, 2005

                                       OF

                              J&L STRUCTURAL, INC.

                               TABLE OF CONTENTS


                                                                           Page
SECTION 1. SALE AND PURCHASE OF NOTES AND WARRANTS  . . . . . . . . . . .     1

SECTION 2. THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . .     2

SECTION 3. DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .     3

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . .    31
           4.1.  Corporate Existence, Power and Authority . . . . . . . .    31
           4.2.  Stock Ownership  . . . . . . . . . . . . . . . . . . . .    32
           4.3.  Subsidiaries; Joint Ventures . . . . . . . . . . . . . .    33
           4.4.  Business . . . . . . . . . . . . . . . . . . . . . . . .    33
           4.5.  No Defaults or Conflicts . . . . . . . . . . . . . . . .    33
           4.6.  Disclosure Materials; Other Information  . . . . . . . .    34
           4.7.  Litigation . . . . . . . . . . . . . . . . . . . . . . .    35
           4.8.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . .    35
           4.9.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . .    36
           4.10. Legal Compliance . . . . . . . . . . . . . . . . . . . .    36
           4.11. Permits, Licenses and Approvals  . . . . . . . . . . . .    37
           4.12. Patents, Trademarks and Other Rights . . . . . . . . . .    37
           4.13. Status Under Certain Statutes  . . . . . . . . . . . . .    37
           4.14. Labor and Employment Matters . . . . . . . . . . . . . .    37
           4.15. Properties . . . . . . . . . . . . . . . . . . . . . . .    39
           4.16. Suppliers and Customers. . . . . . . . . . . . . . . . .    39
           4.17. Offering of Notes  . . . . . . . . . . . . . . . . . . .    40
           4.18. Environmental Matters  . . . . . . . . . . . . . . . . .    40
           4.19. No Foreign Assets Control Regulation Violation . . . . .    42
           4.20. Outstanding Securities . . . . . . . . . . . . . . . . .    42
           4.21. Disaster . . . . . . . . . . . . . . . . . . . . . . . .    42
           4.22. No Burdensome Agreements . . . . . . . . . . . . . . . .    42
           4.23. Other Names. . . . . . . . . . . . . . . . . . . . . . .    43
           4.24. Solvency . . . . . . . . . . . . . . . . . . . . . . . .    43
           4.25. Chief Executive Office . . . . . . . . . . . . . . . . .    43
           4.26. Filings Made . . . . . . . . . . . . . . . . . . . . . .    43
           4.27. [Intentionally Not Used.]  . . . . . . . . . . . . . . .    44
           4.28. Business Sites . . . . . . . . . . . . . . . . . . . . .    44
           4.29. Operation and Maintenance of Equipment . . . . . . . . .    44
           4.30. Taxpayer Identification Number . . . . . . . . . . . . .    44
           4.31. Title to Property, Liens . . . . . . . . . . . . . . . .    44

           4.32. Description and Location; Records of
                 Equipment  . . . . . . . . . . . . . . . . . . . . . . .    45
           4.33. Condition; Additional Covenants and
                 Representations  . . . . . . . . . . . . . . . . . . . .    45
           4.34. Disposition of Equipment . . . . . . . . . . . . . . . .    45
           4.35. Franchises and Agreements  . . . . . . . . . . . . . . .    45
           4.36. No Investment, Etc.  . . . . . . . . . . . . . . . . . .    45
           4.37. No Guarantees  . . . . . . . . . . . . . . . . . . . . .    46
           4.38. Intellectual Property  . . . . . . . . . . . . . . . . .    46
           4.39. Americans With Disabilities Act of 1990  . . . . . . . .    47

SECTION 5. REPRESENTATIONS OF THE PURCHASERS  . . . . . . . . . . . . . .    47

SECTION 6. PREPAYMENTS AND REPAYMENTS . . . . . . . . . . . . . . . . . .    48
           6.1.  Mandatory Prepayments  . . . . . . . . . . . . . . . . .    48
           6.2.  Prepayment at Holder's Option  . . . . . . . . . . . . .    49
           6.3.  Optional Prepayments . . . . . . . . . . . . . . . . . .    49
           6.4.  Obligations Unconditional  . . . . . . . . . . . . . . .    51

SECTION 7. AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . .    51
           7.1.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . .    51
           7.2.  Financial Information  . . . . . . . . . . . . . . . . .    51
           7.3.  Compliance Certificates  . . . . . . . . . . . . . . . .    54
           7.4.  Inspection . . . . . . . . . . . . . . . . . . . . . . .    54
           7.5.  Maintenance of Existence, Properties and
                 Franchises; Compliance with Law; Taxes;
                 Insurance; Payments of Senior
                 Indebtedness . . . . . . . . . . . . . . . . . . . . . .    54
           7.6.  Office for Payment, Exchange and
                 Registration   . . . . . . . . . . . . . . . . . . . . .    55
           7.7.  Notices  . . . . . . . . . . . . . . . . . . . . . . . .    56
           7.8.  Fiscal Year  . . . . . . . . . . . . . . . . . . . . . .    58
           7.9.  Payment of Dividends by Subsidiaries . . . . . . . . . .    58
           7.10. ERISA Compliance . . . . . . . . . . . . . . . . . . . .    58
           7.11. Communication with Accountants . . . . . . . . . . . . .    58
           7.12. Environmental Matters  . . . . . . . . . . . . . . . . .    58
           7.13. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . .    61
           7.14. Employment and Labor Matters . . . . . . . . . . . . . .    61
           7.15. Further Assurances . . . . . . . . . . . . . . . . . . .    62
           7.16. Accounts System  . . . . . . . . . . . . . . . . . . . .    62
           7.17. Covenants Concerning Intellectual Property . . . . . . .    62
           7.18. Caster Finance . . . . . . . . . . . . . . . . . . . . .    63

           7.19. Delivery of Information for Rule 144A
                 Transactions . . . . . . . . . . . . . . . . . . . . . .    63
           7.20. No Impairment  . . . . . . . . . . . . . . . . . . . . .    64
           7.21. Mortgagee Waiver . . . . . . . . . . . . . . . . . . . .    64

SECTION 8. NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . .    64
           8.1.  Minimum Net Worth  . . . . . . . . . . . . . . . . . . .    64
           8.2.  Borrowing  . . . . . . . . . . . . . . . . . . . . . . .    64
           8.3.  Liens  . . . . . . . . . . . . . . . . . . . . . . . . .    64
           8.4.  Merger and Acquisition . . . . . . . . . . . . . . . . .    64
           8.5.  Contingent Liabilities . . . . . . . . . . . . . . . . .    64
           8.6.  Restricted Payments  . . . . . . . . . . . . . . . . . .    65
           8.7.  Investments and Loans  . . . . . . . . . . . . . . . . .    65
           8.8.  Fundamental Business Changes . . . . . . . . . . . . . .    65
           8.9.  Sale or Transfer of Assets . . . . . . . . . . . . . . .    65
           8.10. Payments on Subordinated Indebtedness  . . . . . . . . .    66
           8.11. Amendment of Charter and By-Laws . . . . . . . . . . . .    67
           8.12. Acquisition of Additional Properties . . . . . . . . . .    67
           8.13. Issuance of Stock  . . . . . . . . . . . . . . . . . . .    67
           8.14. Capital Expenditures . . . . . . . . . . . . . . . . . .    67
           8.15. Transactions with Affiliates . . . . . . . . . . . . . .    68
           8.16. Subsidiaries, Joint Ventures, Management
                 Contracts, Capital Structure Changes . . . . . . . . . .    68
           8.17. Corporate Offices, Corporate Name,
                 Corporate Records  . . . . . . . . . . . . . . . . . . .    68
           8.18. Amendments to Agreements . . . . . . . . . . . . . . . .    68
           8.19. Proxy Recognition  . . . . . . . . . . . . . . . . . . .    68
           8.20. Private Placement Status . . . . . . . . . . . . . . . .    69
           8.21. Amendments to Other Agreements . . . . . . . . . . . . .    69
           8.22. Senior Debt Service Coverage . . . . . . . . . . . . . .    69
           8.23. Total Debt Service Coverage  . . . . . . . . . . . . . .    69

SECTION 9. SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . .    69

SECTION 10. CONDITIONS TO PURCHASERS' OBLIGATIONS . . . . . . . . . . . .    69
           10.1. Repurchase Agreement . . . . . . . . . . . . . . . . . .    70
           10.2. Accuracy of Representations and
                 Warranties   . . . . . . . . . . . . . . . . . . . . . .    70
           10.3. Compliance with Agreements; No Defaults  . . . . . . . .    70
           10.4. Officers' Certificate  . . . . . . . . . . . . . . . . .    70
           10.5. Proceedings  . . . . . . . . . . . . . . . . . . . . . .    70
           10.6. Legality; Governmental and Other
                 Authorization  . . . . . . . . . . . . . . . . . . . . .    70

           10.7. Time of Purchase . . . . . . . . . . . . . . . . . . . .    71
           10.8. No Change in Law, etc. . . . . . . . . . . . . . . . . .    71
           10.9. Completion of Acquisition  . . . . . . . . . . . . . . .    71
           10.10. Environmental Report  . . . . . . . . . . . . . . . . .    71
           10.11. Contribution to Capital . . . . . . . . . . . . . . . .    71
           10.12. Net Operating Loss  . . . . . . . . . . . . . . . . . .    71
           10.13. Fees  . . . . . . . . . . . . . . . . . . . . . . . . .    72
           10.14. No Material Adverse Change  . . . . . . . . . . . . . .    72
           10.15. Other Financings  . . . . . . . . . . . . . . . . . . .    72
           10.16. Related Agreements. . . . . . . . . . . . . . . . . . .    72
           10.17. Security Interests  . . . . . . . . . . . . . . . . . .    72
           10.18. Searches. . . . . . . . . . . . . . . . . . . . . . . .    73
           10.19. Material Agreements . . . . . . . . . . . . . . . . . .    73
           10.20. Lease . . . . . . . . . . . . . . . . . . . . . . . . .    73
           10.21. Title Commitment  . . . . . . . . . . . . . . . . . . .    73
           10.22. Pay-off Letters and Releases  . . . . . . . . . . . . .    74
           10.23. Transaction Costs . . . . . . . . . . . . . . . . . . .    74
           10.24. Acquisition . . . . . . . . . . . . . . . . . . . . . .    74
           10.25. Appraisals. . . . . . . . . . . . . . . . . . . . . . .    74
           10.26. Tax Comfort Letter.   . . . . . . . . . . . . . . . . .    74
           10.27. Insurance . . . . . . . . . . . . . . . . . . . . . . .    75
           10.28. Opinion of the Company Counsel  . . . . . . . . . . . .    75
           10.29. Senior Loan . . . . . . . . . . . . . . . . . . . . . .    75
           10.30. Other Documents and Opinions  . . . . . . . . . . . . .    75

SECTION 11. AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . .    75

SECTION 12. EXCHANGE OF NOTES AND WARRANTS; CANCELLATION OF
            SURRENDERED NOTES . . . . . . . . . . . . . . . . . . . . . .    76

SECTION 13. REGISTRATION; REPLACEMENT OF NOTES AND WARRANTS . . . . . . .    77

SECTION 14. DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . .    78

SECTION 15. REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . .    82

SECTION 16. RESTRICTIONS ON TRANSFER  . . . . . . . . . . . . . . . . . .    86

SECTION 17. REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . .    86
           17.1.  Piggyback Rights  . . . . . . . . . . . . . . . . . . .    86
           17.2.  Expenses  . . . . . . . . . . . . . . . . . . . . . . .    87
           17.3.  Procedures  . . . . . . . . . . . . . . . . . . . . . .    87
           17.4.  Provision of Documents  . . . . . . . . . . . . . . . .    89

           17.5.  Indemnification . . . . . . . . . . . . . . . . . . . .    89
           17.6.  Certain Limitations in Connection with
                  Future Grants of Registration Rights  . . . . . . . . .    90

SECTION 18. EXPENSES; INDEMNIFICATION . . . . . . . . . . . . . . . . . .    90
                (a)  Expenses; Taxes  . . . . . . . . . . . . . . . . . .    90
                (b)  Indemnification  . . . . . . . . . . . . . . . . . .    91

SECTION 19. HOME OFFICE PAYMENTS  . . . . . . . . . . . . . . . . . . . .    92

SECTION 20. CREATION OF SECURITY INTEREST; PLEDGE;
            MORTGAGES . . . . . . . . . . . . . . . . . . . . . . . . . .    93
           20.1.  Grant of Security Interest  . . . . . . . . . . . . . .    93
           20.2.  Delivery of Additional Documentation\
                  Required  . . . . . . . . . . . . . . . . . . . . . . .    93
           20.3.  Power of Attorney . . . . . . . . . . . . . . . . . . .    94
           20.4.  Right to Inspect  . . . . . . . . . . . . . . . . . . .    94
           20.5.  Stock Pledge Agreement  . . . . . . . . . . . . . . . .    94
           20.6.  Mortgage  . . . . . . . . . . . . . . . . . . . . . . .    94
           20.7.  Releases Upon Termination . . . . . . . . . . . . . . .    94
           20.8.  Recourse to Security  . . . . . . . . . . . . . . . . .    95

SECTION 21.  THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . .    95
           21.1.  Appointment . . . . . . . . . . . . . . . . . . . . . .    95
           21.2.  Delegation of Duties  . . . . . . . . . . . . . . . . .    95
           21.3.  Reliance by Agent . . . . . . . . . . . . . . . . . . .    95
           21.4.  Notice of Default . . . . . . . . . . . . . . . . . . .    96
           21.5.  Non-Reliance on Agent and Other
                  Purchasers  . . . . . . . . . . . . . . . . . . . . . .    96
           21.6.  Agent in Its Individual Capacity  . . . . . . . . . . .    96
           21.7.  Successor Agent . . . . . . . . . . . . . . . . . . . .    96
           21.8.  Co-Agent  . . . . . . . . . . . . . . . . . . . . . . .    97

SECTION 22. NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .    97

SECTION 23. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .    98
           23.1.  Entire Agreement  . . . . . . . . . . . . . . . . . . .    98
           23.2.  Survival. . . . . . . . . . . . . . . . . . . . . . . .    98
           23.3.  Counterparts  . . . . . . . . . . . . . . . . . . . . .    99
           23.4.  Headings  . . . . . . . . . . . . . . . . . . . . . . .    99
           23.5.  Binding Effect and Assignment . . . . . . . . . . . . .    99
           23.6.  Severability  . . . . . . . . . . . . . . . . . . . . .    99
           23.7.  Governing Law . . . . . . . . . . . . . . . . . . . . .    99

           23.8.  CONSENT TO JURISDICTION AND SERVICE OF
                  PROCESS   . . . . . . . . . . . . . . . . . . . . . . .    99
           23.9.  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . .   100

EXHIBITS

Exhibit A - Purchasers' Note and Warrant Amounts and Addresses
Exhibit B - Form of Note
Exhibit C - Form of Warrant
Exhibit D - Demised Premises
Exhibit E - [Intentionally not used]
Exhibit F - [Intentionally not used]
Exhibit G - Description of Real Estate
Exhibit H - Form of Repurchase Agreement
Exhibit I - Form of Legal Opinions of General Counsel and Local
            Counsel to the Company

SCHEDULES

Schedule 2    -  Company's Facilities
Schedule 4.1  -  Corporate Existence, Power and Authority
Schedule 4.6  -  Clarification of Disclosure Materials
Schedule 4.11 -  Permits, License and Approvals
Schedule 4.12 -  Patents, Trademarks and Other Rights
Schedule 4.14 -  Labor and Employment Matters
Schedule 4.15 -  Properties
Schedule 4.18 -  Environmental Matters
Schedule 4.28 -  Business Sites
Schedule 4.29 -  Condition of Equipment
Schedule 4.31 -  Title to Property, Liens
Schedule 4.32 -  Equipment Locations
Schedule 4.36 -  Investments, Etc.
Schedule 4.38 -  Intellectual Property
Schedule 4.39 -  Threatened Litigation

                 NOTE AND WARRANT PURCHASE AGREEMENT, dated as of April 6, 1995, by and among J&L Structural, Inc. a Delaware corporation (the "Company"), and The Paul Revere Investment Management Corporation, as agent (the "Agent"), The Paul Revere Life Insurance Company, The Paul Revere Variable Annuity Insurance Company, The Paul Revere Protective Life Insurance Company and Rhode Island Hospital Trust National Bank (, as trustee for The Textron Collective Investment Trust (each individually a "Purchaser" and collectively, the "Purchasers").

                 WHEREAS, pursuant to that certain Acquisition Agreement (as such term and other capitalized terms are defined below) the Company will acquire the assets of J&L and TCI (the "Acquisition");

                 WHEREAS, pursuant to the Contribution Documents, J&L Holdings will contribute to the Company at least $7,350,000, as a capital contribution and all the assets and properties constituting Brighton (other than the capital stock of the Company and CCC) as a capital contribution; and

                 WHEREAS, the proceeds of the sale of the Notes and Warrants will be used to finance the Acquisition;

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. SALE AND PURCHASE OF NOTES AND WARRANTS

                 (a) The Company agrees to sell to the Purchasers and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, the Purchasers agree to purchase from the Company on the Closing Date specified in Section 2 hereof, (i) a Note or Notes in the aggregate principal amount set forth opposite such Purchaser's name on Exhibit A hereto and (ii) a Warrant or Warrants for the number of shares of the Company's Common Stock set forth opposite such Purchaser's name on Exhibit A. The aggregate purchase price to be paid to the Company by the Purchasers for such Notes and such Warrants is 100% of the principal amount of the Notes to be purchased by the Purchasers, which amount will be allocated in accordance with Section 2(c) hereof.

                 (b) As used herein, "Notes" means the aggregate of $23,000,000 principal amount of the Company's 13% Senior Subordinated Secured Notes Due June 30, 2005, together with all Notes issued in exchange therefor or replacement thereof. Each Note will be substantially in the form of the Note set forth as Exhibit B hereto. Interest on the Notes shall accrue from the Closing Date and shall be payable quarterly on the 30th day of December, March, June and September of each year, commencing June 30, 1995 (which first interest payment shall be for the period from and including the Closing Date specified in Section 2 hereof through and including June 30, 1995) at the interest rates and in the manner specified in the form of Note attached hereto as Exhibit B.

                 (c) If all or a portion of (i) the principal amount of the Notes, (ii) the interest payable thereon or (iii) any fee or other amount payable hereunder or under any other Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Default Rate from the date of such nonpayment until paid in full (both before and after judgment).

                 (d) As used herein, "Warrants" means the aggregate of Common Stock Purchase Warrants evidenced by certificates substantially in the form of Exhibit C hereto, together with all Warrants issued in exchange therefor or replacement thereof. Such Warrants in the aggregate initially entitle the holders thereof to purchase shares of Common Stock of the Company, no par value, at a purchase price of $.01 per share, such number and such price being subject to adjustment as provided in the form of Warrant attached hereto as Exhibit C.

SECTION 2. THE CLOSING

                 (a) Subject to the terms and conditions hereof, the closing (the "Closing") of the purchase and sale of the Notes and Warrants will take place at the offices of Winston & Strawn, located at 175 Water Street, New York, New York, at such time and date as shall be mutually agreed to by the Company and the Purchasers. Such time and date are herein referred to as the "Closing Date".

                 (b) Subject to the terms and conditions hereof, on the Closing Date (i) the Company will deliver to each Purchaser (A) a Note or Notes, substantially in the form of Exhibit B hereto, payable to such Purchaser (or its nominee as notified to the Company), and dated the Closing Date, in the aggregate principal amount set forth opposite such Purchaser's name on Exhibit A, and (B) a Warrant or Warrants evidenced by certificates substantially in the form of Exhibit C hereto and dated the Closing Date, for the number of shares of the Company's Common Stock set forth opposite such Purchaser's name on Exhibit A, and (ii) upon such Purchaser's receipt thereof, such Purchaser will deliver to the Company by wire transfer an amount equal to the purchase price for such Notes and Warrants (as specified in Section 1(a) hereof) payable to the order of the Company in federal or other immediately available funds.

                 (c) The Purchasers acknowledge that the Notes and the Warrants constitute an "investment unit" within the meaning of Section 1273(c)(2) of the Code and that the Company will allocate the "issue price" (within the meaning of Section 1273(b) of the Code) of such investment unit, for all Income Tax purposes, between the Notes and Warrants as follows: (i) the price at which all of the Warrants were sold by the Company is $153,000 and
(ii) the price at which all of the Notes were sold was $22,847,000. Each Purchaser agrees to abide by Treasury Regulation Section 1.1273-2(h)(2) with respect to such allocation of the issue price.

SECTION 3. DEFINITIONS

                 (a) For purposes of the Loan Documents, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

                 "Accountants" means Grant Thornton or another independent certified public accounting firm selected by the Company and reasonably satisfactory to the Purchasers.

                 "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to the Company arising out of the sale of goods or the rendition of services by the Company, whether or not earned by performance, and any and all credit insurance, guaranties, or security therefor.

                 "Acquisition" has the meaning set forth in the recitals.

                 "Acquisition Agreement" means the Asset Purchase Agreement dated as of November 10, 1994 among J&L, TCI, the Shareholders, the Company and CPT, including all exhibits, schedules and annexes thereto, and all amendments, modifications and supplements thereof, all as in effect on the Closing Date.

                 "Acquisition Documents" means, collectively, the Acquisition Agreement, and all agreements, documents and instruments executed and delivered in connection therewith, including all exhibits, annexes and schedules thereto, the Employment Agreements and all other employment contracts of the Company to be in effect on, or to be entered into on, the Closing Date, any and all non-competition agreements between the Company and Sellers and/or the Shareholders, and all amendments, modifications and supplements thereof, as in effect on the Closing Date.

                 "ADA" means the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101, et seq.) and all applicable rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder.

                 "Advance" means any loan or advance by the Senior Lender with respect to the Revolving Loan.

                 "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof (other than a director nominated by one of the Purchasers) and any Person (other than one of the Purchasers) which is, directly or indirectly, the beneficial owner of more than ten percent (10%) of the Voting Stock thereof, and, if such beneficial owner is a partnership, any partner thereof, or if such beneficial owner is a corporation, any Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any partner thereof, (iii) in all cases, any Person (other than one of the Purchasers) which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and (iv) in all cases, any Person 10% or more of whose Voting Stock is beneficially owned, directly or indirectly through one or more intermediaries, by such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                 "Agent" has the meaning set forth in the recitals.

                 "Agreement" means this Agreement (together with exhibits and schedules) as from time to time assigned, supplemented or amended or as the terms hereof may be waived.

                 "Ascott Wing, Inc." means Ascott Wing, Inc., a Delaware corporation, and its successors.

                 "Assigned Contracts" means the Acquisition Documents, all agreements, documents and instruments executed in connection therewith, and all of the Company's leases (other than the Lease), contracts, permits, licenses (to the extent permitted by applicable law or regulation), franchises, certificates and other agreements, including, without limitation, the CCC/Borrower Agreement, a certain Road and Utilities Agreement dated November 6, 1987 between Breedlove Enterprises, Inc. (now J&L) and LTV Steel Company, Inc., as amended and as assigned to the Company, the Initial Interest Rate Cap Agreement and each interest rate contract subsequent thereto, the Employment Agreement, the Operating Agreements and all agreements for the provision of management.

                 "Bankruptcy Code" means the United States Bankruptcy Code and any successor thereto, and the rules and regulations issued thereunder.

                 "Board" or "Board of Directors" means, with respect to any Person which is a corporation, a business trust or other entity, the board of directors or other group, however designated, which is charged with legal responsibility for the management of such Person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

                 "Brighton" means Brighton Electric Steel Casting Co., a Delaware corporation, now known as J&L Holdings, Inc., a Delaware corporation.

                 "Business" the business conducted by the Company of the production of lightweight structural steel shapes, piercer points, value-added finishing services relating thereto and all other activities ancillary or related thereto.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Phoenix, Arizona, Los Angeles, California, New York, New York or Pittsburgh, Pennsylvania are required to close.

                 "Capital Expenditures" means for any period, the amount of all payments made by the Company or a Subsidiary during such period for the lease, purchase, improvement, construction or use of any Property, the value or cost of which under GAAP is required to be capitalized and appears on the Company's or any Subsidiary's balance sheet in the category of property, plant or equipment, without regard to the manner in which such payments or the instrument pursuant to which they are made is characterized by the Company or any other Person, and shall include, without limitation, the principal components of payments for the installment purchase of Property and payments under Capitalized Leases.

                 "Capital Expenditures Line" means that portion of the Term Loan, in the principal amount of up to $3,000,000, which shall be made available to the Company following the Closing for Capital Expenditures.

                 "Capitalized Leases" means any lease to which the Company or a Subsidiary is party as lessee, or by which it is bound, under which it leases any property (real, personal or mixed) from any lessor other than the Company or a Subsidiary, and which is required to be capitalized in accordance with GAAP, but also including any such lease, whether or not so capitalized, where the Company or a Subsidiary is treated as the owner of the leased property under the Code.

                 "Caster Property" means the Agreement of Sale dated December 28, 1993, as amended, between J&L and Beaver County Corporation Economic Development Authority, together with the Escrow Agreement executed in connection therewith and the $330,842.25 held in escrow pursuant to such Escrow Agreement, each as assigned to CCC pursuant to the CCC/Borrower Agreement.

                 "CCC" means Continuous Caster Corporation, a Delaware corporation, and its successors.

                 "CCC/Borrower Agreement" means that certain agreement between the Company and CCC in form and substance satisfactory to the Purchasers, pursuant to which CCC agrees to pay to the Company, concurrently with CCC's receipt thereof, all sums due CCC under a certain Agreement of Sale dated December 28, 1993, as amended, between J&L and Beaver County Corporation Economic Development Authority, and under the Escrow Agreement executed in connection therewith, each as assigned to CCC.

                 "Change of Control Event" means each of the following  events:

                      (i)    a change of control of the Company or J&L Holdings;

                     (ii) the ownership by Ascott Wing of less than 20% of the outstanding Voting Stock of CPT; or

                    (iii) the failure of William Remley and Richard Kramer and their designees to constitute two-thirds of the Board of Directors of CPT.

                 For purposes of this definition, a change of control of the Company or J&L Holdings shall occur if any Person, or group of Persons (other than the shareholders of the Company and J&L Holdings, respectively, as of the Closing Date) acting in concert, in one or more transactions, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of shares of capital stock of the Company or J&L Holdings, as the case may be, the ownership of which (i) entitles the holder(s) to cast more than 20% of the votes entitled to vote generally in the election of the Board of Directors of the Company or J&L Holdings, as the case may be, or (ii) prohibits the consolidation under the Code of CPT and J&L Holdings with the Company and any current Subsidiaries.

                 "Claims" has the meaning set forth in the definition of "Environmental Claim."

                 "Closing" has the meaning set forth in Section 2 hereof.

                 "Closing Date" has the meaning set forth in Section 2 hereof.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and interpretations thereunder.

                 "Collateral" means the Property upon which the Agent is granted the Security Interests, including, without limitation, the Assigned Contracts, all Equipment, General Intangibles, Negotiable Collateral, the Real Property, the Demised Premises assigned pursuant to the Mortgage, the Company Stock, and all other such Property now owned or hereafter acquired by the Company, whether tangible or intangible and wherever located and all proceeds and products thereof and all policies of insurance insuring the same, but not including Inventory and Accounts.

                 "Collateral Assignment of Trademarks" means a Collateral Assignment of Trademarks and Security Agreement, pursuant to which, in confirmation of the terms hereof, the Company grants to the Agent a Security Interest in all existing and after-acquired trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, trade names, trade name registrations, and trade name applications, patents and patent applications, and the goodwill related thereto, owned by the Company, as security for the payment and performance of all of the Company's obligations under the Loan Documents.

                 "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

                 "Common Stock" means that class of stock or other equivalent evidences of ownership of a corporation, the holders of which are entitled to vote generally to elect the Board of Directors of such corporation.

                 "Company" means J&L Structural, Inc., a Delaware corporation, its successors and permitted assigns, formerly known as J&L Acquisition Corp., a Delaware corporation.

                 "Company's Books" means all of the Company's books and records including: ledgers; records indicating, summarizing, or evidencing the Company's assets or liabilities or the Collateral; all information relating to the Company's business, operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the equipment containing such information.

                 "Company's Obligations" means all loans, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities, obligations (including the performance of the covenants of the Company contained in the Loan Documents), fees, lease payments, guaranties, covenants, and duties owing by the Company to the Purchasers or the Agent of any kind and description (whether pursuant to or evidenced by this Agreement, any of the other Loan Documents, or any other note or other instrument, or by any other agreement between the Purchasers or the Agent and the Company, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from the Company to others that the Purchasers or the Agent may have obtained by assignment or otherwise, and further including all interest not paid when due.

                 "Company's Facilities" means all facilities operated by the Company and located in the United States, a complete listing of which is set forth on Schedule 2 hereto, together with all warehouse facilities used by the Company in the operation of the Business.

                 "Company Stock" means, at any given time, all of the then issued and outstanding capital stock in the Company.

                 "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement, means the aggregate for the Company and its Subsidiaries of the amounts signified by such term for all such Persons, with intercompany items eliminated, and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital of any such Person (other than in the capital of the Company) and otherwise as determined in accordance with GAAP.

                 "Consolidated Cash Flow" means for any period, the Consolidated Net Income plus each of the following items, to the extent deducted from the revenues of the Company in the calculation of net income for such period: (i) Depreciation; (ii) amortization and other noncash charges; (iii) interest expense incurred and fees paid to the Senior Lender pursuant to the Loan and Security Agreement; (iv) Income Taxes determined as the accrued liability of the Company and any Subsidiary in respect of such period, regardless of what portion of such expense has actually been paid by the Company and any Subsidiary during such period; (v) loss on the sale of property, plant or equipment; and (vi) all management fees paid to CPT pursuant to the Management Agreement and in compliance with the terms of the Management Subordination Agreement; and after deduction for (A) Income Taxes, to the extent actually paid during such period; (B) all noncash income items recognized; (C) gain on the sale of property, plant or equipment; and (D) all Maintenance Capital Expenditures paid by the Company and any Subsidiary.

                 "Consolidated Liabilities" means, at any time, the total liabilities of the Company and its Subsidiaries, determined in accordance with GAAP and after eliminating inter-company transactions among the Company and its Subsidiaries.

                 "Consolidated Net Income" means, for any period for which the amount thereof is to be determined, the net income (net of any losses or expenses) or loss of the Company and its Subsidiaries on a consolidated basis, during such period (such net income to be determined in accordance with GAAP) after Income Taxes actually paid, but excluding:

                      (i) the earnings during such period of any Person to which the assets of the Company or any Subsidiary shall have been sold, transferred or disposed of, or into which the Company or such Subsidiary shall have merged, prior to the date of such transaction;

                      (ii) any extraordinary gain or loss during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets);

                    (iii) any gain or loss during such period arising from the write-up or write-down of any asset; and

                      (iv) any earnings or gains during such period resulting from the receipt of any proceeds of any life insurance policy.

                 "Consolidated Tangible Assets" means, at any time, the total assets of the Company and its Subsidiaries determined in accordance with GAAP excluding deferred assets, patents, copyrights, trademarks, goodwill and other General Intangibles, and Investments.

                 "Consolidated Tangible Net Worth" means, at any time, Consolidated Tangible Assets minus Consolidated Liabilities.

                 "Consolidated Total Capitalization" means, at any time, the sum of Consolidated Tangible Net Worth plus Consolidated Total Indebtedness.

                 "Consolidated Total Indebtedness" means, at any time, the aggregate amount of Indebtedness of the Company and its

         Subsidiaries after eliminating intercompany transactions among the Company and its Subsidiaries.

                 "Contractual Senior Debt Service" means, for any period, the sum of payments made or required to be made by the Company during such period for the following: (i) principal and interest due on the Term Loan (but excluding any prepayment under Section 2.9.2 of the Loan and Security Agreement and excluding any repayments of Subsequent Advances, as that term is defined in the Loan and Security Agreement, prior to the Capital Expenditure Line Borrowing Termination Date (as defined in the Loan and Security Agreement)); (ii) fees payable to the Senior Lender pursuant to the Loan and Security Agreement; (iii) interest due on the Revolving Loan; and (iv) principal and interest due on any other Permitted Senior Indebtedness.

                 "Contractual Total Debt Service" means for any period, the sum of payments made (or, as to clause (i) of this sentence, required to be made) by the Company during such period for the following: (i) Contractual Senior Debt Service; (ii) interest payments made on the Notes and interest and principal payments made on the State Debt; and
         (iii) management fees paid to CPT.

                 "Contribution" means the contribution to the Company by J&L Holdings of not less than Six Million Nine Hundred Thousand Dollars ($6,900,000) in cash and all of the assets and properties constituting Brighton (other than the capital stock of the Company and CCC).

                 "Contribution Documents" means all agreements, documents and instruments, together with all exhibits, schedules and annexes thereto, pursuant to which the Contribution is effected, including, without limitation, a certain J&L Structural, Inc. Subscription Agreement for Common Stock dated as of the Closing Date executed by J&L Holdings, together with related transfer documents including a certain Bill of Sale dated as the date of the Closing executed by J&L Holdings in favor of the Company, a certain Assignment and Assumption Agreement dated as of the date of the Closing Date between J&L Holdings and the Company, and a certain Deed dated the date of the Closing executed by J&L Holdings in favor of the Company, all as in effect on the date hereof.

                 "CPT" means CPT Holdings, Inc., a Minnesota corporation, and its successors.

                 "Deemed Divided" means any dividend described in the proviso to clause (i) of the definition of Restricted Payment.

                 "Default Rate" means a per annum rate equal to the interest rate on the Notes plus four percent (4%).

                 "Demised Premises" means those certain properties located in Ambridge, Pennsylvania, in which the Company holds a leasehold estate, all of which shall be encumbered in favor of the Agent pursuant to the Mortgage, as more fully described on Exhibit D attached hereto.

                 "Depreciation" means, in respect of any period, all depreciation on Property taken during such period, as determined in accordance with GAAP.

                 "Disclosure Material" has the meaning set forth in Section 4.6(a) hereof.

                 "Employment Agreements" means collectively, the Employment Agreement dated the Closing Date between the Company and Howell A. Breedlove, the Employment Agreement dated the Closing Date between the Company and James E. Howe, and the Employment Agreement dated the Closing Date between the Company and Carl A. Snyder.

                 "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

                 "Environmental Auditors" has the meaning set forth in Section
         7.12 hereto.

                 "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including but not limited to any Governmental or Regulatory Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or
         (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, or Release into the Environment, of any Hazardous Materials at any location, including but not limited to any off-site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

                 "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law or the presence or Release of a Hazardous Material.

                 "Environmental Law" means any and all current and future, federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental or Regulatory Authority, relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, whether now existing or subsequently amended or enacted, including but not limited to: the Clean Air Act, 42 U.S.C.
         Section 7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Section 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.
         Section 1251 et seq.; the Hazardous Material Transportation Act 49 U.S.C. Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. Section 136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Material.

                 "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

                 "Equipment" means all of the Company's and any Subsidiary's machinery, equipment, office machinery, supplies, furniture, furnishings, fixtures, conveyors, tools, parts, materials, storage and handling equipment, including, but not limited to, computer equipment and hardware, including central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input or output devices, automotive equipment, trucks, goods (other than consumer goods, farm products or Inventory), motor vehicles, and other equipment of every kind and nature and wherever situated, now or hereafter owned by the Company or a Subsidiary in which the Company or a Subsidiary may have any interest (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, know-how, warranties and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutions for any of the foregoing.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                 "ERISA Affiliate" means each "person" (as defined in Section 3(9) of ERISA) which is under "common control" with the Company or any of its Subsidiaries (within the meaning of Section 414(b), (c), (m) or (o) of the Code).

                 "Event of Default" has the meaning set forth in Section 14 hereof.

                 "Excess Availability" means, as of the date of determination thereof, the amount by which the total Advances that the Company would be permitted to have outstanding, based on the formulas and reserves set forth in Section 2.2.1 of the Loan and Security Agreement, exceeds the sum of the Advances then actually outstanding.

                 "Excess Cash Flow" means, for any period, Consolidated Cash Flow for such period less Contractual Total Debt Service for such period.

                 "Existing Indebtedness" means the Indebtedness just prior to the Closing of J&L and Brighton to Pittsburgh National Bank and Sunderland Industrial Holding Corporation.

                 "Fair Market Value" of any property means the fair market sale value which a willing buyer at retail would pay a willing seller, each under no compulsion to buy or sell and in full possession of all relevant facts.

                 "Fourteenth Street Corporation" means Fourteenth Street Corporation, a Pennsylvania corporation.

                 "GAAP" means generally accepted accounting principles, as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto, consistently applied.

                 "General Intangibles" means all of the Company's and any Subsidiary's present and future general intangibles and other personal Property (including without limitation, any and all rights of the Company and any Subsidiary to all choses or things in action, tax refund claims, credits, claims, demands, goodwill, licenses, franchise agreements, subscription costs, patents, trade names, trademarks, service marks, the Intellectual Property, copyrights, rights to royalties, blueprints, drawings, customer lists, purchase orders, computer programs, computer discs, computer tapes, literature, reports, catalogs, methods, sales literature, video tapes, confidential information and trade secrets, consulting agreements, employment agreements, leasehold interests in real and personal Property (other than those leases subject to the Mortgage), insurance policies, deposits with insurers relating to workers' compensation liabilities, deposit accounts, tax refunds and proprietary rights in any Equipment), other than "Equipment," "Inventory," "Accounts" and "Negotiable Collateral," as each such terms is defined in the Uniform Commercial Code, as well as the Company's and any Subsidiary's books and records of any kind relating to any of the foregoing, and all products and proceeds of the foregoing.

                 "Governmental Body" means any foreign, federal, state, municipal or other government, any department, commission, board, bureau, agency, public authority instrumentality thereof or any court or arbitrator.

                 "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                 "Hazardous Materials" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, underground storage tanks, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls, ionizing and non- ionizing radiation including radon and electromagnetic frequency radiation; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law.

                 "Income Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, franchise, bank shares, withholding, payroll, employment, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                 "Indebtedness" means all liabilities, obligations and reserves, contingent or otherwise, which in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement, including, without duplication: (i) all Indebtedness for Borrowed Money, (ii) all obligations secured by any Lien upon Property owned by the Company, irrespective of whether such obligation or liability is assumed; (iii) any obligation of the Company guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to the Company, but exclusive of obligations arising as the result of the endorsement by the Company of checks or other negotiable instruments in the ordinary course of the Company's business for purposes of depositing such items) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person; and (iv) liabilities in respect of unfunded vested benefits under any Single Employer Plan or in respect of withdrawal liabilities incurred under ERISA by the Company or any ERISA Affiliate to any Multiemployer Plan, other than in respect to the Withdrawal Liability.

                 "Indebtedness for Borrowed Money" means without duplication, all Indebtedness (i) in respect of money borrowed, (ii) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, all of the Company's Obligations; the Permitted Senior Indebtedness, and any Permitted Subordinated Indebtedness), and all reimbursement or other obligations of the Company in respect of letters of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products; (iii) in respect of Capitalized Leases or for the deferred purchase price of Property (other than trade payables arising in the ordinary course of business that are not represented by promissory notes or by other written evidence other than invoices); or (iv) in respect of obligations under conditional sales or other title retention agreements, and all guaranties of any or all of the foregoing.

                 "Initial Interest Rate Cap Agreement" means an interest rate cap agreement, in a form, and with a counterparty, acceptable to the Senior Lender, pursuant to which $16,500,000 of the total amount of the Term Loan is, during the first two Loan Years, protected against increases in the Prime Rate, to the extent the Prime Rate exceeds 12% per annum.

                 "Intellectual Property" means collectively, the Trademarks and all patents, copyrights, trade secrets, software, etc. of the Company and the goodwill related thereto.

                 "Internal Rate of Return" has the meaning set forth in the definition of "Special Premium".

                 "Inventory" means all present and future inventory in which the Company has any interest, including, but without limitation, all goods intended for sale, lease or other disposition by the Company, or to be furnished under a contract of service, and all of the Company's present and future raw materials, work in process, finished goods, goods consigned to the Company to the extent of its interest therein as consignee, materials and supplies of any kind, nature or description which are or might be used in connection with the packing, shipping, advertising, selling or finishing of any such goods, all documents of title or documents representing the same, and all records, files and writings with respect to any of the foregoing.

                 "Investment" means, with respect to any Person:

                 (i) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by the Company for or in connection with the acquisition by the Company of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and

                 (ii) the amount of any advance, loan or extension of credit to, or guaranty or other similar obligation with respect to any Indebtedness of such Person by the Company and (without duplication) any amount committed to be advanced, loaned, or extended to, or the payment of which is committed to be assured by a guaranty or similar obligation for the benefit of, such Person by the Company.

                 "J&L" means J&L Structural, Inc., a Pennsylvania corporation.

                 "J&L Holdings" means J&L Holdings Corp., a Delaware corporation, and its successors and permitted assigns.

                 "Joint Venture" means a corporation, limited partnership or other limited liability business entity, formed in the ordinary course of business by the Company or any Subsidiary with Persons other than Affiliates.

                 "Landlord's Consent" means collectively, a landlord's consent, agreement and estoppel certificate, in form and substance satisfactory to the Purchasers, to be delivered to the Agent from the landlord of each of the leases which is to be encumbered by the Agent pursuant to the Mortgage.

                 "L/C's" means letters of credit issued pursuant to Section 2.3 of the Loan and Security Agreement.

                 "Lease" means the Lease dated the Closing Date, executed by Fourteenth Street Corporation, as Lessor, and the Company, as Lessee.

                 "Licenses" means the meaning set forth in the Collateral Assignment of Trademarks.

                 "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease or Capitalized Lease having substantially the same effect as any of the foregoing and any assignment or other conveyance of any right to receive income).

                 "Loan Document(s)" means, collectively, the

                  (i)     Agreement;

                 (ii)     Notes;

                 (iii)    Mortgage;

                 (iv)     Warrants;

                  (v)     Landlord's Consent;

                 (vi)     Non-Disturbance Agreement;

                 (vii) Stock Pledge Agreement, including blank Stock Powers and Assignments Apart from Certificate, executed by J&L Holdings with respect to the shares of the Company pledged thereby;

                 (viii)   Collateral Assignment of Trademarks;

                 (ix)     Subordination and Intercreditor Agreement;

                 (x)      Management Subordination Agreement;

                 (xi)     Loan and Security Agreement;

                 (xii) Certificate executed by an Authorized Officer of the Company stating that the Company is "Solvent" (as defined in Section 4.24 hereof);

                 (xiii)   Pay-off Letter;

                 (xiv)    Uniform Commercial Code financing statements; and

                 (xv) such other instruments and documents as Purchasers may require to evidence and perfect the Security Interests and the Notes,

         and individually, any one of them.

                 As to each of the foregoing, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements or supplements thereto.

                 "Loan and Security Agreement" means the Loan and Security Agreement, dated March 31, 1995, effective the date hereof, between the Company and the Senior Lender.

                 "Loan Year" means a period from the Closing Date or any annual anniversary of the Closing Date through the day preceding the immediately succeeding annual anniversary of the Closing Date.

                 "Maintenance Capital Expenditures" has the meaning set forth in
         Section 8.14 hereof.

                 "Majority Noteholders" means the holders of Notes evidencing more than 50% of the principal amount of all Notes then outstanding.

                 "Make Whole Premium" means, in connection with any prepayment of a Note, the amount equal to the excess, if any, of:

                 (a) the sum (without duplication) of the Present Values (as hereinafter defined) of (1) the principal amount of the Note being prepaid (assuming the required prepayments pursuant to Section 6.1 hereof and the principal balance of such Note payable upon maturity are paid when due) and (2) the amount of interest that would have been payable on each repayment date pursuant to Section 6.1 hereof on the amount of such principal being prepaid (assuming (x) such required prepayments pursuant to Section 6.1 hereof, the principal of such Note payable upon maturity and interest payments, are paid when due and (y) the principal amount of the Note being prepaid is allocated proportionately to each required prepayment pursuant to Section 6.1 hereof and the amount payable upon maturity), over

                 (b)  the principal amount of the Note being prepaid.

                 For purposes of this definition, (i) "Present Value" shall be determined in accordance with generally accepted financial practice on a quarterly basis at a discount rate equal to the sum of the Treasury Yield plus 150 basis points; (ii) "Treasury Yield" for such purchase shall be determined by reference to the most recent Federal Reserve Statistical Release H.15(519) (or if such Statistical Release is no longer published, any publicly available source of similar market data as designated by the holders of a majority of the aggregate unpaid principal amount of all Notes outstanding) that became publicly available on the Saturday next preceding the date of the proposed redemption and shall be the arithmetic average of the two most recent average yields on actively traded marketable United States Treasury fixed interest rate securities having a maturity equal to the then-remaining Weighted Average Life to Maturity of the Notes as of the date of the proposed redemption; provided that if such Weighted Average Life to Maturity is not equal to the maturity of any actively traded United States Treasury fixed interest rate security as set forth in said Statistical Release (or said substitute source of market data), such yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of actively traded United States Treasury fixed interest rate securities set forth in said Statistical Release (or said substitute source of market data) having a maturity closest to such Weighted Average Life to Maturity, (iii) "Weighted Average Life to Maturity" of any Note means, as at the time of determination thereof, the number of years obtained by dividing the then Remaining Dollar Years of such Note by the then outstanding principal amount of such Note, and (iv) "Remaining Dollar-Years" of such Note means the amount obtained by (A) multiplying each of the principal amounts thereof (including any additions thereto) that would be outstanding on each succeeding mandatory prepayment date set forth in Section 6.1 by the number of years (calculated at the nearest one-twelfth) which will elapse between the date of determination and the scheduled date of prepayment and (B) totaling all the products obtained in the foregoing clause (A).

                 "Management Agreement" means that certain Management Advisory Services Agreement effective as of the Closing Date, 1995 among CPT, J&L Holdings and the Company, as in effect on the date hereof.

                 "Management Expenses" means sums actually expended by CPT as reasonable and necessary expenses incurred in connection with CPT's performance of duties for which management fees are paid or payable to CPT under the Management Agreement.

                 "Management Subordination Agreement" means that certain Management Subordination Agreement of even date herewith by and among the Purchasers, the Company, J&L Holdings and CPT, pursuant to which the payment by the Company to CPT of all amounts due CPT under or arising out of the Management Agreement (other than amounts due as payment or reimbursement for Management Expenses) shall be made subject and subordinate to the prior payment in full of the Company's Obligations in the manner provided therein.

                 "Mill-Related Assets" means "essential" mill-related assets, i.e., material components in the portion of the Business relating to the rolling of steel shapes.

                 "Mill-Related Indebtedness" means Capitalized Leases covering Mill-Related Assets and Indebtedness secured by Mill- Related PMSIs, in each case incurred only if, after giving effect thereto: (i) no Potential Default or Event of Default would exist under this Agreement, including, without limitation, the limit on Capital Expenditures set forth in Section 8.14 would not be breached, (ii) the aggregate outstanding principal amount of such Indebtedness would not at any time exceed $1,500,000, and (iii) such Indebtedness would be financed by Senior Lender.

                 "Mill-Related PMSI(s)" means purchase money security interests, conditional sale arrangements and other similar security interests on Mill-Related Assets; provided, however, that:

                 (i) Each Mill-Related PMSI shall attach only to the asset or property acquired in such transaction and shall not extend or cover any other assets or properties of the Company; and

                 (ii) The Indebtedness secured or covered by any Mill Related PMSI shall not exceed eighty percent (80%) of the purchase price or cost of the asset or property acquired.

                 "Mortgage" means that certain Mortgage pursuant to which the Company shall grant to the Agent a second priority lien on and Security Interest in the Real Estate and all improvements thereon and in the Demised Premises and all Improvements thereon. In connection with the Company's execution and delivery of the Mortgage, the Company shall provide the Purchasers with a Landlord's Consent executed by the landlord with respect to the Demised Premises.

                 "Multiemployer Plan" shall mean any multiemployer plan (within the meaning of section 3(37) of ERISA) to which either the Company, any Subsidiary, or any ERISA Affiliate has an obligation to contribute.

                 "Negotiable Collateral" means all of the Company's present and future letters of credit, notes, drafts, instruments, documents, personal property leases (wherein the Company is the lessor), chattel paper, and the Company's Books relating to any of the foregoing.

                 "NOL" means net operating loss carry forwards under the Code of CPT and available to offset taxable income earned by the Company.

                 "Non-Disturbance Agreement" means, collectively, a Non-Disturbance, Subordination and Attornment Agreement to be entered into between the Agent and each holder of a monetary encumbrance affecting any portion of the Demised Premises.

                 "Non-Mill Related Assets" means "non-essential" non-mill related assets such as office furniture, computer equipment, computer software, telephone systems and copier machines, mobile and conveyance equipment and non-mill real estate and improvements thereon.

                 "Non-Mill Related Indebtedness" means Capitalized Leases relating to Non-Mill Related Assets and Indebtedness secured by Non-Mill Related PMSIs, in each case incurred only if, after giving effect thereto: (i) no Potential Default or Event of Default would exist under this Agreement, including, without limitation, the limit on Capital Expenditures set forth in Section 8.14 would not be breached, and (ii) the aggregate outstanding principal amount of such Indebtedness would not at any time exceed $1,500,000.

                 "Non-Mill Related PMSI(s)" means purchase money security interests, conditional sale arrangements and other similar security interests on Non-Mill Related Assets; provided, however, that:

                 (i) Each Non-Mill Related PMSI shall attach only to the asset or property acquired in such transaction and shall not extend or cover any other assets or properties of the Company; and

                 (ii) The Indebtedness secured or covered by any Non-Mill Related PMSI shall not exceed eighty percent (80%) of the purchase price or cost of the asset or property acquired.

                 "Note" or "Notes" has the meaning set forth in Section l(b) hereof.

                 "Operating Agreement" means any site lease, license, equipment lease, collective bargaining agreement, servicing agreement, service mark, trademark, permit, Governmental Body approval or other agreement of material importance relating to the operation of the Business.

                 "Outstanding" or "outstanding" means, when used with reference to the Notes or Warrants as of a particular time, all Notes or Warrants, as the case may be, theretofore duly issued except (i) Notes or Warrants theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Notes or Warrants have been issued by the Company, (ii) Notes theretofore paid in full, (iii) Warrants theretofore fully exercised and (iv) Notes theretofore cancelled by the Company, whether upon exercise of a Warrant in whole or in part or otherwise; except that for the purpose of determining whether holders of the requisite principal amount of Notes or Warrants have made or concurred in any declaration, waiver, consent, approval, notice, annulment of acceleration or other communication under this Agreement or under any Notes or Warrants, Notes or Warrants registered in the name of, as well as Notes or Warrants owned beneficially by, the Company, any Subsidiary or any of their Affiliates (other than one of the Purchasers) shall not be deemed to be outstanding.

                 "Pay-off Letter" means a pay-off letter from the holder of Existing Indebtedness, in form and substance satisfactory to the Purchasers.

                 "PBGC" means the Pension Benefit Guaranty Corporation.

                 "Permitted Liens" means any of the following Liens:

                 (i)      the Security Interests;

                 (ii)     the Permitted Senior Indebtedness Liens;

                 (iii) Liens for taxes or assessments, judgments that are bonded or stayed pending appeal and similar charges, which either are (A) not delinquent or (B) being contested diligently and in good faith by appropriate proceedings, and as to which the Company has set aside reserves on its books which are reasonably satisfactory to the Purchasers;

                 (iv) statutory and common law Liens, such as mechanic's, materialman's, warehouseman's, carrier's or other like Liens, incurred in good faith in the ordinary course of business, provided that the underlying obligations relating to such Liens are paid in the ordinary course of business or the repayment of such obligations is otherwise secured in a manner satisfactory to the Purchasers;

                 (v) zoning ordinances and, to the extent acceptable to the Purchasers, easements, licenses, reservations, provisions, covenants, conditions and other title exceptions;

                 (vi) Liens to secure payment of insurance premiums (A) to be paid in accordance with applicable laws in the ordinary course of business relating to payment of workers' compensation, or (B) that are required for the participation in any fund in connection with workers' compensation, unemployment insurance, old age pensions or other social security programs; and

                 (vii)    Subordinated Indebtedness Liens.

                 "Permitted Prior Liens" means

                 (i) the Permitted Liens described in clauses (ii) of the definition of Permitted Liens;

                 (ii)     the Permitted Liens described in clauses (iii) and
                          (iv) of such definition that are accorded priority to the Security Interests by law; and

                 (iii) the Permitted Liens described in clauses (v) and (vi) of such definition, subject to the limitations set forth therein.

                 "Permitted Senior Indebtedness" shall mean (i) Senior Indebtedness, (ii) Non-Mill Related Indebtedness, (iii) Mill Related Indebtedness, and (iv) the interests of the lessor under any Capitalized Leases permitted to exist hereunder.

                 "Permitted Senior Indebtedness Liens" shall mean the (i) Senior Security Interests, (ii) Non-Mill Related PMSIs, (iii) Mill Related PMSIs, and (iv) the interests of the lessor under any Capitalized Leases permitted to exist hereunder.

                 "Permitted Subordinated Indebtedness" shall mean (i) management fees payable to CPT pursuant to the Management Agreement and (ii) State Debt.

                 "Person" or "person" means an individual, corporation, partnership, firm, association, trust, unincorporated organization, government, governmental body or political subdivision thereof.

                 "Plan" shall mean any employee benefit plan (within the meaning of section 3(3) of ERISA) maintained or contributed to by the Company, any Subsidiary, or any ERISA Affiliate, other than a Multiemployer Plan.

                 "Potential Default" means a condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

                 "Prime Rate" means that rate of interest announced publicly by Citibank, N.A., New York, New York, as its base borrowing rate, as it exists from time to time, notwithstanding the fact that some persons may borrow money at less than the Prime Rate.

                 "Property" means all types of real, personal or mixed property and all types of tangible or intangible property.

                 "Purchaser(s)" has the meaning set forth in the recitals.

                 "Put Note" has the meaning set forth in Section 6(c) of the Repurchase Agreement.

                 "Qualified Depository" means a member bank of the Federal Reserve System having a combined capital and surplus of at least $100,000,000.

                 "Real Estate" means all real estate and improvements located thereon owned by the Company, all of which shall constitute a portion of the Collateral and which shall be encumbered by the Mortgage, specifically being those certain parcels located in Aliquippa, PA and Beaver Falls, PA, as legally described on Exhibit G hereto and by this reference made a part hereof.

                 "Real Property" means collectively, the Demised Premises and the Real Estate.

                 "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the Environment.

                 "Reportable Event" shall mean, with respect to any Single Employer Plan, an event described in section 4043(b) of ERISA, other than an event as to which the notice requirement is waived under applicable PBGC regulations.

                 "Repurchase Agreement" means the Repurchase Agreement, dated as of the Closing Date among the Company, CPT and the Purchases.

                 "Restricted Payment" means (i) every direct or indirect dividend or other distribution paid, made or declared by the Company or any Subsidiary on or in respect of any class of its capital stock or in respect of any partnership or Joint Venture, in all cases whether now or hereafter outstanding, interests and any payment under or with respect to anti- dilution provisions of any capital stock of the Company or any

         Subsidiary (provided, however, that none of the Company nor any Subsidiary shall be considered to have made a Restricted Payment to the extent that such entity have been deemed, solely for federal income tax purposes, to have made a distribution with respect to its stock by reason of the application of the second sentence of Treasury Regulation
         Section 1.1552-1(b)(2)), (ii) every payment in connection with the redemption, purchase, retirement or other acquisition, direct or indirect, by or on behalf of the Company or any Subsidiary of any shares of the Company's or a Subsidiary's capital stock, whether or not owned by the Company or any Subsidiary or any partnership or Joint Venture interests of the Company or any Subsidiary, or any warrants, rights or options to acquire such stock or partnership interests, (iii) every payment to or on behalf of any Affiliate of the Company or of any Subsidiary on account of or with respect to any lease arrangements (except for the Lease) and (iv) every payment by or on behalf of the Company or any Subsidiary (whether as repayment or prepayment of principal or as interest or otherwise) on or with respect to (A) any obligation to repay money borrowed (other than the Notes) owing to any Affiliate of the Company or of any Subsidiary or to any other holder of shares of the Company's Common Stock (other than such a holder which holds only Shares) or (B) any obligation, to any Person, of any Affiliate of the Company or of any Subsidiary or of any other holder of shares of the Company's Common Stock, which obligation is assumed or guaranteed by the Company or a Subsidiary; provided, however, (a) that the restrictions of the foregoing clauses (i) and (ii) shall not apply to any dividend, distribution, or other payment to the extent payable in shares of the Common Stock of the Company or in options, warrants or other rights to purchase such Common Stock, (b) that none of the foregoing clauses shall apply to any payments from a Subsidiary to the Company, (c) that none of the foregoing clauses shall apply to any purchases by the Company from a Wholly-Owned Subsidiary of additional capital stock of such Subsidiary, (d) that none of the foregoing clauses shall apply to any payments, distributions or other transfers or actions on or with respect to the Notes or Warrants or pursuant to the Repurchase Agreement, (e) that none of the foregoing clauses shall apply to any cash dividends paid by the Company to J&L Holdings in an amount sufficient to enable CPT, as the consolidated taxpayer for itself, J&L Holdings and the Company, if applicable, to pay taxes when due, provided that such dividends are so used within 30 days of the receipt thereof and shall not exceed the separate tax liability of the Company if it were the taxpayer and (f) a dividend by the Company to J&L Holdings of the Caster Property. For purposes of this definition,

         "capital stock" shall also include warrants (other than the Warrants) and other rights and options to acquire shares of capital stock.

                 "Revolving Loan" means the revolving loan provided to the Company by the Senior Lender as provided in Section 2.2 of the Loan and Security Agreement.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules, regulations and interpretations thereunder.

                 "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules, regulations and interpretations thereunder.

                 "Security Interests" means the Liens granted to the Purchasers pursuant to the Loan Documents.

                 "Sellers" means J&L and TCI.

                 "Senior Indebtedness" means (i) (A) until the Determination Date (as defined in the Repurchase Agreement), Senior Debt as defined in the Subordination and Intercreditor Agreement, and (B) thereafter all amounts (including without limitation, principal, interest, fees, premiums, penalties, charges of every kind and nature, but excluding any fees, premiums, penalties or charges which are the equivalent of, or in lieu of, an equity interest in or equity-related kicker with respect to the Company) owing from time to time by the Company under and pursuant to the Loan and Security Agreement (and the related Loan Documents as defined therein), as in effect on the date hereof or amended as permitted by the Subordination and Intercreditor Agreement so that the obligations thereunder constitute "Senior Debt" and (ii) on or after March 31, 1996, other Indebtedness provided that on the date when it is incurred the covenants set forth in Sections 8.22 and 8.23 hereof would have been satisfied for each of the three calendar month quarterly periods during the twelve calendar months next preceding such date assuming such Indebtedness had been outstanding throughout such twelve-month period, and provided that for this purpose the required ratio in Section 8.22 is 1.60:1.00 and in
         Section 8.23 is 1.25:1.00.

                 "Senior Lender" means FINOVA Capital Corporation, a Delaware corporation, and its successors and assigns.

                 "Senior Security Interests" means (i) Liens granted to the Senior Lenders pursuant to the Loan and Security Agreement and certain "Loan Documents" (as defined in the Loan and Security Agreement), as in effect on the date hereof or amended as permitted by the Subordination and Intercreditor Agreement so that the obligations thereunder constitute "Senior Debt" and (ii) Liens granted in connection with any other Senior Indebtedness.

                 "Share" or "Shares" means shares of the Company's Common Stock, or other securities, which can be obtained or have been obtained by an exercise in whole or in part of any Warrant or are obtained upon an exchange of Shares pursuant to the terms of a Warrant.

                 "Shareholder(s)" means, collectively, Howell A. Breedlove, James E. Howe and Carl A. Snyder, and individually, any one of them.

                 "Single Employer Plan" shall mean any Plan that is subject to Title IV of ERISA.

                 "Site" means any of the real properties (including all soil, subsoil, surface waters, groundwater and improvements thereat) currently or previously owned, leased, operated or otherwise used by the Company, TCI, Brighton, J&L, or any Subsidiary, or any entity previously owned by the Company, TCI, Brighton, J&L, or any Subsidiary.

                 "Solvent" has the meaning set forth in Section 4.24 hereto.

                 "Special Premium" means, with respect to a prepayment of the Notes, an amount necessary to achieve an Internal

         Rate of Return of 20% for the holders of the Notes on the prepaid amount, on the assumption that such holders had held the Notes so prepaid continuously since the Closing Date. For purposes of this definition, "Internal Rate of Return" shall mean, as of the date of any determination thereof with respect to any holder of Notes, that annual interest rate which (determined on a quarterly compounding basis) equates the original principal amount of the Notes purchased by said holder of Notes to the discounted value of the sum of the following:
         (i) the aggregate amount of interest payments in respect of the Notes received or to be received by such holder through the contemplated prepayment date, (ii) the principal payments (including the principal amount of the Notes to be prepaid) in respect of the Notes received or to be received by such holder through the contemplated prepayment date,
         (iii) all cash amounts distributed by the Company to the holders of the Warrants (or Shares issued upon the exercise of such Warrants) in respect of rights derived from such holders' ownership of such Warrants and Shares, and (iv) all cash amounts actually received by such holder from the disposition of the Warrants (or Shares issued upon the exercise of such Warrants) and/or of the Notes previously held by such holder; provided, however, in computing the Internal Rate of Return on the Note amount prepaid, the amount of proceeds from the sale of the Warrants and related Shares to be included shall be equal to the total proceeds received from the sale of said Warrants and related Shares multiplied by a fraction equal to such amount of Notes prepaid divided by the original principal amount of the Notes.

                 "State Debt" means Indebtedness of the Company to Pennsylvania municipalities or state agencies incurred subsequent to the Closing only if: (i) after giving effect thereto, no Potential Default or Event of Default would exist under this Agreement, (ii) after giving effect thereto, the aggregate principal amount of such Indebtedness would not exceed $2,500,000, (iii) such Indebtedness, and the Liens securing such Indebtedness, would be subject and subordinate to the Company's Obligations and the Security Interests pursuant to one or more subordination and intercreditor agreements executed in favor of the Purchasers and in form and substance satisfactory to the Purchasers (each, a "State Subordination Agreement") and (iv) the proceeds of such Indebtedness would be used to reimburse the Company for funds expended in connection with the purchase and installation of a reheat furnace and related projects.

                 "State Subordination Agreement" shall have the meaning set forth in the definition of State Debt.

                 "Stock Pledge Agreement" means that certain Stock Pledge Agreement of even date herewith by and between the Agent and J&L Holdings whereby J&L Holdings pledges all of the issued and outstanding stock of the Company to the Agent.

                 "Subordinated Indebtedness Liens" means Liens securing the State Debt subject to the terms of the State Subordination Agreement.

                 "Subordination and Intercreditor Agreement" means that certain Subordination and Intercreditor Agreement of even date herewith by and among the Senior Lender, the Company, the Agent and the Purchasers, as amended or modified pursuant to the terms thereof.

                 "Subsidiary" means any corporation in which at least a majority of the shares (other than any directors' qualifying shares required by law) of each class of the capital stock (other than preferred stock), at the time as of which any determination is being made, is owned, beneficially and of record, directly or indirectly, by the Company or one or more of its Subsidiaries, or both.

                 "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of Closing, between the Company and CPT, as amended or modified as permitted hereby.

                 "TCI" means Trailer Components, Inc., a Delaware corporation.

                 "Term Loan" means the term loan made by the Senior Lender to the Company pursuant to the terms and subject to the conditions of the Loan and Security Agreement, as evidenced by the Term Note.

                 "Term Note" means that certain promissory note, dated the Closing Date, in an original aggregate principal amount of $25,000,000, delivered by the Company in favor of the Senior Lender, which shall evidence the Term Loan.

                 "Termination Event" shall mean (a) a Reportable Event, (b) the withdrawal by the Company or any ERISA Affiliate from a Single Employer Plan during a plan year in which it was a substantial employer (within the meaning of section 4001(a)(2) or 4062(e) of ERISA, (c) the termination of a Single Employer Plan, or the filing of a notice of intent to terminate a Single Employer Plan under section 4041(c) of ERISA, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, a Single Employer Plan by the PBGC, (e) any other event or condition which could constitute grounds under section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan, or
         (f) the imposition of a Lien pursuant to section 412 of the Code or section 302 of ERISA as to the Company or any ERISA Affiliate.

                 "Title Policies" has the meaning set forth in Section 10.21 hereto.

                 "Trademarks" shall have the meaning set forth in the Collateral Assignment of Trademarks.

                 "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended, or as in effect in any jurisdiction in which Collateral is located.

                 "Voting Stock" means capital stock or a partnership or membership of any class or classes of a corporation, partnership or other limited liability entity, respectively, the holders of which are ordinarily entitled to elect the directors, or persons performing similar functions, of such corporation, partnership or entity.

                 "Warrant" or "Warrants" has the meaning set forth in Section 1(c) hereof.

                 "Wholly-Owned Subsidiary" means any Subsidiary, all of the equity securities of which (other than directors' qualifying shares) are owned by the Company or one or more other Wholly-Owned Subsidiary of the Company.

                 "Withdrawal Liability" means any liability arising out of the Notice and Demand for Payment of Withdrawal Liability, dated January 23, 1995, received from the Industrial and Allied Employees Union Local No. 73 Pension Plan.

                 (a) For all purposes of the Loan Documents, except as otherwise expressly provided or unless the context otherwise requires:

                          (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the particular Loan Document as a whole and not to any particular Section or other subdivision thereof;

                          (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                          (iii) all computations provided for herein, if any, shall be made in accordance with GAAP, unless another method of computation is herein specified;

                          (iv) any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender, as appropriate; and

                          (v) the exhibits and schedules to this Agreement shall be deemed a part of this Agreement and any Exhibit,

         Annex or Schedule to any other Loan Document shall be deemed a part of such other Loan Document, as the case may be.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company represents and warrants as follows as of the date hereof and as of the Closing Date as if the Acquisition and the other transactions contemplated hereby have been consummated:

                 4.1.  Corporate Existence, Power and Authority.

                 (a) Each of the Company and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and (ii) is duly qualified and authorized to do business and is in good standing in each jurisdiction in which it owns or leases any material property or in which the conduct of its business requires it to so qualify or be authorized, except for such jurisdictions where the failure to so qualify or be authorized would not have a material adverse effect on the Company's assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects on a consolidated basis.

                 (b) No proceeding looking toward the dissolution or merger of the Company or any Subsidiary or the amendment of its respective Certificate of Incorporation has been commenced. Neither the Company nor any Subsidiary is in violation in any respect of its Certificate of Incorporation or By-Laws.

                 (c) Subject to post-Closing completion of the matters set forth on Schedule 4.1, each of the Company and each Subsidiary has all requisite power, authority and legal right to own or to hold under lease and to operate the properties it owns or holds and to conduct its business as now being conducted.

                 (d) The Company has all power, authority and legal right to execute, deliver, enter into, consummate and perform all Loan Documents to which it is a party. The execution, delivery and performance of all Loan Documents to which it is a party by the Company (including, without limitation, the issuance by the Company of the Notes, the Warrants and the Shares as contemplated herein and therein) have been duly authorized by all required corporate and other actions. The Company has duly executed and delivered all Loan Documents to which it is a party, and all Loan Documents to which it is a party (other than the Notes, the Warrants and the Shares) constitute, and the Notes, the Warrants and the Shares, when issued will constitute, the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally and subject to the availability of equitable remedies and the application of equitable principles.

                 4.2. Stock Ownership. The authorized capital stock of the Company consists of 1,500 shares of Common Stock, without par value. On the Closing Date 847 shares of the Company's Common Stock will be outstanding and such outstanding shares will be duly authorized, validly issued and outstanding and fully paid and nonassessable. Except for the warrants, there are no outstanding options, warrants, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its capital stock or other securities.

                 4.3.  Subsidiaries; Joint Ventures.

                 (a) The Company has no Subsidiaries or Investments in any other Person on the Closing Date.

                 (b)  The Company is not involved in any Joint Venture.

                 4.4. Business. The Company and its Subsidiaries are primarily engaged in the Business.

                 4.5.  No Defaults or Conflicts.

                 (a) No Event of Default or Potential Default has occurred and is continuing.

                 (b) Neither the Company nor any of the Subsidiaries is in violation or default under any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound which could have a material adverse effect on the financial condition, operations, business, prospects, profits or Property of the Company or the validity or enforceability of any of the Loan Documents or any of the transactions contemplated thereby or the priority of the Security Interests.

                 (c) The execution, delivery and performance by the Company of the Loan Documents to which it is a party and any of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Notes, the Warrants and the Shares as contemplated herein or therein) does not and will not (i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of (A) the respective Certificates of Incorporation or By-Laws of the Company or any of its Subsidiaries or (B) any law, rule, regulation, order, judgment, writ, injunction, decree, agreement, indenture or other instrument applicable to the Company or any of its Subsidiaries or any of their respective properties (or to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties may be bound), (ii) other than pursuant to the Loan Documents, result in the creation of any Lien upon any of the Company's or any Subsidiary's Properties, (iii) except for compliance with federal and state securities laws in connection with the offering of the Notes, require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a governmental authority and including, without limitation any shareholder approval) or (iv) cause anti-dilution clauses of any outstanding securities to become operative or give rise to any preemptive rights. No such provision referred to in the preceding clause (i) materially adversely affects or will materially adversely affect the assets, properties, liabilities, business, affairs, prospects, results of operations, condition (financial or otherwise) of the Company on a consolidated basis or the ability of the Company to perform the Loan Documents to which it is a party or any of the transactions contemplated hereby or thereby.

                 4.6.  Disclosure Materials; Other Information.

                 (a) The Company has previously furnished to the Purchasers the following material (the "Disclosure Material"): (i) with respect to each of J&L and TCI, (A) its audited Balance Sheets as at September 30, 1992, 1993, and 1994, December 31, 1993 and June 30, 1994, together with its related audited Income Statements and Statements of Changes in Financial Position/Cash Flow for the fiscal years then ended, and (B) its unaudited Balance Sheets as at December 31, 1994, January 31, 1995 and February 28, 1995, together with its related unaudited Income Statements and Statements of Cash Flow for the months then ended; (ii) with respect to Brighton: (A) its audited Balance Sheets as at June 30, 1992, 1993, and 1994, together with its related audited Income Statements and Statements of Changes in Financial Position/Cash Flow for the fiscal years then ended, and (B) its unaudited Balance Sheets as at December 31, 1994, January 31, 1995 and February 28, 1995, together with its related unaudited Income Statements and Statements of Cash Flow for the months then ended; (iii) projections of revenues and expenses for the Company on a yearly basis through the term of the Notes; (iv) a pro forma balance sheet of the Company after giving effect to the Closing, the consummation of the Acquisition and the Contribution, the issuance of the Notes and payment of all costs and expenses associated therewith and (v) the Offering Memorandum of the Company prepared by BT Securities Corporation, dated December 1994. The audited and unaudited financial statements referred to in the preceding clauses (i) and (ii) fairly present the financial condition of J&L, TCI, Brighton or the Company, as the case may be, as of the respective dates thereof and the results of the operations of J&L, TCI, Brighton or the Company, as the case may be, for such periods and have been prepared in accordance with GAAP (except that any such unaudited statements may omit notes and may be subject to year-end adjustments).

                 (b) There has been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of J&L or TCI since September 30, 1994, and Brighton since December 31, 1994, taken as a whole.

                 (c) Except for the Withdrawal Liability, the Company is not aware of any material liabilities, contingent or otherwise, of the Company and the Subsidiaries that have not been disclosed in the financial statements referred to in Section 4.6(a) above or otherwise disclosed in the Disclosure Material.

                 (d) The financial projections included in the Disclosure Material were based on reasonable assumptions when made and have been prepared in good faith.

                 (e) Except as set forth on Schedule 4.6, nothing has come to the attention of the Company that would cause it to believe that any of the Disclosure Material contained or contains a false or misleading statement of a material fact or omits to state any material fact necessary in order to make the statements made in such material, in light of the circumstances under which they were made, not misleading; provided, however, that no forecast shall be deemed to be misleading unless any such forecast was not based on reasonable assumptions when made or was not prepared in good faith.

                 (f) Except as set forth on Schedule 4.6, there is no fact known to the Company, other than facts of a general economic nature not relating specifically to the Company or its business, which the Company has not disclosed to the Purchasers in the Disclosure Material which materially and adversely affects, or in the future would be likely to materially and adversely affect, the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

                 4.7. Litigation. There is no action, suit, proceeding, investigation or claim pending or, to the knowledge of the Company, the Subsidiaries, J&L, TCI or Brighton, threatened in law, equity or otherwise before any court, administrative agency or arbitrator which either (i) questions the validity of the Loan Documents or any action taken or to be taken pursuant hereto or thereto, or (ii) could adversely affect the right, title or interest of any Purchaser to the Notes, the Warrants or the Shares or (iii) could result in a material adverse change in the assets, properties, liabilities, business, affairs, prospects, results of operations, condition (financial or otherwise) of the Company on a consolidated basis.

                 4.8. Taxes. Each of the Company, J&L Holdings, J&L, Brighton, TCI and each Subsidiary has filed all federal, state, local and other tax returns and reports, and any other material returns and reports with any governmental authorities required to be filed by it. Each of J&L Holdings, the Company, J&L, Brighton, TCI, each Subsidiary and each other corporation included in a consolidated or combined return with any of such companies, has paid or caused to be paid all taxes (including interest and penalties) that are due and payable, except those which are being diligently contested by it in good faith by appropriate proceedings and in respect of which adequate reserves are being maintained on its books. None of J&L Holdings, the Company nor any Subsidiary has any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained.

                 4.9.  ERISA.

                 (a) Each Plan has been maintained and operated in all material respects in accordance with all applicable laws, including ERISA and the Code, and each Plan intended to qualify under section 401(a) of the Code so qualifies. No Reportable Event has occurred in the last five years, and the present value of all benefits under all Single Employer Plans (based on those assumptions used to fund such Single Employer Plans) did not, in the aggregate, as of the last annual valuation date applicable thereto, exceed the actuarial value of the assets of such Single Employer Plans allocable to such benefits. Except for the Withdrawal Liability, no material liability has been, and no circumstances exist pursuant to which any material liability could be, imposed upon the Company or any ERISA Affiliate (i) under sections 4971 through 4980B of the Code, sections 502(i) or 502(l) of ERISA, or under Title IV of ERISA with respect to any Single Employer Plan or Multiemployer Plan, or with respect to any plan heretofore maintained by the Company or any ERISA Affiliate, or any entity that heretofore was an ERISA Affiliate, (ii) for the failure to fulfill any obligation to contribute to any Multiemployer Plan, or (iii) with respect to any Plan that provides post-retirement welfare coverage (other than as required pursuant to Section 4980B of the Code). Neither the Company nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated.

                 (b) The execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the offer, issue and sale by the Company, and the purchase by the Purchasers, of the Notes, the Warrants and the Shares) will not involve any "prohibited transaction" within the meaning of ERISA or the Code.

                 4.10.  Legal Compliance.

                 (a) The Company and each Subsidiary are in compliance with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that failure to comply would not materially adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

                 (b) There are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against the Company or any Subsidiary.

                 4.11.  Permits, Licenses and Approvals.  Except as set forth on
Schedule 4.11, each of the Company and each Subsidiary possesses such franchises, licenses, permits, consents, approvals and other authority (governmental or otherwise) from any Person as are necessary for the conduct of its business as now being conducted and as proposed to be conducted and none is in default in any material respects under any of such franchises, licenses, permits, consents, approvals or other authority.

                 4.12. Patents, Trademarks and Other Rights. Each of the Company and each Subsidiary possesses all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights (each of which is listed on Schedule 4.12 hereto) as are necessary to conduct its business as now being conducted and as proposed to be conducted. The rights of each of the Company and each Subsidiary in respect of such patents, patent rights, trademarks, trademark rights, trade names, tradename rights or copyrights do not conflict with or infringe any rights of others which might materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis, and no such claim of conflict or infringement has been asserted by any Person.

                 4.13. Status Under Certain Statutes. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company", or an "affiliate" or a "subsidiary company" of a "holding company", or an "affiliate" of such a "subsidiary company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility" as defined in the Federal Power Act, as amended, (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person", as such terms are defined in the Investment Company Act of 1940, as amended or (iv) a "common carrier" as defined in the Interstate Commerce Act.

                 4.14.  Labor and Employment Matters.

                 (a) Except as set forth in Schedule 4.14 hereof, (i) no employees of the Company are represented by a labor union or organization, no labor union or organization has been certified or recognized as a representative of any such employees, and the Company is not a party to or has any obligation under any collective bargaining agreement or other labor union contract, white paper or side agreement with any labor union or organization, or has any obligation to recognize or deal with any labor union or organization, and there are no such contracts, white papers or side agreements pertaining to or which determine the terms or conditions of employment of any employee of the

Company; (ii) there are no pending or threatened representation campaigns, elections or proceedings or questions concerning union representation involving any employees of the Company; (iii) the Company has no knowledge of any activities or efforts of any labor union or organization (or representatives thereof) to organize any employees of the Company, nor of any demands for recognition or collective bargaining, nor of any strikes, slowdowns, work stoppages or lock-outs of any kind, or threats thereof, by or with respect to any employees of the Company or any actual or claimed representatives thereof, and no such activities, efforts, demands, strikes, slowdowns, work stoppages or lock-outs occurred during the 24-month period preceding the date hereof; (iv) the Company has not engaged in, admitted committing or been held in any administrative or judicial proceeding to have committed any unfair labor practice under the National Labor Relations Act, as amended; (v) the Company is not involved in any industrial or trade dispute or any dispute or negotiations regarding a claim of material importance with any labor union or organization; and (vi) there are no controversies, claims, demands or grievances of material importance pending or, so far as the Company is aware, threatened, between the Company and any of its employees or any actual or claimed representative thereof.

                 (b) Schedule 4.14 hereof sets forth all contracts and agreements, including, without limitation, employment agreements, consulting agreements, independent contractor agreements, retainers and severance agreements under which the Company has any obligation to provide wages, salary, commissions, or other compensation or remuneration (other than obligations to make current wage or salary payments terminable at will without notice) to or on behalf of any employee, former employee, consultant or contractor (or any designee, assignee or beneficiary thereof). The original or a complete and correct copy of each written (and a complete and correct written description of each such oral) contract or agreement, has been delivered to the Purchasers.

                 (c) Schedule 4.14 sets forth a correct and complete list of all of the directors and executive officers of the Company. Except as set forth in Schedule 4.14, the Company has no obligation in excess of $78,500 under any employment, consulting, severance, retirement, change-in-control or similar agreement, written or oral, with any officer, director, employee or agent of the Company.

                 (d) The Company has at all times complied in all material respects and are in material compliance with all applicable federal, state, and local laws, rules and regulations respecting employment, wages, hours, compensation, benefits, occupational health and safety, and payment and withholding of taxes in connection with employment. The Company has withheld all amounts required by law or agreement to be withheld from wages, salaries, commissions, etc., and the Company is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Except as set forth on Schedule 4.14, there are no claims, complaints or legal or administrative proceedings pending or, so far as the Company is aware, threatened, against the Company before any federal, state or municipal court or governmental agency, or any federal, state or municipal taxing authority involving or relating to any past or present employee(s) or applicant(s) for employment of the Company or relating to any acts, omissions or practices of the Company relating to employment, compensation or benefits. The Company is not a party to or bound by any court or administrative order, judgment, decree or ruling of any kind respecting the employment, compensation or benefits of any employees or prospective employees of the Company.

                 4.15.  Properties.

                 (a) Each of the Company and each Subsidiary has good and marketable title to its real property, all of which is disclosed on Schedule
4.15 hereto which lists each lease of real property with respect to which the Company or any Subsidiary is a party, or is a guarantor of payment, or is otherwise bound, and except as disclosed on Schedule 4.15 hereto good and marketable title to each of its other properties (including without limitations all of the Collateral). Certain real and personal property used by the Company or the Subsidiaries in the conduct of their respective businesses is held under lease, as identified on Schedule 4.15 hereto.

                 (b) Each of the Company and each Subsidiary has the right to and does enjoy peaceful and undisturbed possession under all leases pursuant to which it leases property. Neither the Company nor any Subsidiary is aware of any pending or threatened claim or action by any lessor of any such property to terminate any such lease referred to on Schedule 4.15 hereto. None of the properties owned or leased by the Company or any Subsidiary is subject to any Liens which could materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

                 4.16.  Suppliers and Customers.

                 (a) Each of the Company and each Subsidiary has adequate sources of supply for any goods purchased by it and any services of independent contractors hired by it in its business as currently conducted and as proposed to be conducted. Each has good relationships with all of its material sources of supply of goods and services and does not anticipate any material problem with any such material sources of supply.

                 (b) Each of the Company and each Subsidiary has good relationships with its franchisees and distributors, if any, and does not anticipate any material problems with any of them.

                 (c) Neither the Company nor any Subsidiary has any knowledge that its customer base might materially decrease.

                 4.17. Offering of Notes. Neither the Company nor any agent nor other Person acting on its, or on TCI's, Brighton's or J&L's, behalf, directly or indirectly, (i) offered any of the Notes, Warrants or any similar security of the Company (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers and not more than 73 other institutional investors each of which the Company reasonably believed was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) has done, or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Notes, Warrants or Shares within the provisions of Section 5 of the Securities Act.

                 4.18.  Environmental Matters.  Except as set forth in Schedule
4.18 or in any document listed therein:

                 (a) the Company and each Subsidiary holds all necessary Environmental Permits for the ownership and operation of the Business;

                 (b) the Company and each Subsidiary is in compliance with all terms, conditions and provisions of all (i) Environmental Permits, and (ii) applicable Environmental Laws, except to the extent that the failure to so comply could not materially adversely affect the assets, properties, liabilities, business affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis and to the best of the Company's knowledge no facts or circumstances exist that would prevent or interfere with such compliance with Environmental Permits or Environmental Laws in the future;

                 (c) there are no pending or, to the best of the Company's knowledge, threatened Environmental Claims against the Company, TCI, Brighton, J&L or any Subsidiary and neither the Company nor any Subsidiary is aware of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against the Company, TCI, Brighton, J&L or any Subsidiary;

                 (d) no Hazardous Materials are present at any Site and no Releases of Hazardous Materials have occurred at, from, in, on, under or adjacent to any Site that could materially and adversely affect the assets, properties, liabilities, business affairs or results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis;

                 (e) neither the Company, TCI, Brighton, J&L, or any Subsidiary, or any entity previously owned by the Company, TCI,

Brighton, J&L, or any Subsidiary has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-Site location which is an Environmental Clean-up Site; that could materially and adversely affect the assets, properties, liabilities, business, affairs or results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis;

                 (f) no Site is a current or, to the best of the Company's knowledge, proposed Environmental Clean-up Site;

                 (g) there are no Liens (other than Permitted Liens) arising under or pursuant to Environmental Laws on any Site and there are, to the best of the Company's knowledge, no facts, circumstances, or conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use, or transferability of any Site;

                 (h) there are no (a) underground storage tanks, active or abandoned, (b) polychlorinated biphenyl containing equipment, (c) asbestos containing material, or (c) ionizing and non-ionizing radiation equipment or source materials at any Site; that could materially and adversely affect the assets, properties, liabilities, business, affairs or results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis;

                 (i) there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of, the Company, TCI, Brighton, J&L, or any Subsidiary with respect to any Site which have not been delivered to Purchaser prior to the Closing;

                 (j) to the Company's knowledge, costs of compliance with applicable Environmental Laws and Environmental Permits are not expected to increase in the foreseeable future in a manner that could materially and adversely affect the assets, properties, liabilities, business, affairs or results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

                 4.19. No Foreign Assets Control Regulation Violation. The transactions contemplated by this Agreement will not result in a violation of any of the foreign assets control regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended (including, without limitation, the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulation, the Iranian Assets Control Regulations, the Nicaraguan Trade Regulations, the Libyan Sanctions Regulations, the Soviet Regulations, the Kuwaiti Assets Control Regulations and the Iraqi Sanctions Regulations contained in said Chapter V), or any ruling issued thereunder or any enabling legislation or other Presidential Executive Order granting authority therefor, and the proceeds of the Notes will not be used by the Company in a manner which would violate any such regulations.

                 4.20. Outstanding Securities. All securities (as defined in the Securities Act) of each of the Company and the Subsidiaries have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities. The Company is not required to file on the date hereof or it has not filed prior to the date hereof, pursuant to
Section 12 of the Securities Exchange Act, a registration statement relating to any class of debt or equity securities. The Company has not registered on or prior to the date hereof or agreed to register any securities under the Securities Act.

                 4.21. Disaster. Neither the business nor the properties (including without limitation the Collateral) of the Company or its Subsidiaries or TCI, J&L or Brighton is currently affected (or has been affected at any time since January 1, 1994) by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), (i) of any kind with respect to the Collateral or

(ii) with respect to the business and the other properties of the Company, of a kind which (individually or in the aggregate) has materially adversely affected, or could materially adversely affect, the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

                 4.22. No Burdensome Agreements. Neither the Company nor its Subsidiaries is a party to any contract or agreement with any Affiliate of the Company or of any Subsidiary, the terms of which are less favorable to the Company or such Subsidiary, as the case may be, than those which might have been obtained, at the time such contract or agreement was entered into, from a person who was not such an Affiliate, it being agreed that the Lease and the Management Agreement as in effect on the Closing Date comply with this Section 4.22.

                 4.23. Other Names. The business previously or presently conducted by the Company and the Subsidiaries have not been conducted under any corporate, trade or fictitious name, other than TCI, Brighton and J&L.

                 4.24.  Solvency.

                 (a) The Company is and, immediately after giving effect to the issue and sale of the Notes and Warrants and the consummation of the other transactions contemplated hereby, will be Solvent.

                 (b) For purposes of this Section 4.24, the term "Solvent" means, with respect to any Person, that:

                          (i) the assets of such Person, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person;

                         (ii) the cash flow of such Person is sufficient to enable it to pay its debts as they mature; and

                         (iii) such Person does not have an unreasonably small capital with which to engage in its anticipated business.

                 (c) For purposes of this Section 4.24, the "fair valuation" of the assets of any Person shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at their Fair Market Value.

                 4.25. Chief Executive Office. The chief executive office of the Company and its records with respect to the Collateral are located at Aliquippa, Pennsylvania.

                 4.26. Filings Made. Financing statements under the Uniform Commercial Code in the form requested by the Purchasers have been executed by the Company and have been delivered to the Purchasers for filing against the Company in all jurisdictions where such filing is necessary or desirable in order to protect and establish the Liens of the Purchasers granted under the Security Agreement, no further action (including filing any financing statement in respect thereof under the Uniform Commercial Code of any applicable jurisdiction) is necessary in order to establish and perfect the Purchasers' Liens granted thereunder against any third parties in any jurisdiction.

                 4.27.  [Intentionally Not Used.]

                 4.28. Business Sites. All Inventory, Equipment, goods and offices that shall be used after the Closing Date in the operation of the Business are located in Aliquippa, Pennsylvania, Ambridge, Pennsylvania, Beaver Falls, Pennsylvania and Yellow Creek, Mississippi, as set forth on Schedule
4.28. None of these locations shall be changed without the prior written consent of Agent.

                 4.29. Operation and Maintenance of Equipment. To the best of Company's knowledge, no Person owning or operating any Equipment necessary for the operation of the Business has used, operated or maintained the same in a manner which, whether now or hereafter, would result in the cancellation or termination of the right of Company to use the same or which would result in any material liability of Company for damages in connection therewith. Except as set forth on Schedule 4.29, to the best of Company's knowledge, all the equipment and other tangible personal property owned by Company and necessary for the operation of the Business is in good operating condition and repair and has been used, operated and maintained in substantial compliance with all applicable laws, rules and regulations.

                 4.30. Taxpayer Identification Number. The taxpayer identification number set forth opposite Company's signature on the signature page of this Agreement and furnished to Agent for the purpose of filing all financing statements and continuation statements covering all or any part of the Collateral is Company's correct taxpayer identification number.

                 4.31.  Title to Property, Liens.  Except as disclosed on
Schedule 4.31, upon the Closing, Company shall have (i) good and marketable title to all of its Property, except the portion thereof consisting of leasehold estates and (ii) a valid leasehold estate in each portion of its Property which consists of a leasehold estate. Except as disclosed on Schedule 4.31, as of the Closing all of such Property shall be free and clear of all Liens, except Permitted Liens. Upon the proper filing with the appropriate Governmental Bodies of the Mortgage and appropriate Uniform Commercial Code financing statements, the applicable Loan Documents shall create valid and perfected second priority Liens in the Property described therein, subject only to Permitted Prior Liens, in each case enforceable against all third parties in all relevant jurisdictions and securing the payment of all of Company's Obligations purported to be secured thereby. All filings and other actions necessary to perfect and protect such second priority Liens and Security Interests have been, or, upon Closing will have been, duly taken.

                 4.32. Description and Location; Records of Equipment. Set forth on Schedule 4.32 hereto is a list of the locations where all Company's present Equipment is kept. All Equipment is, and will be, owned by Company free and clear of all Liens in favor of any Person other than Agent, except as expressly permitted hereunder and except as disclosed on Schedule 4.15 hereof. All Equipment hereafter acquired will be kept at the location or locations shown on Schedule 4.32 except as permitted by this Agreement. Company shall at all times hereafter keep correct and accurate records itemizing and describing the location, kind, type, age and condition of the Equipment, the cost therefor and accumulated Depreciation thereof and retirements, sales, or other dispositions thereof, all of which records shall be available for examination on demand to any of the officers, employees or agents of Agent.

                 4.33. Condition; Additional Covenants and Representations. Company shall keep all Equipment in a good state of repair and good operating condition (except to the extent of Equipment taken out of service, consistent with the final clause of this sentence), and will make all repairs and replacements when and where necessary, will not waste or destroy it or any part thereof, and will not be negligent in the care or use thereof, all in the ordinary course of the operation of the Business, and in a manner consistent with that maintained by prudent businesspersons in similar circumstances.

                 4.34. Disposition of Equipment. Where Company is permitted to dispose of any Equipment under this Agreement or by any consent thereto hereafter given by Agent, it shall do so at arm's length, in good faith and by obtaining the maximum amount of recovery practicable therefor and without impairing the operating integrity of the remaining Equipment.

                 4.35. Franchises and Agreements. Subject to post-Closing completion of the matters set forth in Schedule 4.11 hereof, the Company shall own, possess or have the right to use all franchises, permits and licenses, regulatory approvals, and all rights with respect thereto, necessary for the conduct of the Business as heretofore conducted and as proposed to be conducted after the Closing Date, without any known conflict with the rights of others and, in each case, free of any Liens other than Permitted Liens.

                 4.36. No Investment, Etc. Except as set forth on Schedule 4.36, Company (i) has not committed to make any Investment not otherwise permitted hereunder; (ii) is not a party to any indenture, agreement, contract, instrument or lease or subject to any charter, by-law or other corporate restriction or any injunction, order, restriction or decree, which would materially and adversely affect the business, operations, properties or assets of Company; (iii) is not a party to any "take or pay" contract as to which it is the purchaser; and (iv) has no contingent or long- term liability or commitment, including management contracts (excluding the Employment Agreements, the Management Agreement and other employment contracts of full-time individual officers or employees previously disclosed to Agent in writing) which would materially adversely affect the business or financial condition of Company, in each case except those which have been disclosed to Agent in writing.

                 4.37. No Guarantees. Except for the Withdrawal Liability, the Company has not assumed, guaranteed or endorsed, or otherwise become directly or contingently liable in connection with any liability of any other Person, except (i) for the endorsement of checks and other negotiable instruments for collection in the ordinary course of business, and (ii) for the L/C Obligations.

                 4.38.  Intellectual Property.

                 (a) Company is the owner of all of the right, title and interest in and to the Intellectual Property as described on Schedule 4.38 hereto and in the licenses in which Company is licensor as used with respect to the products designated on Schedule 4.38. Company knows of no third Person or Persons who claim to have any rights in or to any of the Intellectual Property in conflict with Company's rights with respect to such products. Schedule 4.38 represents a true and accurate list of all material Intellectual Property in which Company asserts an interest.

                 (b) Subject to applicable provisions of federal and state law, Company has the exclusive right to use the Intellectual Property and the exclusive rights in the Licenses that are required to operate, or have been used in connection with or which relate to, the Business, without known or claimed infringement or conflict with the rights of other Persons.

Company has not been charged, nor to the best of Company's knowledge, is it threatened to be charged, with infringement of, nor has it infringed, to its knowledge, any registered or unregistered trademark, trade name, service mark, patent, or other form of intellectual property of any other Person in connection with the operation of the Business.

                 (c) All items of the Intellectual Property have been registered with the United States Patent and Trademark Office and all such registrations are valid and subsisting as of the date hereof.

                 (d) Company represents that it has continuously used and is now continuously using each of the material Trademarks since the date of first use cited in the registration pertaining to such Trademarks in connection with each of the products cited in such registration, or since the date of acquisition by Company of the Trademarks (where the original registration thereof was issued to a third party and subsequently assigned to Company). To the best of Company's knowledge, such Trademarks (where the original registration was issued to a third party and subsequently assigned to Company) were, prior to the assignment to Company, continuously used by the prior owner thereof since the date of first use cited in the applicable registration pertaining to such Trademarks in connection with each of the products cited in such registration. True and correct copies of all such registrations have been delivered to Agent.

                 (e) The consummation of the transaction contemplated hereby will not alter or impair any right, title or interest of Company in any item of Intellectual Property or the Licenses, except for the granting of the Security Interests in favor of Agent.

                 4.39. Americans With Disabilities Act of 1990.

                 (a) Company has made all material modifications and/or provided all accommodations which may be required to be made or provided pursuant to the ADA in order to accommodate the needs and requirements of any disabled employees of Company.

                 (b) Company's employment practices and procedures are in compliance with the requirements of the ADA in all material respects.

                 (c) Company has received no notice or complaint regarding any noncompliance with the ADA of the Real Property or of Company's employment practices and, to the best of Company's knowledge, except as set forth on
Schedule 4.39, there has been no threatened litigation alleging any such noncompliance by Company or the Real Property.

SECTION 5. REPRESENTATIONS OF THE PURCHASERS

                 Each purchaser severally represents and warrants, but only as to itself, to the Company that:

                 (a) Such Purchaser has all requisite power, authority and legal right to execute, deliver, enter into, consummate and perform the Loan Documents to which it is a party. The execution, delivery and performance of the Loan Documents to which it is a party by such Purchaser have been duly authorized by all required corporate and other actions. Such Purchaser has duly executed and delivered the Loan Documents to which it is a party, and the Loan Documents to which it is a party constitute the legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally and subject to the availability of equitable remedies and the application of equitable principles.

                 (b) Such Purchaser is capable of evaluating the risk of its investment in the Notes and Warrants being purchased by it and is able to bear the economic risk of such investment. Such Purchaser is purchasing the Notes and Warrants to be purchased by it for its own account, and the Notes and Warrants are being purchased by it for investment and not with a present view to any distribution thereof. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                          It is understood that the disposition of such
Purchaser's property shall, subject to the terms of this Agreement, at all times be within such Purchaser's control. If such Purchaser should in the future decide to dispose of any of its Notes, Warrants or Shares, it is understood that it may do so only in compliance with the Securities Act and this Agreement.

SECTION 6. PREPAYMENTS AND REPAYMENTS

                 6.1. Mandatory Prepayments. The Company agrees that it shall prepay, at a price equal to the principal amount thereof, without premium, on June 30, 2002 and on the last day of each September, December, March and June thereafter to and including March 31, 2005, $1,500,000 aggregate principal amount of all Notes outstanding and shall pay in full the remaining principal amount of all Notes then outstanding on the maturity date of June 30, 2005.
If, on any such prepayment date, the aggregate principal amount of the Notes outstanding is less than the amount required to be prepaid on such date, the Company shall prepay all Notes in full. If any prepayment date is not a Business Day, such prepayment shall be made on the next day which is a Business Day. The aggregate principal amount of each prepayment of Notes pursuant to this Section 6.1 shall be allocated among all Notes at the time outstanding, in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Notes. The Company's obligation to prepay the Notes under this
Section 6.1 in the amounts required by this Section 6.1 shall be fixed until there is no longer any remaining aggregate principal amount of outstanding Notes, and the Company shall not receive any credit or off-set with respect to such obligation as a result of any prepayment under Section 6.2 or 6.3 hereof (except that the Company's obligation to prepay the Notes under this Section
6.1 shall terminate when there is no longer any outstanding principal amount under any Notes).

                 6.2.  Prepayment at Holder's Option.

                 (a) In the event of a Change of Control Event, each holder of a Note or Notes shall have the right, at such holder's option, to require the Company to prepay such holder's Note or Notes in whole or in part at a price equal to (i) 101% of the aggregate principal amount of Notes to be prepaid plus (ii) all accrued interest on the Notes to the date of prepayment. Such option shall be exercised by written notice to the Company under Section 6.2(b) hereof given at any time from and after the Change of Control Event. As soon as possible after a Change of Control Event occurs, or the Company has knowledge that it is likely to occur, the Company shall give written notice to each holder of a Note or Notes notifying each such holder of the occurrence or likely occurrence of such Change of Control Event and informing each such holder of its right to exercise an option to require a prepayment under this Section 6.2(a).

                 (b) In order to exercise its rights to require a prepayment under this Section 6.2, a holder requiring such prepayment shall send to the Company a written notice demanding prepayment under this Section 6.2 and specifying the date of such prepayment (which must be a Business Day and which shall not be less than five (5) days after receipt of such notice by the Company, but in no event earlier than such Change of Control Event).

                 (c) In the event that on any date for prepayment pursuant to this Section 6.2 the Company, for whatever reason, does not pay in full the prepayment amount or amounts due to any holder or holders of Notes who have requested prepayment, then the amount actually prepaid by the Company to all holders of Notes pursuant to this Section 6.2 shall be allocated among all such holders of Notes in proportion, as nearly as practicable, to the respective unpaid principal amount of Notes then held by each such holder; provided, however, such non-payment in full shall nonetheless constitute a Potential Default.

                 6.3.  Optional Prepayments.

                 (a) At any time the Company may at its option (subject to the other provisions of this Section 6.3) prepay all or part of the principal amount of outstanding Notes, at a price equal to the aggregate principal amount of the outstanding Notes to be prepaid plus accrued interest thereon to the date of prepayment, together with an amount equal to the Make Whole Premium, if any.

                 (b) In the event of the sale of all of the Warrants and Shares held by the holders of the Notes to Persons other than the holders of Notes at any time after March 31, 2000, then the Company shall have the option to prepay, in whole or in part, the Notes outstanding. Any such prepayment of Notes shall be made within 30 days after the date of such sale of Warrants and Shares and at a price equal to the principal amount thereof plus accrued interest thereon to the date of such prepayment, together with an amount equal to the Special Premium, if any.

                 (c) In the event of the sale of all of the Warrants and Shares held by the holders of the Notes to Persons other than the holders of Notes at any time after March 31, 1998 and prior to March 31, 2000, then the Company shall have the option to prepay up to $8 million in aggregate principal amount of the Notes outstanding. Any such prepayment of Notes shall be made within 30 days after the date of such purchase of Warrants and Shares and at a price equal to the principal amount thereof plus accrued interest thereon to the date of such prepayment, together with an amount equal to the Special Premium, if any.

                 (d) The aggregate amount of each prepayment of the principal amount of Notes pursuant to this Section 6.3 shall be allocated among all Notes at the time outstanding, in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Notes.

                 (e) Notwithstanding anything herein to the contrary, with respect to an optional prepayment pursuant to this Section 6.3, (i) the holders of the Notes shall not receive less than 100% of the principal amount of the Notes being prepaid and (ii) the Special Premium, if any, shall not exceed the Make Whole Premium if such amount were calculated at the same time.

                 (f)  Any prepayment by the Company pursuant to this Section
6.3 shall be in a minimum amount of $500,000 and in integral multiples of $500,000.

                 (g)  The right of the Company to prepay Notes pursuant to this
Section 6.3 shall be conditioned upon its giving notice of prepayment, signed by a principal financial officer, to the holders of Notes not less than thirty (30) days and not more than sixty (60) days prior to the date upon which the prepayment is to be made (except that with respect to any prepayment under Section 6.3(b) or 6.3(c) hereof, such notice shall be given not more than twenty (20) days after the sale of all of the Warrants or underlying Common Stock) specifying (i) the registered holder of each Note to be prepaid, (ii) the aggregate principal amount being prepaid,
(iii) the date of such prepayment (which must be a Business Day), (iv) the accrued and unpaid interest (to but not including the date upon which the prepayment is to be made) and (v) that the prepayment of Notes is being made pursuant to Subsection (a), (b) or (c) of this Section 6.3, as the case may be. Notice of prepayment having been so given, the aggregate principal amount of the Notes so specified in such notice, and all accrued and unpaid interest thereon and the applicable Make Whole Premium or Special Premium, shall become due and payable on the specified prepayment date, but the right to apply any or all of the Notes as payment to exercise any Warrant or Warrants shall continue to, but not including, the date of such prepayment.

                 6.4. Obligations Unconditional. The Company hereby agrees and confirms that its obligations under the Notes shall be deemed to constitute for all purposes obligations for the payment of indebtedness for borrowed money and shall accordingly be absolute and unconditional in accordance with the terms of the Notes and this Agreement and shall not be affected by (and the Company agrees not to assert) any right the Company may now or at any time hereafter have in connection with the Acquisition or the Acquisition Documents, including (i) any right of set-off, counterclaim, recoupment or defense against J&L, TCI or Brighton, (ii) any right by reason of any defect in the title to the assets acquired in connection with the Acquisition, and (iii) any right to terminate, cancel, quit or surrender this Agreement or any Note except in accordance with the express terms thereof.

SECTION 7. AFFIRMATIVE COVENANTS

                 The Company covenants and agrees as follows:

                 7.1. Use of Proceeds. The Company will use the net proceed realized from the sale of the Notes and Warrants to finance the Acquisition. No portion of such proceeds will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, any "margin stock" as defined in said Regulation U, or any "margin stock" as defined in Regulation G of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of purchasing, carrying or trading in securities within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any such margin stock or other securities.

                 7.2. Financial Information. The Company will deliver to the Agent and/or to each holder of a Warrant (if such holder is not also a holder of a Note):

                 (a) as soon as practicable, and in any event within one hundred twenty (120) days after the close of each fiscal year of the Company (subject to extensions to the extent provided to CPT for financial reporting purposes pursuant to the Securities Exchange Act), (i) a consolidated and consolidating with respect to the Company and its Subsidiaries, and a consolidated with respect to CPT, balance sheet as of the end of such fiscal year, (ii) consolidated and consolidating with respect to the Company and its Subsidiaries, and a consolidated with respect to CPT, statements of income, retained earnings and cash flows for such fiscal year, and (iii) statements of Consolidated Cash Flow, Contractual Senior Debt Service, Contractual Total Debt Service, and Excess Cash Flow for such year setting forth in each case in comparative form the corresponding figures for the preceding year. Such annual financial statements shall be accompanied by: (A) an opinion of the Accountants stating that (1) the examination by the Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other procedures as were considered necessary under the circumstances, (2) such financial statements have been prepared in accordance with GAAP and in a manner consistent with prior periods, and (3) such financial statements fairly present in all material respects the financial position and results of operations of the Company; (B) a letter from the Accountants stating that the statements of Consolidated Cash Flow, Contractual Senior Debt Service, Contractual Total Debt Service and Excess Cash Flow were computed in accordance with the requirements of this Agreement; and (C) a certification by the principal financial officer or the corporate controller that the statements, reports and other information delivered pursuant to this
Section 7.2 are complete and correct in all material respects. With respect to the Company and its Subsidiaries, such statements shall be accompanied by a management analysis of any material differences between the results for such fiscal year and the corresponding figures for such prior period and between such results and the budgeted figures for such year as supplied pursuant to paragraph (b) below;

                 (b) as soon as practicable, and in any event within 30 days after the end of a fiscal year of the Company, a budget prepared on an annual basis for the current fiscal year regarding the Company's operations and capital expenditures on a consolidated basis and regarding the operations and capital expenditures of each of the Company's operating units, together with an analysis of such budget prepared in reasonable detail by the principal financial officer of the Company; and, within fifteen (15) days following their preparation, any (1) operating budget of the Company otherwise prepared and submitted to the Board of Directors of the Company and (2) any revisions or amendments made by the Company (and submitted to its Board of Directors) to any budget submitted under this paragraph (b);

                 (c)  as soon as practicable, and in any event within thirty
(30) days (or forty-five (45) days with respect to quarterly financial statements of CPT) after the end of each month, (i) with respect to the Company and its Subsidiaries, a consolidated and consolidating balance sheet as of the end of such month and (ii) with respect to the Company and its Subsidiaries, consolidated and consolidating statements of income, retained earnings and cash flows for the end of such month, provided, that, with respect to each set of monthly financial statements relating to the third month in any fiscal quarter of the Company and its Subsidiaries or CPT, the Company and its Subsidiaries and CPT shall also provide consolidated and consolidating, with respect to the Company and its Subsidiaries and consolidated with respect to CPT, statements as of the end of such quarter, in each case to be in reasonable detail, certified by the principal financial officer of the Company or CPT, as the case may be, and with respect to the Company, setting forth in comparative form (except for the consolidating information) the corresponding figures for the comparable period one year prior thereto (subject to normal year-end adjustments), together with a management analysis of any material differences between such results and the corresponding figures for such prior period. In addition, with respect to each set of monthly financial statements which relates to the end of a fiscal quarter of the Company and its Subsidiaries or CPT, such statements shall include calculations of each of Consolidated Cash Flow, Contractual Senior Debt Service, Contractual Total Debt Service, and Excess Cash Flow for the period from the beginning of the Company's or CPT's, as the case may be, fiscal year through the end of such quarter, which calculations shall be in reasonable detail, contain such information as the Purchasers may require, and be certified as complete and correct in all material respects (subject to normal year end adjustments) by the principal financial officer;

                 (d) as soon as practicable, copies of any annual, special or interim audit reports or management or comment letters with respect to the Company or its Subsidiaries or their operations, submitted to the Company by independent public accountants;

                 (e) as soon as practicable, copies of all financial statements, proxy material or reports sent to the Company's or any Subsidiary's stockholders, of any public or press releases and of all reports or registration statements filed with the Commission pursuant to the Securities Act or the Securities Exchange Act;

                 (f) promptly, copies of all (A) notices which the Company or any Subsidiary provides to holders of Senior Indebtedness and (B) any other material information requested by holders of the Notes and that is not otherwise provided by the Company to the holders of Notes or Warrants;

                 (g) as soon as practicable, such other financial and business data as may reasonably be requested by a holder of Notes or Warrants and as may be relevant to the ability of the Company to perform its obligations under the Loan Documents.

All such financial statements shall be prepared in accordance with GAAP (except for any change in accounting principles specified in the accompanying certificate and except that any interim financial statements may omit notes and may be subject to year-end adjustments).

                 7.3. Compliance Certificates. All financial statements delivered pursuant to Section 7.2(a) or (c) shall be accompanied by a certificate of the principal financial officer of the Company and, in the case of financial statements delivered pursuant to Section 7.2(a), a certificate of the independent public accountants, stating that the audit or examination in connection with the certification of the financial statements included a reading of the terms of the Loan Documents and that in making such audit or examination no knowledge was obtained of any Event of Default or Potential Default, or, if any such Event of Default or Potential Default shall exist or have existed, the nature and period of existence thereof. Each certificate of the principal financial officer shall in addition state that to the best of his knowledge there exists no Event of Default or Potential Default, or, if the same shall exist, what the Company proposes to do with respect thereto. Each certificate of the principal financial officer accompanying financial statements delivered pursuant to this Section 7.3 shall in addition state that the Company is in compliance with the provisions of this Agreement and set forth in reasonable detail the computations necessary to establish compliance with Sections 8.1, 8.2, 8.14, 8.22 and 8.23 hereof.

                 7.4. Inspection. The Company will permit each holder of a Note or Warrant and any authorized representative of such holder to visit and inspect any of the properties of the Company and its Subsidiaries and of any Joint Ventures, to examine their





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

respective books of account and to discuss their business, affairs, finances and accounts with their officers, all at such reasonable times (during normal business hours and after notice to the Company) and as often as may be reasonably requested and, if there is no Event of Default continuing, at such holder's expense, otherwise at the Company's expense.

                 7.5. Maintenance of Existence, Properties and Franchises; Compliance with Law; Taxes; Insurance; Payments of Senior Indebtedness. The Company will, and will cause each Subsidiary and each Joint Venture to:

                 (a) maintain their respective corporate existence (or, if not a corporation, its existence as another entity), rights and other franchises in full force and effect; provided, that the Company may terminate the corporate existence of any Subsidiary or the corporate or other existence of any Joint Venture if, or permit the termination or abandonment of rights or other franchises if, in the opinion of the Company it is no longer in the Company's best interests to maintain such existence, rights or other franchises and such termination or abandonment will not be prejudicial in any material respect to the holders of the Notes or Warrants;

                 (b) maintain their respective tangible properties and assets in good repair, working order and condition so far as necessary or advantageous to the proper carrying on of their respective businesses;

                 (c) comply in all material respects with all applicable laws and with all applicable orders, rules, rulings, certificates, licenses, regulations, demands, judgments, writs, injunctions and decrees; provided, that such compliance shall not be necessary so long as (i) the applicability or validity of any such law, order, rule, ruling, certificate, license, regulation, demand, judgment, writ, injunction or decree shall be contested in good faith by appropriate proceedings and (ii) failure to comply will not have a material adverse effect on the business, affairs, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis;

                 (d) pay promptly when due all taxes, fees, assessments and other governmental charges imposed upon their respective properties, assets or income and all claims or indebtedness (including, without limitation, materialmen's, vendors', workmen's and like claims) which might become a Lien upon such properties or assets; provided that payment of any such tax, fee, assessment, charge, claim or indebtedness shall not be necessary so long as (i) the applicability or validity thereof shall be contested in good faith by appropriate proceedings and an appropriate reserve shall have been established with respect thereto and (ii) failure to make such payment will not have a material adverse effect on the business, affairs, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company; and

                 (e) keep adequately insured, by financially sound and reputable insurers, all their respective properties of a character customarily insured by entities similarly situated, against loss or damage of the kinds and in amounts customarily insured against by such entities and with such deductibles or coinsurance as is customary.

                 7.6. Office for Payment, Exchange and Registration. So long as any of the Notes or Warrants are outstanding, the Company will maintain an office or agency where Notes or Warrants may be presented for payment, exchange, exercise or registration of transfer as provided in this Agreement or in the Warrants. Such office or agency initially shall be the office of the Company set forth in Section 20 hereof, which place may from time to time be changed by notice to the holders of all Notes and Warrants then outstanding.

                 7.7. Notices. The Company will give notice to the Agent and/or each holder of a Warrant (if such holder is not also a holder of a Note) promptly after it learns (other than by notice from all of such holders) of the existence of any of the following:

                 (a)  any Event of Default or any Potential Default;

                 (b) any default under any Senior Indebtedness or any material default under any other evidence of Indebtedness or under any indenture, mortgage or other agreement relating to any evidence of Indebtedness in respect of which the Company or any Subsidiary is liable;

                 (c) any action or proceeding which has been commenced or threatened against the Company or any of its Subsidiaries and which, if adversely determined, would have, individually or in the aggregate, a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis or the ability of the Company to perform its obligations under the Loan Documents;

                 (d) (A) any lapse or other termination of any license, permit, franchise, agreement or other authorization issued to the Company by any governmental regulatory body or any other Person, (B) any refusal by any governmental regulatory body or any other Person to renew or extend any such license, permit, franchise, agreement or other authorization and (C) any dispute between or among the Company and any governmental regulatory body or any other Person, which lapse, termination, refusal or dispute referred to in clauses (A) or (B) above or in this clause (C) may have a material adverse effect on the financial condition, operations, business, prospects, profits or Property of the Company;

                 (e) any event causing loss or depreciation in the value of assets having a material adverse effect upon the financial condition, operations, business, prospects, profits or Property of the Company, including the amount or the estimated amount of any such loss or depreciation or adverse effect; and

                 (f) any (i) Reportable Event has occurred; (ii) "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code) has been
incurred with respect to any Plan    or that an application may be or has been
made to the Secretary of the Treasury of a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the

Code, in each case with respect to any Plan; (iii) Single Employer Plan or Multiemployer Plan has been terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA; (iv) Single Employer Plan has a under current liability giving rise to a Lien under ERISA or the Code; (v) proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to any Plan; (vi) that the Company or any of its ERISA Affiliates will or may incur any liability (including any contingent or secondary liability) to or on account of the termination or withdrawal from any Single Employer Plan under Section 4062, 4063, 4064 or 4975 of the Code or Section 409 or 502(i) or ERISA; (vii) "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) in connection with any Plan;
(viii) receipt by the Company or any ERISA Affiliate of any notice from the PBGC relating to the intention of the PBGC to terminate one or more Single Employer Plans or to appoint a trustee to administer any Single Employer Plan;
(ix) receipt by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan of any notice concerning (A) the imposition on the Company or an ERISA Affiliate of withdrawal liability (other than the Withdrawal Liability) or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA; (x) receipt by the Company or any ERISA Affiliate of any notice from the PBGC or the Internal Revenue Service which sets forth or proposes any material adverse determination or action with respect to a Plan; or (xi) assessment of any excise taxes against the Company or any ERISA Affiliate by the Internal Revenue Service with respect to a Plan.

                 (g) any actual or threatened (i) union representation campaigns, elections or proceedings concerning employees of the Company; (ii) union organizing activities concerning employees of the Company; (iii) strikes, slowdowns, work stoppages or lockouts of any kind by or with respect to any employees of the Company; (iv) unfair labor practice charges filed by or against the Company; and (v) controversies, claims, demands or grievances of material importance with any labor union or organization.

Such notice (i) with respect to (a) or (b), shall specify the nature and period of existence of any such Potential Default, Event of Default or other default and what the Company proposes to do with respect thereto and (ii) with respect to (c), (d), (e), (f) or (g), shall specify the nature of any such matter referred to in such clause, what action the Company or any Subsidiary proposes to take with respect thereto and what action any other relevant Person is taking or proposes to take with respect thereto.

                 7.8. Fiscal Year. The fiscal year of the Company and its Subsidiaries for tax, accounting and any other purposes shall end on June 30 of each calendar year.

                 7.9. Payment of Dividends by Subsidiaries. The Company will cause its Subsidiaries to pay dividends or make other distributions or advances to the Company, to the extent of funds legally available therefor, in sufficient amounts and at sufficient times to enable the Company to have sufficient earnings and funds to pay on a timely basis all amounts due with respect to Senior Indebtedness and the Notes and any other amounts due under the other Loan Documents.

                 7.10. ERISA Compliance. The Company shall, and shall cause each ERISA Affiliate to, comply in all material respects with ERISA. If any event occurs pursuant to which the Company is required to give notice pursuant to Section 7.7(e), the Company shall furnish to each holder of Notes or Warrants a written notice specifying what action the Company or any of its ERISA Affiliates, the Internal Revenue Service, the Pension Benefit Guaranty Corporation, or any other relevant party is taking or proposes to take with respect thereto.

                 7.11. Communication with Accountants. The Company (on behalf of itself and each of its Subsidiaries) hereby authorizes the Purchasers to communicate directly with the independent certified public accountants for the Company or any Subsidiary and authorizes such accountants to disclose to the Purchasers any and all financial statements and any other information of any kind that they may have with respect to the assets, properties, liabilities, business, affairs, results of operations, condition

(financial or otherwise) or prospects of the Company or any Subsidiary; provided, that such accountants may require that the Company be informed of any such disclosures and participate in any conversations between such accountants and the Purchasers. The Company shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 7.11.

                 7.12.  Environmental Matters.

                 (a) The Company and each Subsidiary shall take all appropriate actions to ensure that all properties, facilities and operations owned, leased and/or operated by the Company and any Subsidiary are and remain in compliance with applicable Environmental Laws, and the Company and each Subsidiary implement appropriate engineering practices and/or technology to maintain such compliance.

                 (b) The Company and each Subsidiary must obtain, maintain, and shall take all appropriate actions to ensure compliance with any and all Environmental Permits required in connection with all properties, facilities and operations owned, leased and operated by the Company or any Subsidiary.

                 (c) The Company and each Subsidiary must respond in accordance with applicable Environmental Laws, to the presence or any Release or threatened Release of any Hazardous Materials generated, stored, handled, treated, transported, disposed of or otherwise present at all properties and facilities owned, leased or operated by the Company or any Subsidiary.

                 (d) The Company and each Subsidiary in connection with off-site treatment, storage, handling, transportation, disposal or arrangements for disposal of Hazardous Materials or materials containing Hazardous Materials shall: (i) conduct such activities only at facilities and with carriers maintaining valid Environmental Permits and to the Company's and each Subsidiary's best knowledge, otherwise operating in compliance with Environmental Law, and (ii) obtain certificates of compliance or disposal from all contractors employed by the Company and each Subsidiary in connection with such activities.

                 (e) The Company shall keep all property owned, leased or operated by the Company or any Subsidiary free and clear of any liens imposed pursuant to Environmental Laws.

                 (f)  To the extent not previously disclosed, including
Schedule 4.18, the Company shall promptly provide the Agent with written notice of the following:

                          (i) Any actual, pending or threatened Environmental Claim against the Company or any Subsidiary of which the Company or any Subsidiary has knowledge or has received notice, for any past or present acts, omissions, events or circumstances, including but not limited to, the Release or presence of a Hazardous Material at, on, in, under, about, to, from or adjacent to any property or facility now or previously owned, operated or leased by the Company, TCI, Brighton, J&L or any Subsidiary, any predecessor of the Company, TCI, Brighton, J&L or any Subsidiary, or any entity previously owned by the Company, TCI, Brighton, J&L or any Subsidiary;

                          (ii) Any pending or threatened Environmental Claim against the Company or any Subsidiary of which the Company or any Subsidiary has knowledge or has received notice, for any past or present acts, omissions, events or circumstances, including but not limited to, the presence or Release of any Hazardous Material at, on, in, under, about, to, or from any off-site locations to which the Company, TCI, Brighton, J&L or any Subsidiary, any predecessor of the Company, TCI, Brighton, J&L or any Subsidiary or any entity previously owned by the Company, TCI, Brighton, J&L or any Subsidiary sent Hazardous Materials for handling, treatment, storage, or disposal;

                          (iii) Any Release of Hazardous Material at any property or facility currently or in the future owned, operated or leased by the Company or any Subsidiary at levels or amounts that are required to be reported to a regulatory authority, remediated, or responded to under any Environmental Law;





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

                          (iv) Any notice that property currently or in the future owned, operated or leased by the Company or any Subsidiary may be subject to a lien pursuant to any Environmental Law; and

                          (v) Any investigatory, remedial, response or removal activities the Company or any Subsidiary will undertake in response to the Release or presence of Hazardous Materials.

                 (g) The Company agrees to indemnify, defend, protect and hold harmless Purchasers, their officers, directors, shareholders, employees, and agents from and against any and all liability, loss, damage, cost and expense, including, but not limited to, attorneys' and consultants fees and disbursements arising from any breach of representations and warranties set forth in Section 4.18 or covenants set forth in 7.12 herein, the Release or presence of Hazardous Materials on, under, about, adjacent to, or from at any properties or facilities currently or previously owned, operated or leased by the Company, TCI, Brighton, J&L or any Subsidiary, any predecessors of the Company, TCI, Brighton, J&L or any Subsidiary or any entities previously owned by the Company, TCI, Brighton, J&L or any Subsidiary, or at any off-site location to which Hazardous Materials generated by the Company, TCI, Brighton, J&L or any Subsidiary, any predecessors of the Company, TCI, Brighton, J&L or any Subsidiary or any entities previously owned by the Company, TCI, Brighton, J&L or any Subsidiary were sent for handling, treatment, storage, or disposal or any violation of any Environmental Law or Environmental Permit by the Company, TCI, Brighton, J & L or any Subsidiary or any entity previously owned by TCI, Brighton, J & L or any Subsidiary. The obligation of the Company under this section shall survive the Closing indefinitely.

                  (h) Purchasers shall have the right from time to time to designate such persons ("Environmental Auditors") as the Purchaser may select to visit, inspect and have access to any of the properties, facilities, products or wastes owned, leased or operated by the Company or any Subsidiary (including, without limitation, any location, where records and documents created or maintained in connection with Environmental Law may be located) for the purpose of investigating actual or potential Environmental Claims or any condition which could result in any liability, cost or expense to the Purchasers. Such investigation may include, among other things, above and below ground testing of air, soil, groundwater and surface water, for the presence of Hazardous Materials and such other tests as may be necessary or advisable in the opinion of the Purchasers or the Environmental Auditors. The Company and the Subsidiaries will supply to the Environmental Auditors such historical and operational information, including without limitation analytical records and results, correspondence with governmental authorities and environmental audits or reviews regarding properties, products and wastes of the Company and Subsidiaries (including such information respecting Environmental Cleanup Sites) as are within its possession, custody or control, or which are available to it, and will make available for meetings with the Environmental Auditors, appropriate employees of the Company or the Subsidiaries having knowledge of such matters.

                 7.13. Taxes. All payments to a holder of Notes or to a partner of a holder (or to a partner of such a partner) (any of the foregoing referred to herein as a "recipient") of principal of, and interest on, the Notes and all other amounts payable under this Agreement and any other Loan Document shall be made free and clear of, and without deduction for, any present or future income, stamp or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority, other than taxes imposed on or measured by the net income of such recipient (such non-excluded items being herein called "Taxes"). In the event that any withholding or deduction from any payment to be made hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

                 (a) pay to the relevant authority the full amount required to be so withheld or deducted; and

                 (b) promptly forward to such recipient an official receipt or other documentation satisfactory to such recipient evidencing such payment to such authority.

                 7.14. Employment and Labor Matters. Comply in all material respects with all applicable federal, state and local laws, rules and regulations concerning or relating to employment, wages, hours, compensation, benefits, occupational health and safety, termination notice, including, without limitation, the Worker Adjustment and Retraining Notification Act, and payment and withholding of taxes in connection with employment. If any event occurs pursuant to which the company is required to give notice pursuant to
Section 7.7(f), the Company shall furnish to the Agent and/or each holder of Warrants (other than a holder which is also a holder of a Note) a written notice describing precisely what event is occurring and what action the Company is taking or proposes to take with respect thereto.

                 7.15. Further Assurances. The Company will from time to time, upon the request of the Majority Noteholders, promptly and duly execute and deliver any and all such further instruments and documents as the Majority Noteholders may reasonably deem necessary or desirable to obtain the full benefits of (i) the Liens created or intended to be created under the Security Agreement, (ii) the other obligations of the Company under the Loan Documents, and (iii) the other rights and powers granted in the Loan Documents. Upon the instructions from time to time of the Majority Noteholders, the Company shall execute and cause to be filed any financing statements (and any continuation statement with respect to any such financing statement), or any other similar document or mortgage relating to the Liens created under the Security Agreement, or any other document or filing presented to the Company in proper form for signing or filing, in each case as the Majority Noteholders may reasonably deem necessary or desirable in light of the Company's obligations under this Agreement and the Loan Documents, and the Company shall pay or cause to be paid any filing or other fees in connection therewith.

                 7.16. Accounts System. The Company shall not materially change its system of accounting from that which is in effect as of the Closing Date, which system the Purchasers agree is acceptable to the Purchasers, without the prior consent of the Purchasers, which consent shall not unreasonably be withheld, except that the Company may change the method by which it





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

accounts for its inventory from "last in, first out" to "first in, first out".

                 7.17. Covenants Concerning Intellectual Property. So long as any of the Company's Obligations remain outstanding, the Company covenants that:

                          (i) it will maintain a level of quality in all products sold under the Trademarks or the Company's subsequently adopted trademarks and trade names consistent with the Company's practices as of the Closing Date;

                          (ii) it will not aid any third party in attempting to register any trademark or service mark which is the same or confusingly similar to the Trademarks, or to trademarks and trade names subsequently adopted by the Company; provided, however, that nothing in the foregoing shall prevent the Company from entering into agreements with third parties whereby the Company licenses the right to use the Trademarks;

                          (iii) it will provide such assistance as the Agent may reasonably require in relation to any application by the Agent to register or maintain the registration of any Trademark;

                          (iv) during the term of this Agreement and at its own expense, it will apply for registration with the U.S. Patent and Trademark Office and do all things necessary to obtain and maintain such registrations with respect to all Trademarks used in the United States which, in the reasonable exercise of the Company's business judgment, are material to the business;

                          (v) it will notify the Agent of any unauthorized use by others of the Trademarks which may have a material adverse effect on the business promptly as it comes to the attention of any executive officer of the Company possessing familiarity with the Trademarks;

                          (vi) in the event of unauthorized use of a Trademark by a third party, it will diligently pursue all appropriate action, as determined by the Company in the reasonable exercise of its business judgment, including, but not limited to, diligent efforts to persuade the alleged infringer or violator to desist, and/or the bringing and prosecuting of an appropriate suit or other proceeding against the infringer;

                          (vii) during the term of this Agreement, it will not further encumber the Trademarks or the Licenses without the prior written consent of the Majority Noteholders; and

                          (viii) it shall grant a second priority Security Interest to the Agent in all trademarks, trade names and service marks, and in the event any of the foreign registrations of trademarks, trade names or service marks become material to the business, it shall, upon the request of the Agent, take all steps necessary to allow the Agent to perfect its Security Interest in such foreign registrations.

                 7.18. Caster Finance. In the event the Caster Property is dividended to J&L Holdings and thereafter J&L Holdings or any of its Affiliates desires to finance a facility in connection therewith, the Company shall cause J&L Holdings to give the Purchasers a good faith opportunity to bid on such financing.

                 7.19. Delivery of Information for Rule 144A Transactions. If a holder of Notes proposes to transfer any such Notes pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company and its Subsidiaries which is required to be delivered by such holder to any transferee of such Notes pursuant to such Rule 144A.

                 7.20. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of any Loan Document.

                 7.21. Mortgagee Waiver. The Company shall provide to the Agent within 10 days of the Closing Date an executed Mortgagee Waiver in substantially the same form as delivered to the Senior Lender on the Closing Date.

SECTION 8. NEGATIVE COVENANTS

                 The Company further covenants and agrees that it will not:

                 8.1. Minimum Net Worth. Permit its Consolidated Tangible Net Worth determined at the end of any fiscal quarter to be less than the sum of
(i) $6 million and (ii) the greater of (x) zero or (y) twenty-five percent (25%) of the Consolidated Net Income of the Company for the period beginning on the Closing Date and ending the date of any such determination.

                 8.2. Borrowing. Create, incur, assume or suffer to exist any liability for Indebtedness for Borrowed Money except (i) the Company's Obligations, (ii) Permitted Subordinated Indebtedness, (iii) Permitted Senior Indebtedness, and (iv) the L/C Obligations (as defined in the Loan and Security Agreement as in effect on the date hereof).

                 8.3. Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except Permitted Liens.

                 8.4. Merger and Acquisition. Consolidate with or merge with or into any Person, or acquire directly or indirectly all or substantially all of the capital stock of any Person; provided that, so long as no Event of Default or Potential Default is continuing, a merger after which the Company is the surviving corporation and which does not cause a Potential Default shall be permitted.

                 8.5. Contingent Liabilities. Except for the Withdrawal Liability, assume, guarantee, endorse, contingently agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon the obligation of any Person, except (i) liabilities arising from the endorsement of Negotiable Collateral for deposit or collection or similar transactions in the ordinary course of business, (ii) the L/C Obligations, and (iii) other contingent liabilities not in excess of $500,000 in the aggregate.

                 8.6.     Restricted Payments.  Make any Restricted Payment.

                 8.7. Investments and Loans. Purchase or otherwise acquire, hold or invest in the capital stock of, or hold any other interest in, make any arrangement for the purpose of providing funds or credit to, or make any other Investment, whether by way of capital contribution or otherwise, in or with any Person, including, without limitation, any Affiliate, except (i) Investments in direct obligations of, or instruments unconditionally guaranteed by, the United States of America or in certificates of deposit issued by a Qualified Depository, (ii) Investments in commercial or finance paper which is rated either "Aaa", "AAA" or better by Moody's Investors Service, Inc. or Standard & Poor's Rating Group, respectively, or at the equivalent rate by any of their respective successors, (iii) any interests in any money market account maintained with a Qualified Depository, the Investments of which are restricted to the types specified in clause (i) above, (iv) Accounts arising from the sale of goods and services in the ordinary course of business of the Company, and
(v) non-cash proceeds from any sale if such sale is otherwise permitted by this Agreement and (vi) the Initial Interest Rate Cap Agreement and any renewal thereof entered into by the Company at the request of the Purchasers.

                 8.8. Fundamental Business Changes. Engage in any business other than the Business or a business substantially related to the Business or materially change the nature of the Business.

                 8.9. Sale or Transfer of Assets. Sell, lease, assign, transfer or otherwise dispose of any Property except for disposition of (i) Inventory in the ordinary course of business, (ii) Property which is not material to or necessary for the continued operation of the Business; provided, however, that the proceeds from such disposition shall remain subject to the Security Interests, (iii) unusable items or Equipment which, in the ordinary course of the Company's business (and subject to clause (ii) above), are replaced with new items or Equipment of like function and comparable value to the unusable items or Equipment when the same were new; provided, however, that such replacement items and Equipment shall become subject to the Security Interests, or (iv) Property disposed of on an arm's length basis to a Person which is not an Affiliate of the Company and the aggregate proceeds of which in any calendar year does not exceed $1,000,000 in the aggregate; provided, further, that if when such Property is sold the proceeds of Property already sold in such calendar year plus the proceeds of such Property to be sold will exceed $500,000, then the aggregate Fair Market Value of such Property to be sold and of all other such Property thereafter sold in such calendar year plus the proceeds of Property already sold in such calendar year shall not exceed $1,000,000.

                 8.10.    Payments on Subordinated Indebtedness.

                 (a) Make any payment on the Notes, except as permitted by the Subordination and Intercreditor Agreement and if after giving effect to such payment, the Company would have Excess Availability of at least $1,000,000 assuming the Maximum Amount equals $15,000,000, the standards of eligibility set forth in the definition of Eligible Accounts and Eligible Inventory have not been modified or revised, no reserves are deemed necessary by the Senior Lender as provided in the definition of Borrowing Base in the Loan and Security Agreement, and Senior Lender has not reduced the advance rates pursuant to
Section 2.2.2 of the Loan and Security Agreement.

                 (b) Subject to the terms of the Management Subordination Agreement, make any payment of management fees, except that regularly scheduled periodic payments of the





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

compensation due to CPT under the Management Agreement may be made to CPT in equal monthly installments in advance, provided (i) no Event of Default or Potential Default then exists under the Loan Documents, or would exist as a result of giving effect to each such payment, (ii) such payments are made in accordance with the terms of the Management Agreement and in any event not more frequently than once each month, (iii) after giving effect to each such payment the Company would have Excess Availability of at least $1,500,000, (iv) each such payment in any month would not exceed the sum of (A) $37,500 plus (B) the excess, if any, of $12,500 over the amount actually expended by the Company during the immediately preceding month as Management Expenses (assuming estimated accounting fees for standard auditing procedures are paid on a monthly basis), and (v) after giving effect to each such payment, the aggregate amount of all such payments in any fiscal year would not exceed the sum of $600,000. In addition to the foregoing, the Company shall be permitted to reimburse CPT for Management Expenses; provided, however, to the extent that the aggregate amount of all such Management Expenses exceed $12,500 in any month, such Management Expenses shall be itemized and a copy of such itemization, together with such bills, invoices or other documentation as the Purchasers may reasonably request relating to such Management Expenses shall be delivered to the Agent and/or of each holder of a Warrant (if such holder is not also a holder of a Note) concurrently with the financial statements required to be delivered to the Agent and/or of each holder of a Warrant (if such holder is not also a holder of a Note) pursuant to Section 7 hereof;

                 (c) Subject to the terms of the State Subordination Agreement(s) then in effect, make any payment of State Debt, except payments of principal and interest due on the State Debt may be made to the holder thereof provided (i) no Event of Default or Potential Default then exists, or would exist as a result of giving effect to such payment, (ii) after giving effect to such payment the Company would have Excess Availability of at least $1,000,000, and (iv) the ratio of the Company's Consolidated Cash Flow to Contractual Total Debt Service for (i) the three months ending on June 30, 1995 is not less than 1.15:1.00, (ii) the six months ending on September 30, 1995 is not less than 1.00:1.00, (iii) the nine months ending on December





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

31, 1995 is not less than 1.00:1.00, and (iv) the twelve-month period ending on March 31, 1996, and on the last day of each calendar quarter thereafter, is not less than 1.15:1.00.

                 8.11. Amendment of Charter and By-Laws. Amend, modify or waive any term or provision of its corporate charter or by-laws, unless required by law.

                 8.12. Acquisition of Additional Properties. Acquire or engage in the acquisition of any Persons or of substantially all the assets of any Persons the Fair Market Value of which in the aggregate is in excess of $1,000,000.

                 8.13. Issuance of Stock. Issue or cause to be issued or sell any shares of capital stock or, except for the Warrants, any securities convertible into or exercisable for any shares of capital stock of the Company resulting in a change of control of the Company, or otherwise allow for any change in control of the Company. Except for any shares issued upon exercise of the Warrants, any shares of capital stock or securities convertible into or exercisable for any shares of capital stock of the Company which may hereafter be issued by the Company shall be pledged to the Agent as security for the payment and performance of all of the Company's Obligations, in form and substance substantially identical to the Stock Pledge Agreement.

                 8.14. Capital Expenditures. Make Capital Expenditures in any Loan Year in an amount exceeding $1,500,000 ("Maintenance Capital Expenditures"), provided, however, that in addition to Maintenance Capital Expenditures, the Company may make Capital Expenditures (i) during the period commencing on the Closing and ending June 30, 1996, for discretionary projects, including the purchase and installation of a reheat furnace, in an aggregate amount not to exceed $8,000,000, and (ii) out of Excess Cash Flow for additional projects subject to the Majority Noteholders' consent. Other than with respect to Capital Expenditures financed to the extent of the Permitted Senior Indebtedness and the State Debt, all Capital Expenditures shall be made only out of internally generated funds, including Subsequent Advances (as defined in the Loan and Security Agreement) under the Term Loan





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

and Advances (as defined in the Loan and Security Agreement) under the Revolving Loan.

                 8.15. Transactions with Affiliates. Except for transactions otherwise specifically permitted by this Agreement, sell, lease, assign, transfer or otherwise dispose of any Property to any Affiliate of the Company, or lease Property, render or receive services or purchase assets from any such Affiliate, unless such transaction is on terms and at rates no more favorable to such Affiliate than those that would have been provided in an arm's-length transaction between the Company and an unrelated third party. The Company shall not loan any monies to any shareholders, directors, officers or partners of the Company or any Affiliate or partner of any such Person, other than for normal advances against salary in the ordinary course of the Business.

                 8.16. Subsidiaries, Joint Ventures, Management Contracts, Capital Structure Changes. (i) Create or invest in any direct or indirect Subsidiary or Joint Venture; (ii) divest itself of any material assets by transferring them to any existing Affiliate or any future Subsidiary or Affiliate or by entering into a partnership, joint venture, similar arrangement; (iii) make any material change in its capital structure; or (iv) except for the Management Agreement, enter into any management contract (not including an employment contract for the full-time employment of an officer or employee entered into in the regular course of the Company's Business) granting or transferring to a third party management rights in the nature of control over any material portion of the Company's Business.

                 8.17. Corporate Offices, Corporate Name, Corporate Records. Transfer its executive offices or change its corporate name or maintain records (including computer printouts and programs) with respect to Equipment at any locations other than those at which the same are presently kept or maintained, except upon the Majority Noteholders' prior written consent and after the delivery to the Agent of financing statements in form satisfactory to the Agent.

                 8.18. Amendments to Agreements. Consent to any amendment to the Acquisition Documents, the Contribution Documents, the Tax Sharing Agreement, the CCC/Borrower Agreement, or, except to the extent provided in the Subordination and Intercreditor Agreement, the Loan Documents (as that term is defined in the Loan and Security Agreement).

                 8.19. Proxy Recognition. Recognize or give effect to any proxy given in violation of the Stock Pledge Agreement.

                 8.20. Private Placement Status. Neither the Company nor any agent nor other Person acting on the Company's behalf will do or cause to be done (or will omit to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Notes, Warrants or Shares within the provisions of Section 5 of the Securities Act (other than in accordance with a registration and qualification of Shares under Section 17 hereof).

                 8.21. Amendments to Other Agreements. Without the prior written consent of the Majority Noteholders, (i) amend the Tax Sharing Agreement or (ii) consent to or request any amendment, modification, supplement or waiver of any of the provisions of any agreement or instrument evidencing
(A) the rights of stockholders' of the Company or (B) the terms of (including the purchase and sale of) any form of capital stock of the Company.

                 8.22. Senior Debt Service Coverage. The Company will not permit the ratio of the Company's Consolidated Cash Flow to Contractual Senior Debt Service (not including the Put Note) for (i) the three months ending on June 30, 1995 to be less than 1.70:1.00, (ii) the six months ending on September 30, 1995 to be less than 1.55:1.00, (iii) the nine months ending on December 31, 1995 to be less than 1.25:1.00, and (iv) the twelve-month period ending on March 31, 1996 and on the last day of each calendar quarter thereafter, to be less than 1.25:1.00.

                 8.23. Total Debt Service Coverage. The Company will not permit the ratio of the Company's Consolidated Cash Flow to Contractual Total Debt Service (not including the Put Note) for





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

(i) the three months ending on June 30, 1995 to be less than 1.15:1.00, (ii)
the six months ending on September 30, 1995 to be less than     1.00:1.00,
(iii) the nine months ending on December 31, 1995 to be less than 1.00:1.00, and (iv) the twelve-month period ending on March 31, 1996 and on the last day of each calendar quarter thereafter, to be less than 1.00:1.00.


SECTION 9. SUBORDINATION

                 Each holder of a Note, whether upon original issue or upon transfer or assignment thereof, by his acceptance thereof agrees that the Notes shall be subject to the provisions contained in the Subordination and Intercreditor Agreement. The Subordination and Intercreditor Agreement shall not apply to the right of a holder of Warrants to exercise Warrants using the principal amount of Notes (or cash) in accordance with the terms of the Warrants.

SECTION 10. CONDITIONS TO PURCHASERS' OBLIGATIONS

                 The Purchasers' obligations to purchase a Note or Notes and a Warrant or Warrants hereunder is subject to satisfaction of the following conditions at the Closing (any of which may be waived by the Purchasers):

                 10.1. Repurchase Agreement. The Company shall have entered into a Repurchase Agreement dated the date hereof with the Purchasers in the form of Exhibit H hereto (as from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "Repurchase Agreement").

                 10.2. Accuracy of Representations and Warranties. The representations and warranties of the Company in the Loan Documents or in any certificate or document delivered pursuant hereto or thereto shall be correct and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement).

                 10.3. Compliance with Agreements; No Defaults. The Company shall have performed and complied in all material respects with all agreements, covenants in and conditions contained in the Loan Documents and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date. On the Closing Date (after giving effect to the transactions contemplated hereby), there shall be no Event of Default or Potential Default.

                 10.4. Officers' Certificate. The Purchasers shall have received a certificate dated the Closing Date and signed by the President or any Vice President and by the Secretary or the Treasurer (or chief financial officer) of the Company, to the effect that the conditions of Sections 10.2,
10.3 and 10.9 have been satisfied.

                 10.5. Proceedings. All corporate and other proceedings in connection with the transactions contemplated by the Loan Documents, and all documents incident thereto, shall be in form and substance satisfactory to the Purchasers and their counsel, and the Purchasers shall have received all such originals or certified or other copies of such documents as the Purchasers or their counsel may reasonably request.

                 10.6. Legality; Governmental and Other Authorization. The purchase of and payment for the Notes and Warrants shall not be prohibited by any law or governmental order, rule, ruling, regulation, release, interpretation or opinion applicable to the Purchasers and shall not subject the Purchasers to any penalty, tax, liability or other onerous condition. Any necessary consents, approvals, licenses, permits, orders and authorizations of, and any filings, registrations or qualifications with, any governmental or administrative agency or other Person, with respect to the transactions contemplated by the Loan Documents shall have been obtained or made and shall be in full force and effect. The Company shall have delivered to the Purchasers, upon their reasonable request setting forth what is required, factual certificates or other evidence, in form and substance satisfactory to the Purchasers and their counsel, to enable the Purchasers to establish compliance with this condition.

                 10.7. Time of Purchase. The Closing shall not occur later than April 7, 1995.

                 10.8. No Change in Law, etc. No legislation, order, rule, ruling or regulation shall have been proposed, enacted or made by or on behalf of any governmental body, department or agency, and no legislation shall have been introduced in either House of Congress, and no investigation by any governmental authority or administrative body shall have been commenced or threatened, and no action, suit or proceeding shall have been commenced before, and no decision shall have been rendered by, any court, other governmental body or arbitrator, which, in any such case, in the Purchasers' reasonable judgment could adversely affect, restrain, prevent or change the transactions contemplated by the Loan Documents (including without limitation the issuance of the Notes and the Warrants hereunder or the issuance of Shares upon exercise of the Warrants) or materially and adversely affect the business, affairs, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

                 10.9. Completion of Acquisition. The Company will have completed upon Closing the acquisition of the business and assets of J&L and TCI, and all other transactions contemplated by the terms of the Acquisition Agreement shall have been consummated.

                 10.10. Environmental Report. Purchasers shall have received an environmental site assessment report prepared by Killam Associates in form and substance satisfactory to Purchasers concerning all properties and facilities currently operated and leased by the Company, TCI, Brighton, J&L, and any Subsidiaries.

                 10.11. Contribution to Capital. In connection with the Acquisition, CPT and the Shareholders shall have made a capital contribution to the Company in the amount of not less than $7,350,000 cash and CPT shall have contributed as capital the business and assets of Brighton.

                 10.12. Net Operating Loss. CPT's NOL shall be at least $68 million and available to offset the Company's taxable income, and the Purchasers shall have approved the form of Tax Sharing Agreement, which shall be in full force and effect.

                 10.13. Fees. The Purchasers shall have received on the Closing Date a non-refundable fee in the amount of $230,000.00 plus payment of their counsel's fee.

                 10.14. No Material Adverse Change. There shall have been no material adverse change in the business, affairs, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of J&L and TCI since September 30, 1994, or Brighton since December 31, 1994.

                 10.15. Other Financings. The Purchasers shall have approved the terms of, and received copies of all documents relating to, a senior debt financing consisting of a term loan (including, a capital expenditure facility in the amount of $3 million) in the amount of $25 million, a revolver loan with a minimum aggregate principal amount availability (subject to the terms of the Loan and Security Agreement) of $15 million, all of which have been completed or will be completed simultaneously with the Closing.

                 10.16. Related Agreements. The Company shall have delivered to the Purchasers certified or executed original copies of:

                         (i)     the Lease;

                        (ii) the Loan Documents (as defined in the Loan and Security Agreement);

                       (iii)     the Acquisition  Documents;

                        (iv)     the Contribution Documents; and

                         (v) to the extent specifically requested by the Purchasers at least two Business Days in advance of Closing, certain of the Assigned Contracts.

                 10.17. Security Interests. All filings of Uniform Commercial Code financing statements, all recordings of the Mortgage and all other filings
and actions necessary to perfect               the Security Interests as
second, valid and perfected Liens in the Property covered thereby, subject only to Permitted Prior Liens, shall have been filed or taken and confirmation thereof shall have been received by Agent. Senior Lender shall have received the original of any certificates of title or other instruments necessary to be delivered into Senior Lender's possession in order to perfect Agent's security interest therein.

                 10.18. Searches. Tax lien, litigation, Uniform Commercial Code, bankruptcy, and judgment searches on the Company, TCI, J&L and Brighton, shall be acceptable to the Purchasers.

                 10.19. Material Agreements. Review and approval by the Purchasers of all material agreements to which the Company is a party, including without limitation, all documents in respect of the borrowing of money, all joint venture agreements, supply agreements or requirements contracts, royalty agreements, license agreements, employment/management incentive agreements, and product warranties.

                 10.20. Lease. The Company shall deliver to the Purchasers the Lease, which Lease shall be satisfactory to the Purchasers in their sole discretion. Without limiting the generality of the foregoing, the Purchasers shall be satisfied that the Lease contains standstill and non-disturbance covenants from the lessors thereof and from each person holding a monetary encumbrance affecting the Demised Premises which are acceptable to the Purchasers, the lessor of the Lease shall have entered into a Landlord's Consent with the Purchasers, and each holder of any monetary encumbrance effecting the Demised Premises shall have entered into a Non-Disturbance Agreement with the Purchasers. The Company shall also provide the Mortgage covering the Demised Premises in favor of the Agent, and in form and content satisfactory to the Purchasers.

                 10.21. Title Commitment. A commitment to issue one or more title insurance policies (the "Title Policies"), issued by insurance companies satisfactory to the Purchasers, in amounts satisfactory to the Purchasers, together with copies of all title exception documents, easements, operating agreements and declarations affecting the Real Property. The Title Policies shall (i) insure the Mortgage to be a valid second lien upon the Real Property, and all appurtenant easements, in each case subject only to the Permitted Prior Liens, (ii) be in the form of an American Land Title Association loan policy revised as of the most recent date, (iii) contain, to the extent obtainable;
(A) so-called comprehensive endorsements if the improvements on the Real Property have been completed; (B) an endorsement protecting forfeiture of reversion as a result of covenants, restrictions or encroachments; (C) endorsements specifically insuring the Purchasers that no restrictions of record affecting the Real Property have been violated; and (D) such other endorsements and affirmative coverages as the Purchasers may require, each in form and content satisfactory to the Purchasers in all respects. The Purchasers also shall have received evidence satisfactory to it that all premiums in respect to the Title Policies have been paid.

                 10.22. Pay-off Letters and Releases. The Company shall provide to the Purchasers documents in form and substance satisfactory to the Purchasers setting forth the amounts necessary to repay and satisfy in full, and evidencing the repayment and satisfaction in full of, the Existing Indebtedness, and the release of any and all of the holders' of such Indebtedness interest in the Collateral, including without limitation, Uniform Commercial Code termination statements.

                 10.23. Transaction Costs. The Company shall provide to the Purchasers a complete, itemized summary of all transaction costs incurred in connection with the making of the Term Loan by the Senior Lender, the consummation of the Acquisition and the Contribution and the issuance of the Notes, as well as appropriate documentation evidencing such costs and the payment thereof including, without limitation, invoices and cancelled checks. All such information must be acceptable to the Purchasers, in the Purchasers' sole discretion. Without limiting the generality of the foregoing, the Purchasers shall not find acceptable the payment of any fees to BT Securities Corporation, except for an investment banking fee in an amount not to exceed $1,200,000, which are not for the reimbursement of actual transaction costs and expenses previously paid by BT Securities Corporation and approved for reimbursement by Senior Lender.

                 10.24. Acquisition. The Purchasers shall have reviewed and approved executed copies of all of the Acquisition Documents. Without in any manner limiting the scope of the Purchasers' review, the Acquisition Documents shall contain specific representations and warranties, in form and substance satisfactory to the Purchasers, with respect to the accuracy of the financial information submitted by TCI and J&L, and shall further contain indemnity provisions acceptable to the Purchasers which shall address, among other items, liability for environmental contamination and clean-up. The Purchasers shall have received a certificate of the Chief Executive Officer of the Company to the effect that the closing of the Acquisition pursuant to the Acquisition Documents is occurring simultaneously with the Closing, and that no material provisions of the Acquisition Documents were waived by the Company without the Purchasers' prior consent.

                 10.25. Appraisals. Review and approval by the Purchasers of recent orderly liquidation value appraisals of the Company's machinery, Equipment and Real Estate performed by Valuation Research Corporation, which appraisals shall, in the Purchasers' sole discretion, support a valuation for such assets of not less than $19,500,000.

                 10.26. Tax Comfort Letter. The Purchasers must review and find satisfactory a letter from the Company's tax advisors addressing the availability for NOLs of CPT in an amount of not less than $68,000,000 which NOLs would be available solely to the Company during the term of the Notes to offset the Company's taxable income during such period.

                 10.27. Insurance. The Purchasers shall have received evidence satisfactory to it of such casualty, hazard, public liability, product liability and other insurance required by the

Purchasers, written by insurers and in amounts and forms satisfactory to the Purchasers.

                 10.28. Opinion of the Company Counsel. The Purchasers shall have received an opinion dated the Closing Date and addressed to the Purchasers of each of Kelley, McCann & Livingstone, and Klett Lieber Rooney & Schorling counsel for the Company, in form and substance satisfactory to the Purchasers, to the effect set forth in Exhibit I hereto.

                 10.29. Senior Loan. The Company shall have satisfied (or the Senior Lender shall have waived) all of the conditions to Closing set forth in the Loan and Security Agreement.

                 10.30. Other Documents and Opinions. The Purchasers shall have received such other certificates, documents and opinions, in form and substance satisfactory to the Purchasers and their counsel, relating to matters incident to the transactions contemplated hereby as the Purchasers may reasonably request.

SECTION 11. AMENDMENT AND WAIVER

                 (a) The Loan Documents may be amended (or any provision hereof or thereof waived) only with the written consent of (i) the Majority Noteholders, and (ii) the holder or holders of Warrants or Shares and representing at least a majority of the sum of the Shares then outstanding and the Shares then obtainable upon the exercise of all Warrants then outstanding, if any; provided, however, that no such amendment or waiver shall (i) change the fixed maturity of any Note, the rate or the time of payment of interest thereon, the principal amount thereof, the premium thereon, the currency in which the Notes are payable, the prepayment provisions of Section 6 hereof, the current exercise price of a Warrant or the registration rights under Section 17 hereof, without the consent of the holder of each Note, Warrant or Share so affected or (ii) reduce the aforesaid percentage of Notes, or reduce the aforesaid percentage of Warrants or Shares, the holders of which are required to consent to any such amendment or waiver, without the consent of the holders of all the Notes, or, as the case may be, the holders of all Warrants and Shares, then outstanding or (iii) increase the percentage of the amount of the Notes, the holders of which may declare the Notes to be due and payable under Section 14 hereof, without the consent of the holders of all the Notes then outstanding.

                 (b) The Company agrees that all holders of Notes or Warrants shall be notified by the Company in advance of any proposed amendment or waiver of any Loan Document, but failure to give such notice shall not in any way affect the validity of any such amendment or waiver. In addition, promptly after obtaining the written consent of the holders herein provided, the Company shall transmit a copy of any amendment or waiver which has been adopted to all holders of Notes, Shares or Warrants then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment or waiver.

                 (c) The Company and each holder of a Note or Warrant then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this Section 11, whether or not such Note or Warrant shall have been marked to indicate such modification, but any Note or Warrant issued thereafter shall bear a notation as to any such modification (but the failure to bear any such notation shall not affect the validity of any such subsequently issued Note or Warrant, which shall be enforceable in accordance with its terms subject to any such modification).

SECTION 12. EXCHANGE OF NOTES AND WARRANTS; CANCELLATION OF SURRENDERED NOTES

                 (a) Subject to Section 16 hereof, at any time at the request of any holder of one or more of the Notes to the Company at its office provided under Section 7.6 hereof, the Company at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue and deliver to or upon the order of the holder in exchange therefor new Notes, in such denomination or denominations as such holder may request (which must be in denominations of no less than $500,000 plus one Note in a lesser denomination, if required), in aggregate principal amount equal to the unpaid principal amount of the Note or Notes surrendered and substantially in the form thereof, dated as of the date to which interest has been paid on the Note or Notes surrendered (or, if no interest has yet been so paid thereon, then dated the date of the Note or Notes so surrendered) and payable to such Person or Persons or order as may be designated by such holder. Any such new Note shall bear any notation required by Section 11 hereof.

                 (b) Subject to Section 16 hereof, at any time at the request of any holder of one or more of the Warrants to the Company at its office provided under Section 7.6 hereof, the Company at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue and deliver to or upon the order of the holder in exchange therefor a new Warrant certificate or certificates of like tenor, in such amount or amounts as such holder may request and calling in the aggregate on the face or faces thereof for the number of Shares which are called for on the face or faces of the Warrant certificate or certificates so surrendered, and in the name of such holder or as such holder may direct. Any such new Warrant certificate shall bear any notation required by Section 11 hereof.

                 (c) In the event that any Note is surrendered to the Company upon the exercise of all or a portion of any Warrant, or upon a prepayment under Section 6 hereof, the Company shall pay all accrued and unpaid interest on such Note or such portion thereof and interest shall cease to accrue upon that portion of the principal amount of such Note used for such exercise or which was prepaid, and the right to receive, and any right or obligation to make, any prepayment on such portion of the principal amount pursuant to
Section 6 hereof shall terminate all upon the date of such exercise or prepayment and upon presentation and surrender of such Note to the Company.

                 (d) Upon the exercise in whole or in part of any Warrant or upon any prepayment under Section 6 hereof, if only a portion of the principal amount of a Note is used in such exercise or prepayment, then such Note shall be surrendered to the Company and the Company shall simultaneously execute and deliver to or on the order of the holder thereof, at the expense of the Company, a new Note or Notes in principal amount equal to the unused portion of such Note.





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

                 (e) All Notes or portions thereof which have been used to exercise all or a portion of a Warrant, or which have been prepaid under
Section 6 hereof, shall be cancelled by the Company and no Notes shall be issued in lieu of the principal amount so used for such exercise or prepayment.

SECTION 13. REGISTRATION; REPLACEMENT OF NOTES AND WARRANTS

                 (a) The Company shall keep a register in which provisions shall be made for the registration of the Notes and Warrants and the registration of transfers of the Notes and Warrants. The register shall be kept at the chief executive office of the Company. Upon surrender for registration of transfer of any Note or Warrant at the chief executive office of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes or Warrants, as the case may be, of a like aggregate principal amount of Notes or number of Shares. At the option of the holder of the Note or Warrant, its Notes or Warrants, as the case may be, may be exchanged for other Notes or Warrants, as the case may be, of any authorized denominations, of a like aggregate principal amount of Notes or number of Shares, upon surrender of the Notes or Warrants, as the case may be, to be exchanged at the chief executive office of the Company. Each new
Note issued upon transfer or exchange shall be in a principal amount of at least $500,000 and in integral multiples of $500,000 and dated the date or dates to which interest on the Notes or Warrants surrendered shall have been paid. Each new Warrant issued upon transfer or exchange shall be for at least 5% of the total number of Shares and dated the date of the original Warrant. All Notes or Warrants issued upon any registration of transfer or exchange of Notes or Warrants, as the case may be, shall be the valid obligations of the Company evidencing the same respective obligations, and entitled to the same security and benefits under this Agreement and the other Loan Documents, as the Notes or Warrants surrendered upon such registration of transfer or exchange. The Company shall make a notation on each new Note of the amount of all payments of principal previously made on the old Notes with respect to which such new Note is issued and the date to which interest accrued on such old Note has been paid.

                 (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note or Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender of such Note or Warrant (which surrendered Note or Warrant shall be cancelled by the Company), the Company will, without charge, issue a new Note or Warrant, as the case may be, of like tenor in lieu of such lost, stolen, destroyed or mutilated Note or Warrant as if the lost, stolen, destroyed or mutilated Note or Warrant were then surrendered for exchange.

SECTION 14. DEFAULTS

                 (a) Any of the following shall constitute an "Event of Default" (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (i) the Company defaults in the payment (whether or not such payment is prohibited under Section 9 hereof or under the Subordination and Intercreditor Agreement) of (A) any part of the principal of, or Make Whole Premium or Special Premium on, any Note, when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, or (B) the interest on any Note, when the same shall become due and payable, and such default in the payment of interest shall have continued for five (5) days or (C) any amount required to be paid by the Company pursuant to the Repurchase Agreement and such default in payment shall have continued for five (5) Business Days (except a payment which is not made pursuant to the Repurchase Agreement as a result of the operation of clause (i) or (ii) (and the proviso) of Section 6(a) of the Repurchase Agreement) or (D) the Company fails to pay any other amount due under a Loan Document and such default shall have continued for five (5) Business Days after notice thereof from the Agent; or





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

                           (ii) the Company fails to observe any of the covenants or agreements contained in Section 7 or 8 hereof and, with respect to covenants in Section 7 hereof, such failure shall continue for a period of ten (10) days after written notice of such failure is given by the Agent and, with respect to covenants in Section 8 hereof, such failure shall continue for a period of five (5) days after written notice of such failure is given by the Agent ; or

                           (iii) the Company defaults in the performance of any other agreement or covenant contained in the Loan Documents and such default shall not have been remedied within forty-five (45) days after written notice from the Agent; or

                           (iv) any representation or warranty by the Company in the Loan Documents or any statement or representation in any certificate or other document delivered by the Company pursuant hereto or thereto proves to have been incorrect in any material respect when made; or

                           (v) the occurrence of an event of default under Indebtedness for Borrowed Money or a Capitalized Lease (other than the Company's Obligations) in excess of $1,000,000 in the aggregate which resulted in such Indebtedness becoming due and payable by virtue of acceleration prior to the date on which it otherwise would have become due and payable, without such acceleration having been rescinded or annulled within any applicable grace period, if any, applicable thereto or forty-five (45) Business Days, if shorter; or

                           (vi) a final judgment or order (excluding judgment amounts covered by insurance) which, either alone or together with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $1,000,000 (or the equivalent in other currencies) is rendered against the Company or any Subsidiary and such judgment or order shall not have been discharged or execution thereof shall not have been stayed within sixty (60) days after entry thereof; or





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

                           (vii) the Company or any Subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts; or a receiver or trustee is appointed for the Company or any Subsidiary or for substantially all of its assets and, if appointed without its consent, such appointment is not discharged or stayed within sixty (60) days; or proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors are instituted by or against the Company or any Subsidiary, and, if contested by it, are not dismissed or stayed within 60 days; or any writ of attachment or execution or any similar process is issued or levied against the Company or any Subsidiary or any significant part of its property and is not released, stayed, bonded or vacated within sixty (60) days after its issue or levy; or the Company or any Subsidiary takes corporate action in furtherance of any of the foregoing; or

                           (viii) the Company or any ERISA Affiliate fails to make any contributions required to be made to a Single Employer Plan or Multiemployer Plan, any accumulated funding deficiency (within the meaning of Section 4971 of the Code) occurs or exists with respect to any Single Employer Plan (whether or not waived), the present value of all benefits under all Single Employer Plans (based on those assumptions used to fund such Single Employer Plans) exceeds, in the aggregate, as of the last annual valuation date applicable thereto, the actuarial value of the assets of such Single Employer Plans allocable to such benefits by more than $1,000,000, or a Termination Event occurs; or

                           (ix) other than with respect to the Withdrawal Liability, (A) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan, (B) the Company or such ERISA Affiliate does not have reasonable grounds for contesting such withdrawal liability or is not in fact contesting such withdrawal liability in a timely and appropriate manner and (C) the amount of the withdrawal liability specified in such notice, when aggregated with all other amounts required to be paid to

         Multiemployer Plans in connection with withdrawal liabilities (determined as of the date or dates of such notification), exceeds $1,000,000 or requires payments exceeding $100,000 in any year; or

                           (x) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination, the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $100,000; or

                           (xi) (A) any Governmental Body shall revoke, terminate, suspend or adversely modify any license, permit, approvals, including without limitation, any approvals required for the continued operation of the Business (the "Approvals"), or trademark or trade name of the Company, the failure of which to continue would have a material adverse effect upon the financial condition, business, operations, profit, Property or prospects of the Company; or (B) there shall exist any violation or default in the performance of, or a failure to comply with, any lease, agreement or condition or term of any license, permit or other governmental approval or consent, which violation, default or failure would have a material adverse effect upon the financial condition, business, operations, profit, Property or prospects of the Company, or any lease or any such agreement license, permit, Approvals, or governmental approval or consent shall cease to be in full force and effect, or (C) any Operating Agreement or other agreement which is necessary to the operation of the Business shall be revoked or terminated and not replaced by a substitute acceptable to the Majority Noteholders within fifty (50) days after the date of such revocation or termination, such revocation or termination and non-replacement would have a





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

         material adverse effect upon the financial condition, business, operations, profit, Property or prospects of the Company; or

                           (xii) if any material portion of the Collateral shall be seized or taken by a Governmental Body; or the Company shall fail to maintain the Security Interests and priority of the Loan Documents as against any Person; or the title and rights of the Company to any material portion of the Collateral shall have become the subject matter of litigation which, might, in the opinion of the Majority Noteholders upon final determination result in an impairment or loss of the security provided by the Loan Documents; or

                           (xiii) Excluding any ownership of the capital stock of the Company by the holders of the Warrants upon exercise of the Warrants, (A) J&L Holdings shall at any time own, beneficially and of record, less than 100% in the aggregate of all of the issued and outstanding shares of capital stock of the Company having ordinary voting rights for the election of directors, (B) the Shareholders (or, in the event of the death of any of them, his estate, legal representative or heirs) and CPT shall at any time own, beneficially and of record, less than 100% in the aggregate of all of the issued and outstanding shares of capital stock of J&L Holdings having ordinary voting rights for the election of director or (C) CPT shall at any time own, beneficially and of record, less than 80.1% in the aggregate of all of the issued and outstanding share of capital stock of J&L Holdings having ordinary voting rights for the election of directors.

                 (b) If an Event of Default occurs pursuant to Sections 14(a)(i) through (vi) hereof, then and in each such event any holder or holders of more than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding may at any time (unless all such Events of Default shall theretofore have been waived or remedied) at its or their option, by written notice or notices to the Company, declare all the Notes to be due and payable in full. Upon any such declaration or upon the occurrence of an Event of Default pursuant to clause (vii) of





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

Section 14(a) hereof (in which case no declaration is required), all Notes shall forthwith immediately mature and become due and payable, together with interest accrued thereon, plus an amount equal to the Make Whole Premium, if any, without presentment, demand, protest or notice, all of which are hereby waived. However, if, at any time after the principal of the Notes shall so become due and payable and prior to the date of maturity stated in the Notes, all arrears (without giving effect to any such acceleration) of principal and interest on the Notes (with interest at the rate specified in the Notes on any overdue principal and, to the extent legally enforceable, on any overdue interest) shall be paid by or for the account of the Company, then the holders of Notes evidencing at least 50% of the principal amount outstanding under all Notes, by written notice or notices to the Company, may rescind or annul such declaration, but not waive the underlying Event of Default, and thereafter the Notes may be accelerated as a result of such Event of Default only upon notice from the Majority Noteholders. If any holder of a Note shall give any notice or take any other action with respect to a claimed default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action, will give written notice thereof to all other holders of the Notes then outstanding, describing such notice or other action and the nature of the claimed default.

SECTION 15. REMEDIES

                 (a) In case any one or more Events of Default shall occur and be continuing, the holder of a Note or Warrant then outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Loan Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or for any other remedy (including, without limitation, damages). In addition, the Agent may:

                           (i) without notice to or demand upon the Company, make such payments and do such acts as the Agent considers necessary or reasonable to protect its





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

         security interest in the Collateral. The Company agrees to assemble the collateral if the Agent so requires, and to make the Collateral available to the Agent as the Agent may designate. The Company authorizes the Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in the Agent's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of the Company's owned premises, the Company hereby grants the Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of the Agent's rights or remedies provided herein, at law, in equity, or otherwise;

                           (ii)  ship, reclaim, recover, store, finish,
         maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. The Agent is hereby granted a license or other right to use, without charge, the Company's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, and the goodwill associated with any of the foregoing, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any collateral and the Company's rights under all licenses and all franchise agreements shall inure to the Agent's benefit;

                           (iii) assume any and all of the obligations of the Company under any of the Assigned Contracts and to perform any and all acts that the Company is required or entitled to perform thereunder, including, without limitation, enforcement of the Company's rights pursuant to the terms thereof;

                           (iv) sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Company's premises) as the Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                           (v) give notice of the disposition of the Collateral as follows:

                                       (A)  the Agent shall give the Company
                           and each holder of a security interest in the Collateral who has filed with the Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                                       (B)  the notice shall be personally
                           delivered or mailed, postage prepaid, to the Company as provided in Section 20, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than the Company claiming an interest in the Collateral shall be sent to such addresses as they have furnished to the Agent;

                                       (C)  if the sale is to be a public sale,
                           the Agent also shall give notice of the time and place by publishing a notice one time at least ten
                           (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                           (vi) the Agent or any Purchaser may credit bid and purchaser at any public sale; and

                           (vii) any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Company. Any excess will be returned, without interest and subject to the rights of third parties, by the Agent to the Company.

                 (b) In case of a default in the payment of any principal of or interest on any Note, or default in the payment of amounts owing under any Loan Document, or default in the observance of any other agreement or covenant of the Company in any Loan Document, the Company will pay to the holder thereof or party thereto, in addition to any interest or premium otherwise required, such further amount as shall be sufficient to cover any and all costs and expenses of enforcement and collection, including, without limitation, reasonable attorneys' fees and expenses.

                 (c) No course of dealing and no delay on the part of any holder of any Note or Warrant or any party to any Loan Document in exercising any rights or remedies shall operate as a waiver thereof or otherwise prejudice such holder's or party's rights. No right or remedy conferred hereby or by any Loan Document shall be exclusive of any other right or remedy referred to herein or therein or available at law, in equity, by statute or otherwise. To the extent permitted under any applicable law, each of the Company and each Subsidiary hereby irrevocably waives and relinquishes the benefit of any valuation, stay, appraisal, extension or redemption laws, whether such laws presently exist or may exist in the future, which laws might, but for this
Section 15(c), be applicable to any sale of any or all of the assets of the Company or any Subsidiary (including without limitation the Collateral) made pursuant to any judgment, order or decree of any court, or otherwise based on any claim relating to or arising out of any of the Loan Documents.

                 (d) The Purchasers shall, in addition to other remedies provided by law, have the right and remedy to have the provisions of any Loan Document specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach of the provisions of any Loan Document will cause irreparable injury to the Purchasers and that money damages will not provide an adequate remedy. Nothing contained herein shall be construed as prohibiting the Purchasers from pursuing any other remedies available to the Purchasers for such breach or threatened breach, including, without limitation, the recovery of damages from the Company.

                 (e) Except as may be otherwise specifically provided herein or in any other agreement between the Purchasers and the Company which may be applicable, the Company waives any right, to the extent applicable law permits, to receive prior notice of or a judicial or other hearing with respect to (i) any action or prejudgment remedy or proceeding by the Agent to take possession, exercise control over, or dispose of any item of the Collateral in any instance (regardless of where the same may be located) where such action is permitted under the terms of this Agreement, any other Loan Document or by applicable law, and (ii) of the time, place or terms of sale in connection with the exercise of the Agent's rights hereunder. The Company also waives, to the extent permitted by law, any bonds, security or sureties required by any statute, rule or otherwise by law as an incident to any taking of possession by the Agent of Property subject to the Agent's Lien. The Company also waives any damages (direct, indirect, consequential or otherwise) occasioned by the enforcement of the Agent's rights under this Agreement including the taking of possession of any Collateral or the giving of notice to any account debtor, all to the extent t hat such waiver is permitted by law. The Company also consents that the Agent may enter upon any premises owned by or leased to the Company without obligation to pay rent or other compensation or for use and occupancy, through self help, without judicial process and without having first given notice to the Company or obtained an order of any court. These waivers and all other waivers provided for in this Agreement, the other Loan Documents and any other agreements or instruments executed in connection herewith have been negotiated by the parties and the Company acknowledges that it has been represented by counsel of its own choice and has consulted such counsel with respect to its rights hereunder.

SECTION 16. RESTRICTIONS ON TRANSFER

                 Each holder of a Note or Warrant by acceptance thereof agrees that it will not sell or otherwise dispose of any Notes, Warrants or Shares unless such Notes, Warrants or Shares have been registered under, or have been sold pursuant to an exemption from registration under, the Securities Act. As a condition to the Company's obligation to issue a new Note or Warrant to a transferee thereof which (x) is not a holder of a Note or Warrant, the transferor must certify to the Company the facts on which the transferor is relying for such exemption and if the Company in its reasonable opinion does not believe such facts indicate any such exemption is available, the Company shall so notify the transferor within ten (10) days of receipt of such certification and the transferor, in order to obtain such issuance by the Company, must supply the Company with a legal opinion from counsel selected by the transferor (who may not be inside counsel of the transferor) concluding, in form reasonably satisfactory to the Company, that such transfer is exempt from registration under the Securities Act and applicable state securities laws and
(y) is a holder of a Note or Warrant, the transferor must represent to the Company in writing that the transfer is so exempt.

SECTION 17. REGISTRATION RIGHTS

                 17.1.  Piggyback Rights.

                 (a) If the Company shall at any time propose to file a registration statement under the Securities Act for any underwritten sales of shares of the Company's Common Stock (or any warrants, units, convertibles, rights or other securities related or linked to any shares of the Company's Common Stock) on behalf of the Company or otherwise, the Company shall give written notice of such registration no later than 60 days before its filing with the Commission to all holders of Warrants or Shares. If holders of Warrants or Shares so request within thirty (30) days of receipt of such notice, the Company shall include in any such registration the Shares held or to be held after exercise of Warrants by such holders and requested to be included in such registration.

                 (b) The Company agrees that J&L Holdings will not file a registration statement for any sales of shares of J&L Holdings' capital stock, or any warrants, units, convertibles, rights or other securities related or linked to any shares of J&L Holdings' capital stock, by or on behalf of J&L Holdings or otherwise, without the prior written consent of the Majority Noteholders.

                 17.2.  Expenses.  Subject to the limitations contained in this
Section 17.2 and except as otherwise specifically provided in this Section 17, the entire costs and expenses of any registration and qualification pursuant to
Section 17.1 hereof shall be borne by the Company. Such costs and expenses shall include, without limitation, the fees and expenses of counsel for the Company and of its accountants, all other costs, fees and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the reasonable fees and expenses of counsel to the holders of Warrants or Shares relating to such registration and qualification, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the Shares and the costs and expenses (including fees and disbursements of counsel) incurred in connection with the qualification of the Shares under the Blue Sky laws of various jurisdictions. The Company shall not, however, pay underwriting fees or commissions to the extent related to the sale of Shares sold in any registration and qualification.

                 17.3.  Procedures.

                 (a) In the case of each registration or qualification pursuant to Section 17.1, the Company will keep all holders of Warrants or Shares advised in writing as to the initiation of proceedings for such registration and qualification and as to the completion thereof, and will advise any such holder, upon request, of the progress of such proceedings.

                 (b) At the Company's expense, the Company will keep each registration and qualification under this Section 17 effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate for a period of one hundred twenty
(120) days after the effective date of such registration statement, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current and the further qualification under any applicable Blue Sky or other state securities laws to permit such sale or distribution, all as requested by such holder or holders. The Company will immediately notify each holder on whose behalf Shares have been registered pursuant to this Section 17 at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                 (c) The Company will furnish to each holder on whose behalf Shares have been registered pursuant to this Section 17 a signed counterpart, addressed to such holder, of (i) an opinion of counsel for the Company, dated the effective date of such registration statement, and (ii) a so-called "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, and such opinion of counsel and accountants' letter shall cover substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in connection with underwritten public offerings of securities.

                 (d) Without limiting any other provision hereof, in connection with any registration of Shares under this Section 17, the Company will comply with the Securities Act, the Securities Exchange Act and all applicable rules and regulations of the Commission, and will make generally available to its securities holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                 (e)  In connection with any registration of Shares under this
Section 17, the Company will provide a transfer agent and registrar for the Shares not later than the effective date of such registration statement.

                 (f)  In connection with any registration of Shares under this
Section 17, the Company will, if requested by the underwriters for any Shares included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The holders on whose behalf Shares are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Warrants or Shares.
Such underwriting agreement shall comply with Section 17.5 hereof.

                 (g) If the Company at any time proposes to register any of its securities under the Securities Act, whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, then the Company will use its best efforts, if requested by any holder of Warrants or Shares who requests registration of Shares in connection therewith pursuant to Section 17.1 hereof, to arrange for such underwriters to include such Shares among the securities to be distributed by or through such underwriters.

                 (h) Upon request by any holder of Warrants or Shares who has requested such registration, the Company will give such holder and their underwriters, if any, and their respective counsel and accountants, (i) such information regarding the





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preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, as such holder may specify, and (ii) opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be necessary, in the opinion of such holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act. Without limiting the foregoing, each registration statement, prospectus, amendment, supplement or any other document filed with respect to a registration under this Section 17 shall be subject to review and reasonable approval by the holders registering Shares in such registration and by their counsel.

                 17.4. Provision of Documents. The Company will, at the expense of the Company, furnish to each holder of Warrants or Shares with respect to which registration has been effected, such number of registration statements, prospectuses, offering circulars and other documents incident to any registration or qualification referred to in Section 17.1 or 17.2 as such holder from time to time may reasonably request.

                 17.5. Indemnification. The Company will indemnify and hold harmless each holder of Warrants or Shares and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls the holder or underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) to which the holder or underwriter or such controlling person may be subject, under the Securities Act or otherwise, insofar as any thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Shares were registered under the Securities Act pursuant to Section 17.1 hereof, any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein for necessary to make the statements therein not misleading,





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except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company in writing by such holder or by any underwriter for such holder expressly for use therein (with respect to which information such holder or underwriter shall so indemnify and hold harmless each other and the Company, any underwriter for the Company and each person, if any, who controls the Company, such holder or such underwriter within the meaning of the Securities Act).

                 17.6. Certain Limitations in Connection with Future Grants of Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any Common Stock providing for the granting to such holder of incidental or "piggy-back" registration rights unless such agreement includes provisions to the effect that, in the case of a registered underwritten public offering of the Company's Common Stock to which Section 17.1 hereof applies, such agreement gives the complete priority to the registration and offering of Shares held by holders of Warrants or Shares if marketing factors require a limitation on the number of securities of the Company to be included in such offering.

SECTION 18. EXPENSES; INDEMNIFICATION

                 (a) Expenses; Taxes. Whether or not the transactions herein contemplated are consummated, the Company will pay (i) the costs and expenses of the preparation and printing of the Loan Documents and the furnishing of all opinions by counsel for the Company, (ii) the fees and disbursements of Morgan, Lewis & Bockius in connection with the Loan Documents and the transactions contemplated hereby and thereby (whether or not a Closing occurs hereunder),
(iii) the fees and disbursements of counsel to the holders of Notes and Warrants in connection with any amendments to or modifications or waivers of any provisions of the Loan Documents or in connection with any other agreements between such holders and the Company and (iv) the fees and expenses of any investment banker, broker or finder involved with the Loan Documents or any of the transactions contemplated hereby or thereby. The obligations of the Company under this Section 18





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shall survive the Closing, the payment or cancellation of the Notes and the exercise of the Warrants and any termination of the Loan Documents.

                 The Company agrees to pay, or cause to be paid, all documentary, stamp and other similar taxes levied under the laws of the United States of America or any state or local taxing authority thereof or therein in connection with the issuance and sale of the Notes and the Warrants and the execution and delivery of this Agreement and the Repurchase Agreement and any other Loan Document or other documents or instruments contemplated hereby or thereby and any modification of any of the Loan Documents or any such other documents or instruments and will hold the Purchaser harmless without limitation as to time against any and all liabilities with respect to all such taxes; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involved in the issue or delivery of any Warrant certificates or Share certificates in a name other than that of the holder of record of such Warrants.

                 (b) Indemnification. Whether or not the transactions contemplated by this Agreement are consummated, the Company hereby agrees to indemnify and hold each Purchaser and each holder of a Note or Warrant or Share harmless (including any of such Purchaser's or holder's affiliated companies) and any of such Purchaser's or holder's directors, officers, employees, or agents and any person controlling (within the meaning of Section 20(a) of the Securities Exchange Act) such Purchaser or holder or any of its affiliated companies (collectively, the "Indemnified Persons") from and against any and all losses, claims, damages, liabilities, securities law penalties, and expenses whatsoever (including, but not limited to, any and all reasonable fees and expenses whatsoever incurred by an Indemnified Person and its attorneys in investigating, preparing for, defending against, acting as a witness, providing evidence, producing documents, or taking any other action in respect of any litigation or proceeding, commenced or threatened, or any claim whatsoever), (collectively, the "Losses") arising out of or in connection with the Loan Documents, other than to the extent Losses result from the gross negligence or wilful misconduct of the Indemnified





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Person or breach of any covenant in the Loan Documents by the Indemnified
Person. The foregoing indemnity shall be in addition to any other rights which the Indemnified Persons may have against the Company otherwise than under this paragraph. If a court shall hold for any reason that the preceding indemnification is unavailable to any Indemnified Person as to any matter for which it would be available if enforceable in accordance with its terms, the Company on the one hand and the Indemnified Person on the other agree to contribute to such loss in such proportion as is appropriate to reflect the relative benefits and the relative fault of the Company on the one hand and of the Indemnified Person on the other in connection with the statements, actions, or omissions which results in such Loss, as well as any other relevant equitable considerations.

                 If any Indemnified Party is entitled to indemnification hereunder, such Indemnified Party shall give prompt notice to the Company of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification pursuant hereto and of which such Indemnified Party knew or reasonably should have known; provided, however, that the failure so to notify the Company shall not relieve the Company from any obligation or liability except to the extent that the amount owed by the Company has been increased by such failure. The Company shall have the right, exercisable by giving written notice to an Indemnified Person within 20 Business Days after receipt of written notice from such Indemnified Person of such claim or proceeding, to assume, at its expense, the defense of any such claim or proceeding; provided, however, that an Indemnified Person shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (1) the Company agrees to pay such fees and expenses; or (2) the Company fails promptly to assume, or to diligently pursue, the defense of such claim or proceeding; or
(3) the named parties to any such claim or proceeding (including any impleaded parties) include both such Indemnified Person and one or more of the Company or an Affiliate of the Company, and such Indemnified Person shall have been advised by counsel that there may be one or more material defenses available to such Indemnified Person which are different





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from or additional to those available to the Company or such Affiliate; or (4)
an Event of Default is continuing; or (5) the claim or proceeding seeks to impose criminal penalties against the Indemnified Person (in which case if such Indemnified Person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense thereof, it being understood, however, that the Company shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Person). Whether or not such defense is assumed by the Company, such Indemnified Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed).

SECTION 19. HOME OFFICE PAYMENTS

                 As long as the Purchaser or any payee named in the Notes delivered to the Purchaser on the Closing Date, or any institutional holder which is a direct or indirect transferee from the Purchaser or such payee, shall be the holder of any Note, the Company will make payments (whether at maturity, upon mandatory or optional prepayment, upon repurchase or otherwise) of principal, interest and premium, if any, (i) by check payable to the order of the holder of any such Note duly mailed or delivered to the Purchaser at its address specified in Exhibit A, or at such other address as the Purchaser or such other holder may designate in writing, or, (ii) if requested by the Purchaser or such other holder, by wire transfer to the Purchaser's or such other holder's (or its nominee's) account at any bank or trust company in the United States of America, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. IF THE PURCHASER HAS PROVIDED AN ADDRESS ON EXHIBIT A HERETO FOR PAYMENTS BY WIRE TRANSFER, THEN THE PURCHASER SHALL BE DEEMED TO HAVE REQUESTED WIRE TRANSFER PAYMENTS UNDER THE PRECEDING CLAUSE (ii). All such payments shall be made in federal or other immediately available funds and





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shall arrive by 1:00 p.m. local time at the place of payment on the day when due.

SECTION 20. CREATION OF SECURITY INTEREST; PLEDGE; MORTGAGES

                 20.1. Grant of Security Interest. Company hereby assigns to Agent, and grants to Agent a continuing Security Interest in, all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of Company's Obligations. In addition, Company hereby assigns to Agent and grants to Agent a continuing Security Interest in all of Company's right, title and interest in, to and under the Assigned Contracts in order to secure prompt repayment of all of Company's Obligations. Agent's Security Interest in the Collateral and the Assigned Contracts shall attach to all Collateral and the Assigned Contracts without further act on the part of Agent or Company. Company hereby confirms and acknowledges that, notwithstanding the foregoing assignment and grant of a Security Interest in the Assigned Contracts, Agent has not assumed nor will it assume or be or become liable for any of the obligations of Company under the Assigned Contracts and Company shall remain fully liable for the performance of all such obligations, except as specifically set forth herein.

                 20.2. Delivery of Additional Documentation Required. Company shall execute and deliver to Agent, prior to or concurrently with Company's execution and delivery of this Agreement and at any time thereafter at the request of Agent, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent may reasonably request, in form satisfactory to Agent, to perfect and continue perfection of the Security Interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                 20.3. Power of Attorney. Company hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Company's





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true and lawful attorney, with power to:  (i) sign the name of Company on any of the documents described in this Section 20 or on any other similar documents to be executed, recorded, or filed in order to perfect or continue perfection of the Security Interests; (ii) endorse Company's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Agent's possession (to the extent such constitutes Collateral); and (iii) at any time that a Potential Default or an Event of Default has occurred, make, settle, and adjust all claims under Company's policies of insurance or in respect of condemnation proceedings, and make all determinations and decisions with respect to such policies of insurance or condemnation proceedings. With respect to the matters described in clause
(iii) of the preceding sentence, Agent shall not act pursuant to the foregoing power of attorney until Agent has provided Company with notice of Agent's intent so to act not less than five (5) Business Days prior to any such proposed action and, in the event Company has taken the necessary steps during such period to settle or adjust such disputes or claims in a manner satisfactory to Agent, or is otherwise proceeding toward a resolution of such matters in a manner satisfactory to Agent, Agent shall allow Company to complete such settlement so long as Company continues to diligently prosecute the same toward a conclusion. The appointment of Agent as Company's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of Company's Obligations have been fully repaid and performed and Agent's obligations hereunder are terminated.

                 20.4. Right to Inspect. Agent (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect Company's Books and to check, test, and appraise the Collateral in order to verify Company's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral, in a manner consistent with Section 7.4.

                 20.5. Stock Pledge Agreement. In consideration for Agent's providing financing to Company, J&L Holdings shall pledge to Agent all of the issued and outstanding capital stock of





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Company to secure payment and performance of all of Company's Obligations pursuant to the Stock Pledge Agreement.

                 20.6. Mortgage. In consideration for Agent's providing financing to Company, Company will execute and deliver to Agent the Mortgage.

                 20.7. Releases Upon Termination. Upon the termination of this Agreement and the full and permanent satisfaction of and payment in full of all of Company's Obligations, Agent shall deliver to Company upon its request therefor and at Company's expense, releases, reconveyances and satisfactions of all financing statements, mortgages, notices of assignment and other registrations of security, and Company shall also deliver to Agent an unqualified release of all of Agent's obligations under all Loan Documents and an acknowledgment that the same have been terminated.

                 20.8. Recourse to Security. Recourse to security shall not be required for any of Company's Obligations hereunder nor shall Agent be required to first marshal, dispose of, or realize upon any security or Collateral.

SECTION 21.  THE AGENT

                 21.1. Appointment. (a) Each Purchaser hereby irrevocably designates and appoints the Agent as the agent of such Purchaser under this Agreement, and each such Purchaser irrevocably authorizes the Agent, as the agent for such Purchaser, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.

                 (b) All Collateral shall be held or administered by the Agent for the ratable benefit of the Purchasers. Any proceeds received by the Agent from the foreclosure, sale, lease, or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Loan Documents shall be applied, first, to the cost of any such foreclosure,





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sale, lease or other disposition and, second, to the payment in full of the remaining Company's Obligations pro rata in proportion to the amount of the Company's Obligations owed to each Person.

                 21.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

                 21.3. Reliance by Agent. The Agent may deem and treat the registered owner of any Note as the owner thereof for all purposes. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Noteholders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Majority Noteholders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers and all future holders of the Notes.

                 21.4. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Agent has received notice from the Company referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default". The Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable in the best interests of the Purchasers.

                 21.5. Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Purchaser.





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                 21.6.  Agent in Its Individual Capacity.  The Agent and its
Affiliates may make loans to and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Purchaser" and "Purchasers" shall include the Agent in its individual capacity.

                 21.7. Successor Agent. The Agent may resign as Agent upon 20 days' notice to the Purchasers. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Purchasers on whose behalf such Agent is acting shall appoint a successor agent for the Purchasers, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 21 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. The Agent shall use its best efforts to notify the Company of any such resignation; provided, however, neither the Agent nor the Purchasers shall be held liable in any respect for the failure to provide such notice; and further provided, however, that until the Company receives notice of Agent's resignation and of the appointment of a successor agent, the Company shall be entitled to rely upon the Agent as the Agent hereunder.

                 21.8. Co-Agent. Rhode Island Hospital Trust National Bank shall be entitled to designate and appoint a co-agent (the "Co-Agent") to act as Co-Agent with the Agent and to take such actions on its behalf as under the provisions of this Agreement and to exercise the same type of powers and perform the same type of duties as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably





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incidental thereto subject to the following (provided that at no time may there be more than two Persons designated as Agent or Co- Agent):

                 (a) In the event either the Agent or the Co-Agent shall have knowledge of any material default by the Company in respect of any of the Notes, or shall have knowledge of any matter which may adversely affect the interest of the other party in the Notes, the Warrants, the Loan Documents or the Collateral, such party shall give prompt written notice of such default to the other party; and

                 (b) Excepting as specifically elsewhere herein or in the Loan Document, the Agent and the Co-Agent agree that all actions taken or not taken with respect to the Company, the Notes, the Warrants, the Loan Documents or the Collateral and all related matters shall be taken or not taken only with the joint concurrence of the Agent and the Co-Agent (it being understood that the Agent and the Co-Agent are in turn directed in their actions by their respective Purchasers as provided in this Agreement). In particular, but not by way of limitation of the foregoing, the Agent and the Co-Agent agree not to do any of the following without the concurrence of the other (a) amend or waive any provision of any Loan Document, (b) release the Company from any obligation under a Loan Document, (c) grant any consent or approval under any Loan Document, (d) after any taking of title, possession or control of any Collateral, manage, operate, sell, lease or otherwise transfer any thereof or
(f) hire counsel, accountants, engineers or other experts or advisers if the costs thereof are to be reimbursed or shared by the Agent and the Co-Agent.

SECTION 22. NOTICES

                 Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, consents and other communications hereunder or under the Loan Documents shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid), to the following addresses:





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                 (a)  if to the Purchaser, at the Purchaser's address as set forth in Exhibit A hereto, or at such other address as may have been furnished to the Company by the Purchaser in writing; or

                 (b) if to any other holder of a Note or Warrant, at such address as the payee or registered holder thereof shall have designated to the Company in writing; or

                 (c) if to the Company, at care of CPT Holdings, Inc., 1430 Broadway, 13th Floor, New York, NY 10018, attention: President, with a copy to Kelley, McCann & Livingstone, BP America Building, 200 Public Square, 35th Floor, Cleveland, Ohio 44114, attention: Michael D. Schenker, or at such other address as may have been furnished in writing by the Company to the Purchaser and to the other holders of Notes and Warrants.

Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received, unless otherwise expressly specified or permitted by the terms hereof.

SECTION 23. MISCELLANEOUS

                 23.1. Entire Agreement. The Loan Documents, together with any further agreements entered into by the Purchaser and the Company at the Closing, contain the entire agreement between the Purchaser and the Company, and supersede any prior oral or written agreements, commitments, terms or understandings, regarding the subject matter hereof.

                 23.2. Survival. All agreements, representations and warranties contained in the Loan Documents or any document or certificate delivered pursuant hereto or thereto shall survive, and shall continue in effect following, the execution and delivery of such Loan Documents, the closings hereunder and thereunder, any investigation at any time made by the Purchasers or on their behalf or by any other Person, the issuance, sale and delivery of the Notes and the Warrants, any disposition thereof and any payment or cancellation of the Notes, and any exercise of





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the Warrants and any disposition thereof; provided, that Sections 7 and 8 shall terminate upon the payment of all outstanding Notes. All statements contained in any certificate or other document delivered by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

                 23.3. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

                 23.4. Headings. The headings and captions in this Agreement and the table of contents are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                 23.5.  Binding Effect and Assignment.

                 (a) The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns whether so expressed or not.

                 (b) The Company may not assign any of its obligations, duties or rights under any of the Loan Documents, except pursuant to Section 8.4 hereof or with the Majority Noteholders consent.

                 (c) In addition to any assignment by operation of law, the Purchaser may assign, in whole or in part, any or all of its rights (and/or obligations) under any of the Loan Documents to any transferee of any or all of its Notes, Warrants or Shares, subject to the terms of Section 16 hereof, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights the Purchaser would otherwise have under this Agreement or under the Repurchase Agreement or with respect to any remaining Notes, Warrants or Shares held by the Purchaser.





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                 23.6.  Severability.  Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

                 23.7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

                 23.8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE ELECTION OF THE PURCHASERS OR ANY OTHER HOLDER OF NOTES, ALL ACTIONS OR PROCEEDINGS RELATING TO THE LOAN DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LOAN DOCUMENTS. THE COMPANY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE COMPANY AND WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS THEIR AGENT, TO RECEIVE ON THEIR BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT THE ADDRESS OF THE COMPANY PROVIDED IN SECTION 20 HEREOF, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. AS AN ALTERNATIVE TO SERVICE OF PROCESS ON SUCH AGENT (WHETHER OR NOT ANY SUCH AGENT HAS BEEN APPOINTED), THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE

SUFFICIENT NOTICE AND SERVICE OF PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE PURCHASER OR ANY OTHER HOLDER OF NOTES TO BRING PROCEEDINGS OR OBTAIN OR ENFORCE JUDGMENTS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

                 23.9. WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE COMPANY AND THE PURCHASERS ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE PURCHASERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE PURCHASERS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) ANY LOAN DOCUMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.





                            [SIGNATURE PAGE FOLLOWS]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                       J&L STRUCTURAL, INC.



                                       By:
                                           ---------------------------------

                                       THE PAUL REVERE INVESTMENT MANAGEMENT
                                         CORPORATION



                                       By:
                                           ---------------------------------

                                       The Paul Revere Investment Management
                                       Corporation, as agent for
                                       THE PAUL REVERE LIFE INSURANCE
                                       COMPANY



                                       By:
                                           ---------------------------------

                                       The Paul Revere Investment Management
                                       Corporation, as agent for
                                       THE PAUL REVERE PROTECTIVE LIFE
                                       INSURANCE COMPANY



                                       By:
                                           ---------------------------------

                                       The Paul Revere Investment Management
                                       Corporation, as agent for
                                       THE PAUL REVERE VARIABLE
                                       ANNUITY INSURANCE COMPANY

                                       By:
                                           ---------------------------------

                                       Rhode Island Hospital Trust National
                                       Bank, as Trustee for
                                       THE TEXTRON COLLECTIVE
                                       INVESTMENT TRUST



                                       By:
                                           ---------------------------------

                            COMPANY ACKNOWLEDGEMENT


STATE OF NEW YORK )
                  ) SS.:
COUNTY OF NEW YORK)

    I, ________________________, a Notary Public in and for said County, in the State aforesaid, hereby certify that ________________, personally known to me to be _____________ of J&L STRUCTURAL, INC., and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument as _________________ of said corporation, as his free and voluntary act, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

    GIVEN under my hand and notarial seal this ____ day of ___________, 1995.


                                     ___________________________
                                            NOTARY PUBLIC

                                     MY COMMISSION EXPIRES:_________



                          PURCHASERS' ACKNOWLEDGEMENTS


STATE OF ___________)
                    ) SS.:
COUNTY OF __________)

    I, ________________________, a Notary Public in and for said County, in the State aforesaid, hereby certify that ________________, personally known to me to be _____________ of THE PAUL REVERE INVESTMENT MANAGEMENT CORPORATION, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that she/he signed and delivered said instrument as _________________ of said corporation, as her/his free and voluntary act, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

    GIVEN under my hand and notarial seal this ____ day of ___________, 1995.


                                     ___________________________
                                             NOTARY PUBLIC

                                     MY COMMISSION EXPIRES:_________

STATE OF ___________)
                    ) SS.:
COUNTY OF __________)


    I, ________________________, a Notary Public in and for said County, in the State aforesaid, hereby certify that ________________, personally known to me to be _____________ of RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, AS TRUSTEE FOR THE TEXTRON COLLECTIVE INVESTMENT TRUST, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that she/he signed and delivered said instrument as _________________ of said corporation, as her/his free and voluntary act, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

    GIVEN under my hand and notarial seal this ____ day of ___________, 1995.

                                    ___________________________
                                          NOTARY PUBLIC

                                    MY COMMISSION EXPIRES:_________

                                                                       EXHIBIT A

         PURCHASERS


                                                                         Number of
                                                                         Shares, Subject
                                                    Principal            to Adjustment,
                                                    Amount of            Initially
                                                    Notes to             Covered by
 Name and Address of Purchaser                      be Purchased         Warrants
 -----------------------------                      ------------         ---------------
 1.    The Paul Revere Life Insurance Company       $ 5,000,000          33.26
       (Note 1)

       (a)  address for communications:

             The Paul Revere Investment
             Management Corporation
             Attn:  Lawrence G. Knowles, Jr.
                    18 Chestnut Street
                    Worcester, MA 01608
             Telephone: (508) 751-7227
             Facsimile: (508) 793-5854

       (b)   address for payments, by wire
             transfer:

             Mellon Bank, NA-West
             ABA No. 043-000-261
             Pittsburgh, PA 15259
             Attn:  Income Collections
             Cost-Code:  3971-8
             Account of:  Paul Revere Life
                          Insurance
                          Company/Disability
             Account No. 075-936
             Attn:  Karen Crawford

             (providing sufficient information
             with such wire transfer to
             identify the source and
             application of such funds)

       (c)   Tax Identification Number:
             04-1768571


                                                                         Number of
                                                                         Shares, Subject
                                                    Principal            to Adjustment,
                                                    Amount of            Initially
                                                    Notes to             Covered by
 Name and Address of Purchaser                      be Purchased         Warrants
 -----------------------------                      ------------         ---------------
 2.    The Paul Revere Life Insurance Company       $ 1,000,000          6.65
       (Note 2)
       (a)  address for communications:

            The Paul Revere Investment
            Management Corporation
            Attn:  Lawrence G. Knowles, Jr.
                   18 Chestnut Street
                   Worcester, MA 01608
            Telephone: (508) 751-7227
            Facsimile: (508) 793-5854

       (b)  address for payments, by wire transfer:

            Mellon Bank, NA-West
            ABA No. 043-000-261
            Pittsburgh, PA 15259
            Attn:  Income Collections
            Cost-Code:  3971-8
            Account of:  Paul Revere Life
                         Insurance
                         Company/Group
            Account No. 075-937
            Attn:  Karen Crawford

            (providing sufficient information
            with such wire transfer to
            identify the source and
            application of such funds)

       (c)  Tax Identification Number:
            04-1768571


                                                                         Number of
                                                                         Shares, Subject
                                                    Principal            to Adjustment,
                                                    Amount of            Initially
                                                    Notes to             Covered by
 Name and Address of Purchaser                      be Purchased         Warrants
 -----------------------------                      ------------         ---------------
 3.    The Paul Revere Life Insurance Company       $ 1,000,000          6.65
       (Note 3)
       (a)  address for communications:

            The Paul Revere Investment
            Management Corporation
            Attn:  Lawrence G. Knowles, Jr.
                   18 Chestnut Street
                   Worcester, MA 01608
            Telephone: (508) 751-7227
            Facsimile: (508) 793-5854

       (b)  address for payments, by wire
            transfer:

            Mellon Bank, NA-West
            ABA No. 043-000-261
            Pittsburgh, PA 15259
            Attn:  Income Collections
            Cost-Code:  3971-8
            Account of:  Paul Revere Life
                         Insurance
                         Company/Individual
                         Life
            Account No. 075-935
            Attn:  Karen Crawford

            (providing sufficient information
            with such wire transfer to
            identify the source and
            application of such funds)

       (c)  Tax Identification Number:
            04-1768571


                                                                         Number of
                                                                         Shares, Subject
                                                    Principal            to Adjustment,
                                                    Amount of            Initially
                                                    Notes to             Covered by
 Name and Address of Purchaser                      be Purchased         Warrants
 -----------------------------                      ------------         ---------------
 4.    The Paul Revere Variable Annuity             $ 3,000,000          19.96
       Insurance Company

       (a)  address for communications:

            The Paul Revere Investment
            Management Corporation
            Attn:  Lawrence G. Knowles, Jr.
                   18 Chestnut Street
                   Worcester, MA 01608
            Telephone: (508) 751-7227
            Facsimile: (508) 793-5854

       (b)  address for payments, by wire
            transfer:

            Mellon Bank, NA-West
            ABA No. 043-000-261
            Pittsburgh, PA 15259
            Attn:  Income Collections
            Cost-Code:  3971-8
            Account of:  Paul Revere
                         Variable Annuity
                         Company/MPDA
            Account No. 080-350
            Attn:  Karen Crawford

            (providing sufficient information
            with such wire transfer to
            identify the source and
            application of such funds)

       (c)  Tax Identification Number:
            04-2381280


                                                                         Number of
                                                                         Shares, Subject
                                                    Principal            to Adjustment,
                                                    Amount of            Initially
                                                    Notes to             Covered by
 Name and Address of Purchaser                      be Purchased         Warrants
 -----------------------------                      ------------         ---------------
 5.    The Paul Revere Protective Life              $ 1,500,000          9.98
       Insurance Company

       (a)  address for communications:

            The Paul Revere Investment
            Management Corporation
            Attn:  Lawrence G. Knowles, Jr.
                   18 Chestnut Street
                   Worcester, MA 01608
            Telephone: (508) 751-7227
            Facsimile: (508) 793-5854

       (b)  address for payments, by wire
            transfer:

            Mellon Bank, NA-West
            ABA No. 043-000-261
            Pittsburgh, PA 15259
            Attn:  Income Collections
            Cost-Code:  3971-8
            Account of:  Paul Revere
                         Protective
                         Life Insurance
                         Company/Disability
            Account No. 075-940
            Attn:  Karen Crawford

            (providing sufficient information
            with such wire transfer to
            identify the source and
            application of such funds)

       (c)  Tax Identification Number:
            04-2528304


                                                                         Number of
                                                                         Shares, Subject
                                                    Principal            to Adjustment,
                                                    Amount of            Initially
                                                    Notes to             Covered by
 Name and Address of Purchaser                      be Purchased         Warrants
 -----------------------------                      ------------         ---------------
 6.    Rhode Island Hospital Trust National         $11,500,000          76.50
       Bank as Trustee for the Textron
       Collective Investment Trust

       (a)  address for communications:

            Rhode Island Hospital
            Trust National Bank
            Trustee for:  The Textron
                          Collective
                          Investment Trust
                          Fund B
            Attn:  David Makin
                   P.O. Box 1882
            Mail Stop 45-01-11
            Boston, MA 02105-1882

            With a copy to:

            The Paul Revere Investment
            Management Corporation
            Attn:  Lawrence G. Knowles, Jr.
                   18 Chestnut Street
                   Worcester, MA 01608
            Telephone: (508) 751-7227
            Facsimile: (508) 793-5854

       (b)  address for payments, by wire
            transfer:

            Bank of Boston
            ABA No. 011-000-390
            Institutional Trust Services
            Canton Office
            Mail Stop 45-01-11

            For Credit to the account of:

            Textron Collective Investment
            Trust Fund B
            Account No. 4-3510023

            (providing sufficient information
            with such wire transfer to
            identify the source and
            application of such funds)


                                                                         Number of
                                                                         Shares, Subject
                                                    Principal            to Adjustment,
                                                    Amount of            Initially
                                                    Notes to             Covered by
 Name and Address of Purchaser                      be Purchased         Warrants
 -----------------------------                      ------------         ---------------
       (c)  Tax Identification Number:
            05-6073359


                                   EXHIBIT B

                                  Form of Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE REGULATION OF ANY STATE AND IS NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 16 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.

THIS INSTRUMENT AND THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED, IN THE MANNER AND TO THE EXTENT SET FORTH IN A SUBORDINATION AND INTERCREDITOR
AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED APRIL   , 1995 BY THE COMPANY,
FINOVA CAPITAL CORPORATION, AND THE PAUL REVERE LIFE INSURANCE COMPANY, THE PAUL REVERE VARIABLE ANNUITY INSURANCE COMPANY, THE PAUL REVERE PROTECTIVE LIFE INSURANCE COMPANY AND RHODE ISLAND HOSPITAL TRUST NATIONAL BANK AS TRUSTEE FOR THE TEXTRON COLLECTIVE INVESTMENT TRUST, TO CERTAIN OTHER OBLIGATIONS OF THE COMPANY TO FINOVA, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, AGREES (I) TO BE BOUND BY THE TERMS OF THE SUBORDINATION AGREEMENT, AND
(II) IN THE EVENT THAT ANY CONFLICT EXISTS BETWEEN THE TERMS OF THIS INSTRUMENT, ANY DOCUMENT EXECUTED IN CONNECTION WITH THE DELIVERY OF THIS INSTRUMENT AND THE TERMS OF THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND BE CONTROLLING.


                            J&L STRUCTURAL, INC.
                    13% Senior Subordinated Secured Note
                             Due June 30, 2005


                            Dated April   , 1995
                             New York, New York

No. 1

        FOR VALUE RECEIVED, the undersigned J&L STRUCTURAL, INC., a Delaware corporation (herein, together with any successor, referred to as the "Company"), hereby promises to pay to The Paul Revere Life Insurance Company or registered assigns, the principal sum of Five Million Dollars ($5,000,000) in quarterly installments of $1,500,000 aggregate principal amount of all Notes outstanding beginning on June 30, 2002 and on each September, December, March and June thereafter to and including June 30, 2005, and shall pay in full the remaining principal amount of all Notes then outstanding on the maturity date of June 30, 2005, plus interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid balance of such principal sum from the date hereof at the interest rate of 13% per annum, payable quarterly on the 30th day of December, March, June and September of each year, commencing June 30, 1995 (which first interest payment shall be for the period from and including the date hereof through and including June 30, 1995) until the entire principal amount hereof shall have become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or declaration or otherwise, and at the Default Rate on any overdue installment of principal (including any overdue prepayment of principal) and on any overdue premium and (to the extent permitted by law) on any overdue installment of interest until paid. The Default Rate shall be equal to the per annum interest rate on this Note, plus four percent (4%).

        Capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Note and Warrant Purchase Agreement dated as of
April   , 1995 (the "Purchase Agreement"), by and among The Paul Revere
Investment Management Corporation, as agent, The Paul Revere Life Insurance Company, The Paul Revere Variable Annuity Insurance Company, The Paul Revere Protective Life Insurance Company, and Rhode Island Hospital Trust National Bank, as trustee for the Textron Collective Investment Trust.

        If any payment due hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be the next day which is a Business Day, and the interest payable on such next Business Day shall be the interest accruing through such actual date of payment.

        Payments of principal and interest shall be made in lawful money of the United States of America at the principal office of the Company at Aliquippa, Pennsylvania, or at such other place as the Company shall have designated for such purpose to the holder thereof in writing, and may be paid by check mailed, or shall be made by wire transfer, all as provided in the Purchase Agreement referred to below, to the address or account designated by the holder hereof for such purpose.

        This Note is one of a duly authorized issue of Notes issued to the Purchasers pursuant to the Purchase Agreement. This Note is subject to the provisions of and is entitled to the benefits of the Purchase Agreement. In addition, the payment of the principal of, premium, if any, and interest on this Note is subordinated in right of payment to the prior payment in full of certain other obligations of the Company to the extent and in the manner set forth in the Purchase Agreement and the Subordination and Intercreditor Credit
Agreement, dated as of April   , 1995 (the "Intercreditor Agreement"), among
FINOVA Capital Corporation, the Purchasers and the Company. Each holder of this Note, by accepting the same, agrees to and shall be bound by the provisions of the Purchase Agreement and the Intercreditor Agreement.

        The obligations of the Company under this Note (and under the Purchase Agreement) are secured by the Collateral. The existence of such Collateral does not in any way reduce or restrict the rights and remedies available to a holder of this Note whether such rights and remedies arise under this Note, the Purchase Agreement or otherwise.

        This Note is transferable only upon the terms and conditions specified in the Purchase Agreement.

        In case an Event of Default shall occur and be continuing, all amounts then remaining unpaid on this Note shall become or may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

        No reference herein to the Purchase Agreement and no provision hereof or thereof shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal hereof and interest hereon at the respective times and places specified herein and in the Purchase Agreement.

        This Note is delivered in and shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania (other than any conflict of laws rules which might result in the application of laws of any other jurisdiction).

        Subject to the provisions of Section 16 of the Purchase Agreement, the Companies may treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of Section 12 of the Purchase Agreement regarding the issuance of a new Note or Notes to permitted transferees).

        THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST THE UNDERSIGNED. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE UNDERSIGNED, THE UNDERSIGNED, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT) SEPARATE COUNSEL FOR THE UNDERSIGNED AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE UNDERSIGNED HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE. IT IS SPECIFICALLY AKNOWLEDGED BY THE UNDERSIGNED THAT THE PURCHASER HAS RELIED ON THIS WARRANT OF ATTORNEY IN RECEIVING THIS NOTE AND AS AN INDUCEMENT TO GRANT FINANCIAL ACCOMMODATIONS TO THE UNDERSIGNED.

        Upon and following the occurrence of an Event of Default, the undersigned hereby jointly and severally authorizes and empowers any attorney of any court of record or the prothonotary or clerk of any county in the Commonwealth of Pennsylvania, or in any jurisdiction where permitted by law or the clerk of any United States District Court, to appear for the undersigned in any and all actions which may be brought hereunder and enter and confess judgment against the undersigned or any of them in favor of the Purchaser for such sums as are due or may become due hereunder or under any other Loan Document, together with costs of suit and actual collection costs including, without limitation, reasonable attorneys' fees equal to five percent (5%) of the foregoing sums then due and owing but in no event less than $5,000, with or without declaration, without prior notice, without stay of execution and with release of all procedural errors and the right to issue executions forthwith. If a copy of this Note verified by affidavit of any officer of the Purchaser shall have been filed in such action, it shall not be necessary to file the original thereof as a warrant of attorney, any practice or usage to the contrary notwithstanding. The authority herein granted to confess judgment shall not be exhausted by any single exercise thereof, but shall continue and may be exercised from time to time as often as the Purchaser shall find it necessary and desirable and at all times until full payment of all amounts due hereunder and under the other Loan Documents. The Purchaser may confess one or more judgments in the same or different jurisdictions for all or any part of the undersigned's obligations arising hereunder or under any other Loan Document to which the undersigned is a party, without regard to whether judgment has theretofore been confessed on more than one occasion for the same obligations. In the event that any judgment confessed against the undersigned is stricken or opened upon application by or on behalf of the undersigned for any reason, the Purchaser is hereby authorized and empowered to again appear for and confess judgment against the undersigned for any part or all of the obligations due and owing under this Note and the other Loan Documents, as herein provided.

        IN WITNESS WHEREOF, J&L STRUCTURAL, INC. has caused this Note to be dated and to be executed and issued on its behalf by its officer thereto duly authorized.


                                        J&L STRUCTURAL, INC


                                        By
                                           --------------------------------
                                           Name:
                                           Title:

                            COMPANY ACKNOWLEDGEMENT

STATE OF NEW YORK  )

                   )ss:

COUNTY OF NEW YORK )


        I, ________________________, a Notary Public in and for said County, in the State aforesaid, hereby certify that ____________________, personally known to me to be ____________ of J&L STRUCTURAL, INC., and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument as ______________ of said corporation, as his free and voluntary act, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

        GIVEN under my hand and notarial seal this ____________ day of ________________, 1995.


                                                 ---------------------------
                                                         Notary Public

                                                 My Commission Expires: ________

                                   EXHIBIT C

                                Form of Warrant

No. 1


THIS WARRANT CERTIFICATE (AND THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT of 1933 OR UNDER ANY APPLICABLE REGULATION of ANY STATE AND ARE NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 16 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.


                              J&L STRUCTURAL, INC.
                   Common Stock Purchase Warrant Certificate

                              Dated April __, 1995
                               New York, New York


                 FOR VALUE RECEIVED, the undersigned J&L STRUCTURAL, INC., a Delaware corporation (herein referred to as the "Company"), hereby certifies and agrees that The Paul Revere Life Insurance Company purchase from the Company up to an aggregate of Thirty-Three and 26/100 (33.26) duly authorized, validly issued, fully paid and nonassessable shares of the Company's Common Stock, no par value, or any stock into which such Common Stock shall have been changed or any stock or other securities resulting from a reclassification thereof (all such shares, stock or other securities which may be purchased by this, and all other, Warrants are herein known as the "Shares") at a purchase price per Share of $.01 at any time and from time to time after the earlier of
(X) the fifth anniversary of the date hereof or (Y) the occurrence of a Triggering Event, but in any event not after the tenth anniversary of the date hereof. The foregoing agreement and rights are all subject to the terms, conditions and adjustments (in both the number of Shares and the purchase price per Share) set forth below in this Warrant Certificate.

                 This Warrant Certificate is one of the Common Stock Purchase Warrant Certificates (the "Warrants", which term includes all Warrants issued in substitution therefor) originally issued in connection with the issue and sale by the Company of

$23,000,000 of its Senior Subordinated Secured Notes (the "Notes"). The Warrants and the Notes have been issued pursuant to the Note and Warrant Purchase Agreement dated as of April __, 1995 (the "Purchase Agreement") between the Company, The Paul Revere Investment Management Corporation, as agent, and the Purchasers named therein. The Warrants originally so issued evidence rights to purchase an aggregate of 153 shares at an exercise price of $.01 per share, subject to adjustment as provided herein. This Warrant is subject to the provisions, and is entitled to the benefits, of the Purchase Agreement.

                 A "Triggering Event" shall be (i) any public offering of any of the Company's Common Stock by J&L Holdings, or its successor holders of Common Stock of the Company or by the Company, (ii) the merger, consolidation or sale, lease or transfer (whether in one, or a series of related, transactions) of all or substantially all business or assets of the Company or of J&L Holdings, (iii) the cessation for any reason of Ascott Wing owning at least 20% of all the outstanding common stock of CPT, (iv) any public offering of any of CPT's common stock by any Person, (v) any Event of Default, (vi) the cessation for any reason of J&L Holdings owning at least 80% of all of the outstanding common stock of the Company, (vii) the cessation for any reason of CPT owning at least 80% of all of the outstanding common stock of J&L Holdings, or (viii) the failure of William Remley and Richard Kramer and their designees to constitute two-thirds of the Board of Directors of CPT.

                 The Company agrees to give notice to the holder hereof or of any Shares acquired by the exercise of this Warrant as soon as possible after a Triggering Event has occurred, or is likely to occur, which notice shall state that the holder thereof or hereof has 60 days to exercise its "put" rights under the Repurchase Agreement as a result of such Triggering Event.

                 The Company represents that all Shares to which the holders of the Warrants shall be entitled upon the exercise thereof (i) are duly authorized by the Articles of Incorporation of the Company in accordance with the laws of the State of Delaware, (ii) have been duly authorized to be issued upon the exercise of the Warrants from time to time in whole or in part, (iii) will be, when issued in accordance with the terms of the Warrants, duly authorized and validly issued and fully paid and nonassessable and free and clear of all Liens and rights of others whatsoever (other than Liens and rights of others claiming by, through or under the holder hereof) and (iv) will not be at the time of such exercise subject to any restrictions on transfer or sale except as provided by applicable laws.

                 Section 1.  Exercise of Warrant.

                 1.1.  Manner of Exercise.

                 (a) This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day by surrender of this Warrant, together with the form of subscription attached as Annex A hereto (or a reasonable facsimile thereof) duly executed by such holder in substantially such form, to the Company at its office designated pursuant to the Purchase Agreement (or, if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant, at the location at which the underwriting agreement requires that such Shares be delivered).

                 (b) Payment of the exercise price for Shares shall be made, at the option of the holder (i) as provided in Section 1.5 hereof, (ii) as provided in Section 2 hereof, or (c) by check or wire transfer payable to the order of the Company, in any case, in an amount equal to (A) the number of Shares specified in such form of subscription, multiplied by (B) the then current exercise price. Such holder shall thereupon be entitled to receive the number of Shares specified in such form of subscription (plus cash in lieu of any fractional share as provided in Section 1.3 hereof).

                 1.2. Effective Date. Each exercise of this Warrant pursuant to Section 1.1(a) hereof shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant is surrendered to the Company as provided in Section 1.1 hereof (except that if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant, then such exercise shall be deemed to have been effected upon such surrender of this Warrant), and such exercise shall be at the current exercise price in effect at such time. On each such day that an exercise of this Warrant is deemed effected, the Person or Persons in whose name or names any certificate or certificates for Shares are issuable upon such exercise (as provided in Section 1.3 hereof) shall be deemed to have become the holder or holders of record thereof.

                 1.3. Share Certificates, Fractional Shares, and Reissuance of Warrants. As promptly as practicable after the exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter (unless such exercise shall be in connection with a public offering of Shares subject to this Warrant, in which event concurrently with such exercise), the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes) will cause to be issued in the name of and delivered to the holder hereof or such other person as such holder may direct:

                 (a) a certificate or certificates for the number (which may be fractional) of Shares to which such holder shall be entitled upon such exercise; and

                 (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof to the number (which may be fractional) of Shares (without giving effect to any adjustment therein) equal to the number of such Shares called for on the face of this Warrant minus the number of Shares which could have been obtained upon such exercise for the exercise price paid if the current exercise price had been $.01 per Share. If this Warrant shall have been fully exercised, the new Warrant shall indicate that no additional Shares may be purchased by the exercise thereof.

                 1.4. Acknowledgment of Obligation. The Company will, at the time of or at any time after each exercise of this Warrant, upon the request of the holder hereof or of any Shares issued upon such exercise, acknowledge in writing its continuing obligation to afford to such holder all rights (including, without limitation, any rights to registration of any such Shares pursuant to the Purchase Agreement) to which such holder shall continue to be entitled under this Warrant and the Purchase Agreement; provided, that if any such holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

                 1.5. Notes. The holder shall have the option, but not the obligation, upon any exercise of this Warrant, to apply to the payment required by Section 1.1 hereof all or any part of all or any part of the accrued and unpaid interest on, or principal of, any Notes at the time held by the holder. The Company will accept the amount of accrued and unpaid interest or principal, if such election is selected, specified in the form of subscription in satisfaction of the exercise price for such Shares to be purchased. The holder shall have the right to apply all or any portion of such accrued and unpaid interest or principal to exercise all or any portion of this Warrant whether or not payment on the Notes is otherwise prohibited.

                 1.6. Restriction. The holder acknowledges that the Shares acquired upon exercise of the Warrant will be "restricted securities" as that term is defined under the regulations promulgated under the Securities Act, will not be saleable in the absence of an effective registration statement under the Securities Act or an exemption from registration, and accordingly may be required to be held for an indefinite period of time. The holder agrees that Shares issued pursuant hereto may contain the following legend on the face thereof: "This security has not been registered pursuant to the Securities Act of 1933, as amended, and each holder of this security by the acceptance hereof agrees that this security shall not be transferred in violation of said Act." The Company agrees that such legend shall be removed from any Shares which are sold pursuant to any of the methods specified in Section 17 of the Purchase Agreement.

                 Each holder of a Warrant by acceptance thereof agrees that it will not sell or otherwise dispose of any Warrants or Shares unless such Warrants or Shares have been registered under, or have been sold pursuant to an exemption from registration under, the Securities Act. As a condition to the Company's obligation to issue a new Warrant to a transferee thereof which (x) is not a holder of a Warrant, the transferor must certify to the Company the facts on which the transferor is relying for such exemption and if the Company in its reasonable opinion does not believe such facts indicate any such exemption is available, the Company shall so notify the transferor within ten
(10) days of receipt of such certification and the transferor, in order to obtain such issuance by the Company, must supply the Company with a legal opinion from counsel selected by the transferor (who may not be satisfactory to the Company, that such transfer is exempt from registration under the Securities Act and applicable state securities laws or (y) is a holder of a Warrant, the transferor must represent to the Company in writing that the transfer is so exempt.

                 Section 2. Conversion of Warrant.

                 (a) In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the option, but not the obligation, to convert this Warrant, or any portion thereof (the "Conversion Right") into Shares as provided in this Section 2 at any time when this Warrant can be exercised pursuant to the first paragraph hereof. Upon exercise of the Conversion Right with respect to a particular number of Shares (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number (which may be fractional) of Shares equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in Section 2(b) hereof), which value shall be determined by subtracting (A) the aggregate current exercise price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate Market Price of such Converted Warrant Shares on the Conversion Date by (y) the Market Price of one Share on the Conversion Date.

                 (b) The Conversion Right may be exercised by the holder by the surrender of this Warrant at the designated office of the Company together with a written statement (a "Conversion Notice") specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of Converted Warrant Shares (i.e., the Shares subject to this Warrant which are being surrendered in exercise of the Conversion Right). Such conversion shall be effective upon receipt by the Company of this Warrant together with the Conversion Notice, or on such later date as is specified therein (the "Conversion Date") and, at the election of the holder, may be made contingent upon the occurrence of any event specified in the Conversion Notice. Certificates for the Shares issuable upon exercise of the Conversion Right and, if applicable, a new Warrant evidencing the balance of the Shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder promptly following the Conversion Date.

                 Section 3.  Current Exercise Price and Adjustments.

                 3.1. Current Exercise Price. The term "current exercise price" shall mean initially $.01 per Share, subject to adjustment from time to time as hereinafter provided, in effect at any given time. In determining the current exercise price, the result shall be expressed to the nearest $.01, but any such lesser amount shall be carried forward and shall be considered at the time of and together with the next subsequent adjustment which, together with any adjustments be carried forward, shall amount to $.01 per Share or more.

                 3.2. Adjustment of Current Exercise Price. The current exercise price shall be subject to adjustment, from time to time (but not below zero), as follows:

                 (a) Adjustments for Stock Dividends, Recapitalization, etc. In the event the Company shall, after the Closing Date, issue any shares of Common Stock (i) by stock dividend or any other distribution upon the stock of the Company payable in Common Stock or in securities convertible into or exercisable or exchangeable for shares of Common Stock or (ii) in subdivision of its outstanding Common Stock, by reclassification or otherwise, the current exercise price then in effect shall be reduced proportionately; and, in like manner, in the event of any combination of shares of Common Stock, by reclassification or otherwise, the current exercise price then in effect shall be proportionately increased. An adjustment made pursuant to this Section 3.2(a) shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

                 (b) Adjustments for Other Distributions. In case the Company shall, after the Closing Date, make a distribution to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of (i) cash (whether or not payable out of earnings or surplus), (ii) other assets (other than dividends payable in the Company's Common Stock), (iii) evidences of indebtedness or other securities of the Company or of any entity other than the Company (other than dividends payable in the Company's Common Stock), or (iv) subscription rights, options or warrants to purchase any of the foregoing assets or securities, whether or not such rights, options or warrants are immediately exercisable (hereinafter collectively referred to as "Distributions on Common Stock"), the Company shall deliver to the holders of outstanding Warrants the

Distributions on Common Stock to which the holders of outstanding Warrants would have been entitled if they had exercised the Warrants held by them for Common Stock immediately prior to the record date for the purpose of determining stockholders entitled to receive such Distributions on Common Stock. This Section 3.2(b) shall not apply to Deemed Dividends, to a dividend of the Caster Property or to cash dividends permitted by clause (e) of the definition of "Restricted Payment" in the Purchase Agreement.

                 (c) Adjustments for Issuance of Additional Stock. Subject to the exception referred to in Section 3.2(e) hereof and except as otherwise provided for in Section 3.2(a) hereof, in case the Company shall at any time or from time to time after the Closing Date issue any additional shares of its Common Stock ("Additional Common Stock") either (I) for consideration per share less than the then current Market Price per share of the Company's Common Stock (determined as provided in Section 3.2(g) hereof) immediately prior to the issuance of such Additional Common Stock, or (II) for a consideration per share less than the then current exercise price immediately prior to the issuance of such Additional Common Stock, or (III) without consideration, then (in the case of either clause (I), (II) or (III)), and thereafter successively upon each such issuance, the current exercise price shall forthwith be reduced to a price equal to the lesser of:

                 (A) the price determined by multiplying such current exercise price by a fraction, of which

                 (1) the numerator shall be (i) the number of shares of the Company's Common Stock outstanding when the then current exercise price became effective plus (ii) the number of shares of the Company's Common Stock which the aggregate amount of consideration, if any, received by the Company upon all issues of its Common Stock since the current exercise price became effective (including the consideration, if any, received for such Additional Common Stock) would purchase at the greater (x) the then current Market Price per share of the Company's Common Stock or (y) the then current exercise price per Share, and

                 (2) the denominator shall be (i) the number of shares of the Company's Common Stock outstanding when the current exercise price became effective plus (ii) the number of shares of the Company's Common Stock issued since the current exercise price became effective (including the number of shares of such Additional Common Stock); or

                 (B) the price determined by dividing (x) the aggregate amount of consideration, if any, received by the Company upon all issues of its Common Stock since the current exercise price became effective (including the consideration, if any, received for such Additional Common Stock) by (y) the number of shares of Common Stock of the Company issued since the current exercise price became effective (including the number of shares of such Additional Common Stock), provided, however, that such adjustment shall be made only if the current exercise price determined from the aforesaid fraction shall be less than the current exercise price in effect immediately prior to the issuance of such Additional Common Stock. The Company may, but shall not be required to, make any adjustment of the current exercise price if the amount of such adjustment shall be less than $.0005, but any adjustment that would otherwise be required then to be made which is not so made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than $.0005. The adjustment described in this Section 3.2(c) shall be made whenever such Common Stock is issued, and shall become effective retroactively immediately after the date on which the Company committed to make such issuance.

                 (d) Certain Rules in Applying the Adjustment for Additional Stock Issuances. For purposes of any adjustment as provided in Section 3.2(c), the following provisions shall also be applicable:


                          (1) Cash Consideration. In case of the issuance of Additional Common Stock for cash, the consideration received by the Company therefor shall (subject to the last sentence of Section 3.2(g) hereof) be deemed to be the net cash proceeds received by the Company for such Additional Common Stock after deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with the issuance of, such Additional Common Stock.

                          (2) Non-Cash Consideration. In case of the issuance (other than upon conversion or application of obligations or shares of stock of the Company) of Additional Common Stock for a consideration other than cash, or a consideration a part of which shall be other than cash, the amount of the consideration other than cash so received or to be received by the Company shall be deemed to be the value of such consideration at the time of its receipt by the Company as determined in good faith by the Board of Directors of the Company, provided, that where the non-cash consideration consists of the cancellation, surrender or exchange of outstanding obligations of the Company (or where such obligations are otherwise converted into shares of the Company's Common Stock), the value of the non-cash consideration shall be deemed to be the amount, including principal and any accrued interest, as of the time of the Company's receipt, of the obligations cancelled, surrendered, satisfied, exchanged or converted. If the Company receives consideration, part or all of which consists of publicly traded securities, the value of such non-cash consideration shall be the aggregate market value of such securities (based on the latest reported trades) as of the close of the day immediately preceding the date of their receipt by the Company.

                          (3) Options, Warrants, Convertibles, etc. In case of the issuance (other than by way of a Distribution on Common Stock pursuant to Section 3.2(b) hereof), whether by distribution or sale to holders of its Common Stock or to others, by the Company of (i) any security that is convertible into the Company's Common Stock or (ii) any rights, options or warrants to purchase the Company's Common Stock (except for the Warrants), if inclusion thereof would result in a current exercise price lower than if excluded, the Company shall be deemed to have issued, for the consideration described below, the number of shares of the Company's Common Stock into which such convertible security may be converted when first convertible, or the number of shares of the Company's Common Stock deliverable upon the exercise of such rights, options or warrants when first exercisable, as the case may be (and such shares shall be deemed to be Additional Common Stock for purposes of Section 3.2(c) hereof). The consideration deemed to be received by the Company at the time of the issuance of such convertible securities or such rights, options or warrants shall be the consideration so received determined as provided in Sections 3.2(d)(1) and (2) hereof deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such convertible securities or rights, options or warrants, plus (x) any consideration or adjustment payment to be received by the Company in connection with such conversion, or, as applicable, (y) the aggregate price at which shares of the Company's Common Stock are to be delivered upon the exercise of such rights, options or warrants when first exercisable (or, if no price is specified and such shares are to be delivered at an option price related to the Market Price of the subject Common Stock, an aggregate option price bearing the same relation to the Market Price of the subject Common Stock at the time such rights, options or warrants were granted). In case any such securities, rights, options or warrants shall be issued in connection with the issue or sale of other securities of the Company comprising one integral transaction in which no specific consideration is allocated to such securities, rights, options or warrants, such securities, rights, options or warrants shall be deemed to have been issued without consideration. If, subsequently, (1) such number of shares into which such convertible security is convertible, or which are deliverable upon the exercise of such right, options or warrants, is increased or (2) the conversion or exercise price of such convertible security, rights, options or warrants is decreased, then the calculations under the preceding two sentences (and any resulting adjustment to the current exercise price under 3.2(c) hereof) with respect to such convertible security, rights, options or warrants, as the case may be, shall be recalculated as of the time of such issuance but giving effect to such changes (but any such recalculation shall not result in the current exercise price being higher than that which would be calculated without regard to such issuance). On the expiration or termination of such rights, options or warrants, or rights to convert, the current exercise price hereunder shall be readjusted (up or down as the case may be) to such current exercise price as would have been obtained had the adjustments made upon the issuance of such rights, options, warrants or convertible securities been made upon the basis of the delivery of only the number of shares of the Company's Common Stock actually delivered upon the exercise of such rights, options or warrants or upon the conversion of any such securities and at the actual exercise or conversion prices (but any such recalculation shall not result in the current exercise price being higher than that which would be calculated without regard to such issuance).

                          (4) Number of Shares Outstanding. The number of shares of the Company's Common Stock as at the time outstanding shall exclude all shares of the Company's Common Stock then owned or held by or for the account of the Company but shall include the aggregate number of shares of the Company's Common Stock at the time deliverable in respect of the convertible securities, rights, options and warrants referred to in Section 3.2(d)(3); provided, that to the extent that such rights, options, warrants or conversion privileges are not exercised, such shares of Common Stock shall be deemed to be outstanding only until the expiration dates of the rights, warrants, options or conversion privileges or the prior cancellation thereof.

                 (e) Exclusions from the Adjustment for Additional Stock Issuances. No adjustment of the current exercise price under Section 3.2(c) hereof shall be made as a result of or in connection with the issuance of Shares upon exercise of the Warrants. To the extent that the issuance (or deemed issuance) of the Company's Common Stock shall not result in any adjustment of the current exercise price pursuant to the provisions of this
Section 3.2(e), then such Common Stock shall not be taken into account for purposes of determining any fraction referred to in Section 3.2(c) hereof.

                 (f) Accountants' Certification. Whenever the current exercise price is adjusted as provided in this Section 3.2, the Company will promptly obtain a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may not be the regular auditors of the Company) setting forth the current exercise price as so adjusted, the computation of such adjustment and a brief statement of facts accounting for such adjustment, and will mail to the holders of the Warrants a copy of such certificate from such firm of independent public accountants.

                 (g) Determination of Market Price. The current "Market Price" per share of the Company's Common Stock on any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive trading dates commencing twelve (12) trading days before such date (subject to the last sentence of this Section 3.2(g)). The closing price for each day shall be the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case on the principal national United States or Canadian securities exchange on which the Company's Common Stock is listed or admitted to trading, or if the Company's Common Stock is not listed or admitted to trading on any such national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers Inc., Automated Quotation System Level I, or comparable system. If the closing price cannot be so determined, the Market Price shall be determined:

                          (x) by the written agreement of the Company and the holders of Warrants representing a majority of the Shares then obtainable from the exercise of outstanding Warrants (the "Majority Holders"); or

                          (y) in the event that no such agreement is reached within fifteen (15) days after the event giving rise to the need to determine the Market Price, by a nationally recognized U.S. investment banking firm, selected by the Company ("Company Appraiser") not more than 5 Business Days after the end of such 15 day period. Any appraiser appointed pursuant to this paragraph shall be instructed to make its determination as promptly as possible and in any event within 30 days of appointment. If no such selection is made within such period, then the Majority Holders shall as promptly as possible select such a firm whose determination shall be final and binding. If such selection is timely made by the Company, and the

                 Majority Holders do not object to the Market Price as determined by the Company Appraiser within 10 days of receipt of notice thereof by all holders of Warrants, then the Market Price as determined by the Company Appraiser shall be the Market Price. If the Majority Holders do so object to the Company Appraiser's determination of Market Price, then the Majority Holders can select a nationally recognized U.S. investment banking firm ("Alternate Appraiser") to review the Company Appraiser's report and other relevant information. Within 10 days after receipt by the Alternate Appraiser of such report and such other information as is reasonably requested by the Alternate Appraiser, the Company Appraiser and Alternate Appraiser shall communicate and/or meet to resolve any questions or differences with respect to the Market Price. If such appraisers agree on a Market Price, such Market Price shall be the Market Price. If no agreement is reached then the Company Appraiser and Alternate Appraiser shall select a third nationally recognized firm ("Third Appraiser"). If the Company Appraiser and the Alternate Appraiser cannot agree on a Third Appraiser within 20 days of the end of such 10 day period, either may apply to the American Arbitration Association to appoint the Third Appraiser. The Third Appraiser shall, within 30 days of their hire, issue a report with its determination of Market Price which shall be conclusive and binding. All expenses of the Company Appraiser shall be borne by the Company. All expenses of the Alternate Appraiser shall be borne by the Holders. All expenses of the Third Appraiser shall be borne equally by the Company and the Holders.

Market Price shall be determined on the basis of the fair market value of the Company as if it were sold as a going concern on the date of valuation and without regard to the lack of any trading market for, or the lack of liquidity in, the Common Stock of the Company.

The Company shall cooperate, and shall provide all necessary information and assistance, to permit any determination under the preceding clause (x) or (y).

Each Appraiser shall be instructed to use its best efforts to give the Company and all holders reasonable advance notice of the Market Price and the contents of its report (by delivering a draft report) before the report is delivered in final form. Any communications or reports by an appraiser to either the Company or any of the holders regarding Market Price shall be given simultaneously to both the Company and all of the holders.

                 (h) Antidilution Adjustments Under Other Securities. Without limiting any other rights available hereunder to the holders of Warrants, if there is an antidilution adjustment (x) under any security which is convertible into Common Stock of the Company whether issued prior to or after the date hereof or (y) under any rights, options or warrants to purchase Common Stock of the Company whether issued prior to or after the date hereof (except for the Warrants and except as stated in Section 3.2(e) hereof) which (in the case of the preceding clause (x) or (y)) results in a reduction in the exercise or purchase price with respect to such security or rights or results in an increase in the number of shares obtainable under such security or rights, then an adjustment shall be made under this Section 3.2(h) to the current exercise price hereunder. Any such adjustment under this Section 3.2(h) shall be whichever of the following results in a lower current exercise price: (A) a reduction in the current exercise price equal to the percentage reduction in such exercise or purchase price with respect to such security or rights or (B) a reduction in the current exercise price which will result in the same percentage increase in the number of Shares available hereunder as the percentage increase in the number of Shares available under such security or rights. Any such adjustment under this Section 3.2(h) shall only be made if it would result in a lower current exercise price than that which would be determined pursuant to any other antidilution adjustment otherwise required hereunder as a result of the event or circumstance which triggered the adjustment to the security or rights described in clause (x) or (y) above (and if any such adjustment is so made under this Section 3.2(h), then such other antidilution adjustment otherwise required hereunder shall not be made as a result of such event or circumstance).

                 (i) Reorganization Adjustments. In case of any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value or a stock split-up), the holder of this Warrant shall thereafter be entitled to purchase for the current exercise price the securities and property receivable upon such capital reorganization or reclassification by a holder of the number of shares of Common Stock which this Warrant entitled the holder hereof to purchase immediately prior to such capital reorganization or reclassification. In the event that at any time, as a result of an adjustment made pursuant to this
Section 3.2(i), the holder of this Warrant shall become entitled to purchase any other securities or property other than Common Stock, thereafter the number of such other securities or property so purchasable upon exercise of this Warrant and the current exercise price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 3.2.

                 (j) Other Adjustments. Without limiting any provisions of this Section 3.2 or any other provisions of this Warrant, in case any event shall occur as to which any of the provisions of this Section 3.2 are not strictly applicable but the failure to make any adjustment would not fairly protect the exercise rights represented by the Warrants in accordance with the intent and principles of this Section 3.2, the Company shall at its expense appoint a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may not be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the intent and principles established in this Section 3.2, necessary to preserve, without dilution, the economic and other rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail copies thereof to the holders of the Warrants and shall make the adjustments described therein.

                 (k) Meaning of "Issuance". References in this Warrant to "issuance" of stock by the Company include issuances by the Company of previously unissued shares and issuances, sales or other transfers by the Company of treasury stock.

                 (l) Put Adjustment. In the event any Put Notes are issued pursuant to Section 6 of the Repurchase Agreement, on each anniversary of the issuance of such Put Notes if they have not been paid in full, this Warrant, and all other Warrants, will be deemed to have been modified, without further act, so that they may purchase the additional Shares computed by the next sentence at the same current exercise price, such additional Shares to be allocated to all outstanding Warrants in proportion to the Shares each such Warrant may purchase. The number of such additional Shares shall equal X in the following formula:


                            W+S             W+S+X+Y
                           _____  + .01  =  _______

                            O+W             O+W+X+Y

    where Y =    the number of Shares issued to the holders of outstanding
                 Shares pursuant to Section 6(c) of the Repurchase Agreement and to be in the same proportion to X as the number of outstanding Shares is to the number of Shares purchasable by all outstanding Warrants

          W =    the number of Shares purchasable by all outstanding Warrants

          O =    the number of outstanding shares of Common Stock

          S =    the number of outstanding Shares

No consideration shall be due from the holder hereof as a result of such modification of this Warrant and the current exercise price shall not change as a result thereof.

                 In the event that such increase plus the additional number of Shares to be issued pursuant to Section 6(c) of the Repurchase Agreement would result in all holders of Shares and Warrants owning (and potentially owning as a result of the exercise of Warrants) in excess of 19.9% of the outstanding Common Stock of the Company in the aggregate, then the increase described in the first sentence of this Section 3.2(l) in each Warrant, and the increase in outstanding Shares, shall be distributed pro rata to all holders of Warrants and Shares in proportion to their ownership and, by exercise of the Warrants, potential ownership, of Shares so that all such holders hold (or potentially hold) no more than 19.9% of such Common Stock in the aggregate.

                 Section 4. Company's Consolidation or Merger. If the Company shall at any time consolidate with or merge into another corporation (where the Company is not the continuing corporation after such merger or consolidation), the holder of a Warrant shall thereafter be entitled to receive, upon the exercise thereof in whole or in part, the securities or other property to which (and upon the same terms and with the same rights as) a holder of the number of Shares then deliverable upon the exercise thereof would have been entitled upon such consolidation or merger (subject to adjustments under Section 3.2 hereof), and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure such holder that the provisions of the Warrants and the Purchase Agreement shall thereafter be applicable in relation to any securities or property thereafter deliverable upon the exercise of this Warrant, including, but not limited to, obtaining a written acknowledgment from the continuing corporation of its obligation to supply such securities or property upon such exercise and to be so bound by the Warrant and the Purchase Agreement. A sale, transfer or lease (in one, or a series of related, transactions) of all or substantially all of the assets of the Company to another person shall be deemed a consolidation or merger for the foregoing purposes.

                 Section 5.  Notice to Holders of Warrants.

                 In case at any time

                 (i) the Company shall take any action which would require an adjustment in the current exercise price pursuant to
         Section 3.2(a), (c), (h), (i) or (j); or

                 (ii) the Company shall authorize the granting to the holders of its Common Stock of any Distributions on Common Stock as set forth in Section 3.2(b); or

                 (iii) there shall be any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or lease (in one, or a series of related, transactions) of all or substantially all of the assets of the Company; or

                 (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give written notice to the holders of the Warrants, not less than twenty (20) days before any record date or other date set for definitive action, of the date on which such action, reorganization, reclassification, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up, as the case may be, and the terms thereof.

If the Company shall propose to issue or sell Common Stock (other than pursuant to the Warrants) or options, rights or warrants to purchase Common Stock, it shall, at least 30 days prior to the date of such proposed sale, notify the holder in writing of the name and address of the proposed purchaser, whether such purchaser is an Affiliate of the Company, the price and terms of the proposed sale and the type of securities to be sold. Such notice shall be accompanied by an investment letter, in form satisfactory to the Majority Holders, to be signed by the proposed purchaser and stating that such securities are not being acquired for resale. If the Company determines that the provisions of Section 3.2 do not result in any adjustment, such notice shall be accompanied by a written certification signed by the Board of Directors of the Company to that effect. If the Majority Holders object they shall, within 15 days after receipt of such notice, notify the Company of the name of a nationally recognized investment banking firm which has been selected by the Majority Holders to determine whether any such adjustment is required. The Company shall promptly make available to such firm all information and data it may reasonably acquire to make such determination. The determination of such investment banking firm shall be final. If the investment banker does not give notice to the Company and the Holder of its decision prior to a date 45 days following the Company's initial notice to the Holder, then the proposed sale shall be deemed not to require an adjustment.

All costs and expenses of the investment banker shall be paid by the Company.

                 Section 6. Number of Shares. Upon any adjustment of the current exercise price, the holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase at the current exercise price the number of Shares, calculated to the nearest 1/100 of a Share, obtained by multiplying the current exercise price in effect immediately prior to such adjustment by the number of Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the new current exercise price resulting from such adjustment.

                 Section 7. Specific Performance. The Company stipulates that the remedies at law of a holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                 Section 8. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company (prior to exercise of all or a portion of this Warrant) or as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                 Section 9. Ownership; Transfer. The Company may treat the Person in whose name this Warrant is registered pursuant to Section 13(a) of the Purchase Agreement as the owner and holder of this Warrant for all purposes, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of Section 16 of the Purchase Agreement regarding the issuance of a new Warrant or Warrants to transferees). This Warrant is transferable upon the conditions specified in
Section 16 of the Purchase Agreement.

                 Section 10.  Covenants

                 10.1. Financial Information. The Company will deliver to each holder of a Share or Warrant:

                 (a) as soon as practicable, and in any event within one hundred twenty (120) days after the close of each fiscal year of the Company (subject to extensions to the extent provided to CPT for financial reporting purposes pursuant to the Securities Exchange Act), (i) a consolidated and consolidating with respect to the Company and its Subsidiaries, and a consolidated with respect to CPT, balance sheet as of the end of such fiscal year, (ii) consolidated and consolidating with respect to the Company and its Subsidiaries, and a consolidated with respect to CPT, statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding year.
Such annual financial statements shall be accompanied by: an opinion of the Accountants stating that (1) the examination by the Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other procedures as were considered necessary under the circumstances, (2) such financial statements have been prepared in accordance with GAAP and in a manner consistent with prior periods, and (3) such financial statements fairly present in all material respects the financial position and results of operations of the Company or CPT, as the case may be.

                 (b)  as soon as practicable, and in any event within thirty
(30) days after the end of each fiscal quarter, (i) a consolidated and consolidating with respect to the Company and its Subsidiaries and a consolidated with respect to CPT, balance sheet as of the end of such fiscal quarter and (ii) consolidated 45 as to CPT and consolidating with respect to the Company and its Subsidiaries and a consolidated with respect to CPT, statements of income, retained earnings and cash flows for the end of such fiscal quarter in each case to be in reasonable detail, certified by the principal financial officer of the Company or CPT, as the case may be, and with respect to the Company, setting forth in comparative form (except for the consolidating information) the corresponding figures for the comparable period one year prior thereto (subject to normal year-end adjustments).

                 (c) as soon as practicable, copies of all financial statements, proxy material or reports sent to the Company's, CPT's or any Subsidiary's stockholders, of any public or press releases and of all reports or registration statements filed with the Commission pursuant to the Securities Act or the Securities Exchange Act.

                 10.2. Reservation of Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the then outstanding Warrants.

                 10.3. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. The Company will at all times in good faith assist in the carrying out of all such terms, and in the taking of all such action, as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Common Stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the Company's Common Stock, free from all taxes, Liens and charges with respect to the issue thereof, upon the exercise of this Warrant from time to time outstanding and (c) will not take any action which results in any adjustment of this current exercise price under this Warrant if the total number of shares of the Company's Common Stock (or other securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's Certificate of Incorporation and available for the purpose of issue upon such exercise.

                 10.4. Listing of Shares. If the Company shall list any shares of its Common Stock on any national securities exchange, it will take such action as may be necessary, from time to time, to list the Shares, subject to issuance, on such exchange.

                 10.5. Securities Exchange Act Registration. At any time that the Company either files and such filing becomes effective, or is required to file, a registration statement with respect to Common Stock of the Company under Section 5 of the Securities Act or Section 12(b) or Section 12(g) of the Securities Exchange Act, then thereafter:

                 (a) The Company will maintain effective a registration statement (containing such information and documents as the Commission shall specify and otherwise complying with the Securities Exchange Act) with respect to the Common Stock of the Company under Section 12(b) or Section 12(g), whichever is applicable, of the Securities Exchange Act and will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such
Section 12(b) or Section 12(g), whichever is applicable.

                 (b) The Company will, upon the request of the holder hereof or of any Shares, make whatever other filings with the Commission, or otherwise make generally available to the public such financial and other information, as any such holder may deem reasonably necessary or desirable in order to enable such holder to be permitted to sell Shares pursuant to the provisions of Rule 144 under the Securities Act (or any successor statute, rule or regulation to Rule 144).

                 10.6. Maintenance of Public Market. At any time that the Company is required to comply with Section 10.5(a) or 10.5(b) hereof, the Company will not proceed with a program of acquisition of its own Common Stock, initiate a corporate reorganization or recapitalization or authorize or consent to any action which would have the effect of:

                 (a) removing the Company from registration with the Commission under the Securities Exchange Act,

                 (b) requiring the Company to make a filing under Section 13(e) of the Securities Exchange Act,

                 (c) reducing substantially or eliminating the public market for shares of Common Stock of the Company,

                 (d) if any shares of the Company's Common Stock are at any time listed on the National Association of Securities Dealers Inc. Automated Quotation System, causing a delisting of the Company's Common Stock from such System (unless such stock is delisted as a result of being listed on a national securities exchange), or

                 (e) if any shares of the Company's Common Stock are at any time listed on a national exchange, causing a delisting of such stock from such exchange.

                 10.7. Delivery of Information for Rule 144A Transactions. If a holder of Shares proposes to transfer any such Shares pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company and its Subsidiaries which is required to be delivered by such holder to any transferee of such Shares pursuant to such Rule 144A.

                 Section 11. Headings. The headings and captions in this Warrant are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                 Section 12. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

                 Section 13. Survival. The obligations of the Company under this Warrant shall survive its full exercise.

                 Section 14. Definitions. Terms defined in the Purchase Agreement are used herein with the same definition. The following terms are defined in the following Sections of this Warrant:

           Shares                                First Paragraph

           Warrants                              Second Paragraph

           Purchase Agreement                    Second Paragraph

           current exercise price                3.1

           Distributions on Common               3.2(b)
           Stock

           Additional Common Stock               3.2(c)

           Market Price                          3.2(g)

           Majority Holders                      3.2(g)

                 IN WITNESS WHEREOF, J&L STRUCTURAL, INC. has caused this Warrant to be dated and to be executed and issued on its behalf by its officer thereunto duly authorized.



                                                     J&L STRUCTURAL, INC.


                                                     By ________________________
                                                        Name:
                                                        Title:

                                    ANNEX A

                              FORM OF SUBSCRIPTION

               (To be executed only upon exercise of the Warrant
                              in whole or in part)


To J&L STRUCTURAL, INC.

                 The undersigned registered holder of the accompanying Warrant hereby irrevocably exercises such Warrant or portion thereof for, and purchases thereunder, _____________(1)/ Shares (as defined in such Warrant) and herewith [makes payment therefor by application pursuant to Section 1.5 or Section 2 of such Warrant of ___________________] [or] [makes payment therefor of $_________. The undersigned requests that the certificates for such Shares be issued in the name of, and delivered to, _____________________ whose address is _________________________________].

Dated:  _______________________



___________________________________
                             (Name must conform to name of holder as specified on the face of the Warrant)



__________________________________

(Street Address)





____________________

(1)/ Insert the number of Shares as to which this Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of this Warrant, to the holder surrendering the same.

__________________________________
(City)   (State)   (Zip Code)

                               FORM OF ASSIGNMENT

                   (To be signed only a transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto __________________________ the right represented by the within Warrant to purchase _________ shares of Common Stock of J&L STRUCTURAL, INC. to which the within Warrant relates, and appoints ______________________ Attorney to transfer such right on the books of J&L STRUCTURAL, INC. with full power of substitution in the premises.


Dated: _________________

                                             ___________________________________
                                             (Name must conform to name of
                                             holder as specified on the face of
                                             the Warrant)


                                             ___________________________________
                                             (Street Address)



                                             ___________________________________
                                             (City) (State) (Zip Code)



Signed in the presence of:


_____________________________

                                   EXHIBIT D

                                Demised Premises

                           (Intentionally omitted)

                                   EXHIBIT E

                            [Intentionally not used]

                                   EXHIBIT F

                            [Intentionally not used]

                                   EXHIBIT G

                           Description of Real Estate

                           (Intentionally omitted)

                                   EXHIBIT H

                          Form of Repurchase Agreement

                              REPURCHASE AGREEMENT


                 REPURCHASE AGREEMENT dated as of April 6, 1995 among J&L STRUCTURAL, INC., a Delaware corporation (the "Company"), CPT HOLDINGS, INC., a Minnesota corporation ("CPT"), and the Holders listed on the signature page of this Agreement ("Holders").

                              W I T N E S S E T H:

                 In order to induce each Holder to enter into the Note and Warrant Purchase Agreement dated as of the date hereof (as from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "Purchase Agreement") with the Company regarding the Company's 13% Senior Subordinated Secured Notes Due June 30, 2005 and the Company's Common Stock Purchase Warrants, the Company and CPT agree with the Holders as set forth below.


SECTION 1.       Certain Definitions.

                 (a) All terms defined in the Purchase Agreement or the Warrants are used herein with the same definition.

                 (b) The term "Appraisal" means the process for determining Market Price set forth in Sections 3.2(g)(x) and (y) of the Warrants.

                 (c) The term "Buyer" means CPT and/or the Company, whichever is purchasing Subject Securities pursuant to this Agreement.

                 (d) The term "Holder" means a holder of (i) Warrants and/or (ii) Common Stock obtained from the exercise of Warrants. As used herein, "Common Stock" obtained or obtainable from the exercise of Warrants includes any securities obtainable upon the exercise of Warrants and any other securities into which such securities may subsequently be changed or converted.

                 (e) The term "Holder's Trigger Date" means the earlier of the following dates:

                          (i)     April 6, 2001; or

                          (ii)     the date of a Triggering Event.

                 (f) The term "Purchase Price" means with respect to any Holder's Subject Securities the repurchase price (determined under Section 5 hereof) to be paid for such Subject Securities by the Company under this Agreement.

                 (g) The term "Repurchase Date" means with respect to any Subject Securities the date, determined under Section 4(b) hereof, when the Company is required to repurchase such Subject Securities under this Agreement.

                 (h) The term "Subject Securities" means with respect to a Holder (i) all or part of the Warrants then held by such Holder and (ii) all or part of the Common Stock which is then held by such Holder and which was obtained from the exercise of Warrants, in each case to the extent specified by the Holder in its notice pursuant to Section 2(a) as required to be purchased by the Buyer.


SECTION 2.       Repurchase at the Holder's Option.

                 (a) Upon written notice to the Company and/or CPT from a Holder requesting that a repurchase of the Holder's Subject Securities take place on or after a Holder's Trigger Date, the Company and/or CPT shall repurchase from such Holder, and such Holder shall sell to the Company and/or CPT, on the Repurchase Date (as determined under Section 4(b) hereof but subject to Section 4(a) hereof) all of such Holder's Subject Securities, subject to Section 6 hereof. A notice under this Section 2(a) may not be given more than sixty (60) days prior to a Holder's Trigger Date and may not, in the case of a Holder's Trigger Date arising solely under clause (ii) of the definition thereof, be given (with respect to a particular Triggering Event) more than 60 days after a Holder has received notice thereof pursuant to the fourth paragraph of the Warrant. Either CPT or the Company may be the Buyer, at their option, but both CPT and the Company shall be jointly and severally liable to purchase the Subject Securities in the event such purchase does not occur when required.

                 (b) The Purchase Price to be paid by the Buyer for a Holder's Subject Securities upon a repurchase under this Section 2 shall be determined pursuant to Section 5 hereof.

                 (c) Within five (5) days after the Company and/or CPT has received a notice requesting repurchase of any Holder's Subject Securities under this Section 2, the Buyer shall give written notice of such requested repurchase to each other Holder.

                 (d) All obligations under this Agreement of the Company and/or CPT or of the Buyer shall be the joint and several obligations of the Company and CPT and any Holder may enforce any such obligation entirely against the Company, entirely against CPT and/or in part against one and in part against the other.


SECTION 3.       Representations and Covenants of CPT.

                 (I)  CPT represents and warrants to the Holders as follows:

                 (a) CPT is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and (ii) is duly qualified and authorized to do business and is in good standing in each jurisdiction in which it owns or leases any material property or in which the conduct of its business requires it to so qualify or be authorized, except for such jurisdictions where the failure to so qualify or be authorized would not have a material adverse effect on the Company's assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects on a consolidated basis.

                 (b) No proceeding looking toward the dissolution or merger of CPT or the amendment of its Certificate of Incorporation has been commenced. CPT is not in violation in any respect of its Certificate of Incorporation or By-Laws.

                 (c) CPT has all requisite power, authority and legal right to execute, deliver, enter into, consummate and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all required corporate and other actions. CPT has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of CPT enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally and subject to the availability of equitable remedies and the application of equitable principles.

                 (d) CPT owns not less than 80.1% of the outstanding common stock of J&L Holdings free and clear of any Liens other than the Lien granted to Trinity Investment Corp.

                 (e) The execution, delivery and performance by CPT of this Agreement and any of the transactions contemplated hereby do not and will not
(i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of (A) the Certificate of Incorporation or By-Laws of CPT or (B) any law, rule, regulation, order, judgment, writ, injunction, decree, agreement, indenture or other instrument applicable to CPT or any of its properties (or to which CPT is a party or by which it or any of its properties may be bound), (ii) result in the creation of any Lien upon any of CPT's Properties or (iii) require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a governmental authority and including, without limitation, any shareholder approval).

                 (f) There is no action, suit, proceeding, investigation or claim pending or, to the knowledge of CPT, threatened in law, equity or otherwise before any court, administrative agency or arbitrator which either
(i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto or (ii) might adversely affect the right, title or interest of any Holder or (iii) might result in a material adverse change in the assets, properties, liabilities, business, affairs, prospects, results of operations, condition (financial or otherwise) of CPT.

                 (g) Neither CPT nor any agent nor other Person acting on its behalf, directly or indirectly, (i) offered any of the Notes, Warrants or any similar security of the Company (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person other than the Holders and not more than 73 other institutional investors each of which CPT reasonably believed was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) has done,or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Notes, Warrants or Shares within the provisions of Section 5 of the Securities Act.

                 (h) CPT is and, immediately after giving effect to this Agreement and the consummation of the other transactions contemplated hereby, will be Solvent.

                 For purposes of this clause (h), the term "Solvent" means, with respect to any Person, that:

                          (i) the assets of such Person, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person;

                          (ii) the cash flow of such Person is sufficient to enable it to pay its debts as they mature; and

                          (iii) such Person does not have an unreasonably small capital with which to engage in its anticipated business.

                 For purposes of this clause (h), the "fair valuation" of the assets of any Person shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, and the "regular market value" shall be the Fair Market Value.

                 (i) other than the Withdrawal Liability, there are no Liens or claims that will arise against the Company as a result of prior activities or business by CPT or its Affiliates.

                 (II)  CPT covenants with the Holders as follows:

                 (a)  CPT will deliver to each Holder:

                 (i) as soon as practicable, and in any event within one hundred twenty (120) days after the close of each fiscal year of the Company (subject to extensions to the extent provided to CPT for financial reporting purposes pursuant to the Securities Exchange Act), (i) a consolidated balance sheet of CPT as of the end of such fiscal year and (ii) consolidated statements of income, retained earnings and cash flows of CPT for such fiscal year, in each case setting forth in comparative form the corresponding figures for the preceding fiscal year, all such balance sheets and statements to be in reasonable detail and certified without qualification by independent public accountants of recognized national standing selected by CPT and reasonably satisfactory to the Holders;

                 (ii)  as soon as practicable, and in any event within sixty
(60) days after the close of each of the first three (3) fiscal quarters of CPT
(i) a consolidated balance sheet of CPT as of the end of such fiscal quarter and (ii) consolidated statements of income, retained earnings and cash flows of CPT for the portion of the fiscal year ended with the end of such fiscal quarter, in each case to be in reasonable detail, certified by the principal financial officer of CPT and setting forth in comparative form the corresponding figures for the comparable period one year prior thereto (subject to normal year-end adjustments);

                 (iii) as soon as practicable, copies of all financial statements, proxy material or reports sent to CPT's stockholders, of any public or press releases and of all reports or registration statements filed with the Commission pursuant to the Securities Act or the Securities Exchange Act.

                 (b) CPT will maintain its corporate existence, rights and other franchises in full force and effect; provided, that CPT may permit the termination or abandonment of rights or other franchises if, in the opinion of CPT, it is no longer in CPT's best interests to maintain such rights or other franchises and such termination or abandonment will not be prejudicial in any material respect to the Holders.

                 (c) CPT will from time to time, upon the request of the Majority Holders, promptly and duly execute and deliver any and all such further instruments and documents, and take such further actions, as the Majority Holders may reasonably deem necessary or desirable to obtain the full benefits, or effectuate the intent, of the rights and powers herein granted.

                 (d) CPT will not amend the Tax Sharing Agreement without the prior written consent of the Majority Noteholders.

                 (e) After a Holder's Trigger Date has occurred and if, during any time period within which a notice under Section 2(a) may be given, CPT desires to contribute, loan or otherwise transfer cash or other property to J&L Holdings which will be used to purchase stock owned by the Shareholders or their successors in interest, CPT shall first notify the Holders of the foregoing (including the number of shares of such stock to be purchased and the price thereof) and if one or more Holders within 30 days of receipt of such notice provide a notice under Section 2(a), CPT shall not contribute, loan or otherwise transfer such property to J&L Holdings until the Subject Securities described in such notice(s) from Holder(s) have been purchased for cash in accordance with the terms of this Agreement.

SECTION 4.       Closing on the Repurchase Date.

                 (a) In any notice given by a Holder under Section 2(a) hereof, the Holder may, in its sole discretion, condition the repurchase of such Holder's Subject Securities (i) upon any prepayments of Notes required under the Purchase Agreement being made or (ii) upon the Holder being satisfied with the Purchase Price for the Holder's Subject Securities; provided, that if a Holder so conditions a repurchase under the preceding clause (ii) and does not proceed with such repurchase, then with respect to any such cancelled repurchase by such Holder as a result of such clause (ii) (except for the first two such cancelled repurchases involving an Appraisal), such Holder shall bear all the costs of any Appraisal which was made as a result of such Holder's request for such repurchase, as well as a reasonable charge (not to exceed $50,000 in the aggregate) for the time of management personnel of CPT and/or the Company spent in preparing for such Appraisal and the related purchase (but this shifting of Appraisal costs to the Holder in such a situation shall not apply to the first two such cancelled repurchases involving an Appraisal).

                 (b) The Repurchase Date with respect to any Subject Securities shall be determined in the following manner:

                          (i) The Repurchase Date for any repurchase of a Holder's Subject Securities under Section 2 hereof shall occur on the later of (A) a Holder's Trigger Date or (B) the fifth Business Day following the date that the Appraisal is completed as to the Market Price; provided, that if pursuant to Section 5(c) hereof there is no Appraisal with respect to a repurchase or if pursuant to subparagraph (iv) of Section 5(d) hereof a new Appraisal is not required with respect to a repurchase, then the Repurchase Date for such repurchase shall be the thirtieth day after notice under Section 2(a) hereof from the Holder requesting such repurchase.

                          (ii)    A Repurchase Date established under this
                                  Section 4(b) shall be the Repurchase Date for all Subject Securities which the Holders thereof have requested be repurchased under
                                  Section 2 (and which have not been
                                  repurchased on a previous Repurchase Date), provided all such requests for repurchase were delivered to the Company at least 5 Business Days prior to such Repurchase Date.

                 (c) On the Repurchase Date with respect to a Holder's Subject Securities, the Buyer shall repurchase the Holder's Subject Securities at the Purchase Price therefor by payment in federal funds or other immediately available United States Dollars either by wire transfer to the account (as designated to the Buyer) of the Holder or its nominee at any bank or trust company in the United States of America.

                 (d) On the Repurchase Date with respect to a Holder's Subject Securities, the Holder shall deliver its Subject Securities to the Buyer upon receipt of the full Purchase Price therefor. In the event that the full Purchase Price is not paid with respect to any portion of the Subject Securities (as contemplated by Section 6 hereof or otherwise), then such Holder shall not be obligated to deliver such portion of the Subject Securities until receipt of the full Purchase Price therefor or, if requested by the Holder pursuant to Section 6 below, receipt of the promissory notes referred to in
Section 6(c) hereof.


SECTION 5.       Purchase Price for the Subject Securities.

                 (a) The Purchase Price for a Holder's Subject Securities purchased by the Buyer on a Repurchase Date under Section 2 hereof shall be equal to the Value of the Subject Securities of such Holder as determined under this Section 5.

                 (b) The "Value of the Subject Securities" of a Holder shall be the greater of

                          (x)  the sum of (i) the Market Price per share of the
Company's Common Stock (calculated, in the case of Market Price determined pursuant to clause (x) or (y) of Section 3.2(g) of the Warrants, as if all Warrants had been fully exercised) multiplied by the number of Shares included in such Holder's

Subject Securities and (ii) (I) the Market Price per share of the Company's Common Stock (calculated, in the case of Market Price determined pursuant to clause (x) or (y) of Section 3.2(g) of the Warrants, as if all Warrants had been fully exercised) multiplied by the number of Shares obtainable upon the exercise of Warrants included in such Holder's Subject Securities, less (II) the aggregate amount necessary to exercise all such Warrants to obtain such Common Stock and

                          (y) the product of

                          (A) the sum of the number of Shares included in such Subject Securities plus the number of Shares so obtainable upon such exercise multiplied by

                          (B) the quotient obtained by dividing (X) the sum of
         (i) 5.3 multiplied by the sum of (I) the net income of the Company, plus II interest expense, taxes, depreciation, amortization and extraordinary items deducted at arriving at such net income, in the case of both clause (I) and (II) earned on a consolidated basis during the 12 complete calendar months next preceding the Pricing Date plus
         (ii) cash, cash equivalents and marketable securities held by the Company on the Pricing Date on a consolidated basis less (iii) all Indebtedness of the Company on a consolidated basis on the Pricing Date less (iv) the full amount payable on liquidation of the Company to the holders of all preferred stock of the Company outstanding on the Pricing Date, in all cases determined in accordance with GAAP, consistently applied with the preparation of prior financial statements delivered pursuant to the Purchase Agreement, by (Y) the number of shares of Common Stock then outstanding (excluding treasury stock but including for this purpose the shares being purchased pursuant to Section 2 and the Shares which could be purchased pursuant to all outstanding Warrants), and then subtracting from such quotient, in the case of a purchase of Warrants, the current exercise price thereof. In the case of a purchase of Shares (but not of Warrants), there shall be included in "cash" described above the amounts the Company has received in payment for the Shares. The "Pricing Date" shall mean the end of the fiscal quarter of the Company immediately preceding the date the Holder gives the related notice pursuant to
         Section 2(a).

                 (c) If the Market Price is determinable pursuant to the first two sentences of Section 3(g) of the Warrants with respect to any repurchase under Section 2, the Market Price shall be determined as of the Business Day immediately preceding the date on which notice is given under
Section 2(a) hereof requesting such repurchase; provided, that if the repurchase has been requested under Section 2(a) hereof as a result of the occurrence of a Holder's Trigger Date referred to in clause (ii) of the definition of "Holder's Trigger Date" in Section 1(e) hereof, then the Market Price shall be the greater of (x) the Market Price of the Company's Common Stock on the Business Day immediately preceding the date on which notice is given under Section 2(a) hereof requesting such repurchase or (y) the Market Price of the Company's Common Stock on the Business Day immediately preceding the public announcement of the event which resulted in such Holder's Trigger Date.

                 (d)      Appraisal.

                          (i) In determining Market Price, the appraisers shall not take into account any transactions to occur on the Repurchase Date pursuant to this Repurchase Agreement.

                          (ii) References in Section 3(g) of the Warrants to "holders" shall for purposes of this Agreement include all Holders whether or not the Holder's Subject Securities are being repurchased.

                          (iii) There shall be only one determination of Market Price with respect to all repurchases occurring on the same Repurchase Date.

                          (iv) If a Holder or Holders request a repurchase under Section 2 and do not proceed with the repurchase because (pursuant to Section 4(a)) they have conditioned the repurchase as provided in clause (ii) of Section 4(a) hereof, then such Holder or Holders shall not require a new Appraisal for a period of 12 months after the date on which such repurchase would otherwise have occurred. Within any such 12-month period, if any such Holder's Subject Securities are to be repurchased under Section 2, then such previous appraisal shall govern the determination of the applicable Market Price for the Purchase Price for such Subject Securities.


SECTION 6.       Limitations on the Company's Obligation to Repurchase.

                 (a) The Company or CPT shall make any required repurchase of a Holder's Subject Securities under Section 2 hereof in full unless (i) such full repurchase is not permitted by law or (ii) the Company and CPT are not financially capable of such full repurchase without issuing new equity securities or (iii) in the case of the Company only, such repurchase is prohibited by the Loan and Security Agreement; provided, that with respect to the foregoing clause (ii), the Board of Directors of the Company and CPT must each deliver to all Holders a certificate stating (A) that the Company or CPT, as the case may be, is not financially capable of purchasing the Subject Securities under clause (ii), (B) that it is the reasonable belief of such Board of Directors that if the purchase were made the Company's or CPT's, as the case may be, liabilities would exceed the fair saleable value of the Company's or CPT's, as the case may be, assets (as a going concern) or the Company or CPT, as the case may be, would be unable to make the purchase and to carry on its business without issuing new equity securities and (C) what portion of the Subject Securities the Company or CPT, as the case may be, would be able to repurchase; provided, further, that the foregoing proviso and the foregoing clause (ii) shall not be applicable (and shall be disregarded) if an Event of Default (as defined in the Purchase Agreement) occurs pursuant to the Purchase Agreement.

                 (b) In the event that on the Repurchase Date the Company and CPT are not permitted by law or are otherwise unable (as provided in Section 6(a) above) to repurchase all of the Subject Securities to be repurchased on such Date pursuant to this Repurchase Agreement, then the amount of Subject Securities to be repurchased on such Repurchase Date by the Company or CPT from all Holders under this Repurchase Agreement shall be limited to the amount that can be repurchased by the Company or CPT without violating Section 6(a) hereof. Such amount that can be repurchased shall be allocated among all Holders selling Subject Securities on the same Repurchase Date in proportion, as nearly as practicable, to the respective number of shares of Common Stock included in or underlying the Subject Securities held by each such Holder whose Subject Securities are being repurchased.

                 (c) In the event that on the Repurchase Date the Company and CPT are not permitted by law or are otherwise unable (as provided in Section 6(a) above) to repurchase all of the Subject Securities to be repurchased on such Date from a Holder pursuant to this Repurchase Agreement (but excluding a withdrawal by such Holder of a requested repurchase under Section 4(a)), then, each Holder shall have the option to either (i) withdraw the request retaining full rights to request a repurchase at a later date or
(ii) (A) if the Repurchase Date is on or before the Determination Date, elect to receive a note (the "Put Note") from the Company on the Repurchase Date and
(B) if the Repurchase Date is after the Determination Date, allow the Buyer 12 months from the date of notice pursuant to Section 2(a) to repurchase with a cash payment. "Determination Date" shall mean the date determined by Section 14(b) of the Subordination and Intercreditor Agreement.

                 The Put Note will be in the same form as the Notes, except that it will have the following characteristics: (i) maturity equal to the remaining term under the Notes with amortization ratable with that remaining for the Notes; (ii) collateralized and ranking pari-passu with the Notes; (iii) prepayable at any time without penalty and (iv) interest is capitalized, and is not payable, on each interest payment date under the Notes until the payment date which follows the Determination Date. Notwithstanding the foregoing, after the Determination Date the Put Note shall no longer be subordinated to any other Indebtedness of the Company. In order to accomplish the collateralization described above, the Company will amend the Loan Documents to provide the holders of the Put Notes the same collateral and rights relating thereto as then exists for the holders of the Notes.

                 If option (ii) (B) above is elected, the Buyer will pay interest at the prime or base rate announced from time to time by Citibank, N.A. plus 1% on the Purchase Price from the date of such notice to the earlier of (x) 12 months from the date of such prepayable at any time without penalty. In order to accomplish the collateralization described above, the Company will enter into security and other documents with the holders of the Subordinated Put Notes in the same form as then exists for the holders of the Notes.

                 With respect to any notes issued pursuant to this Section 6(c), on each anniversary of the issuance of such notes if they have not been paid in full, (i) the interest rate thereon shall increase by 1% per annum and
(ii) the Company shall issue to each holder of Shares additional Shares, for no additional consideration, such additional Shares to be allocated among all Holders of Shares in proportion to the number of Shares held by them, in an aggregate amount equal to "Y" determined by the formula set forth in Section 3.2(l) of the Warrants; provided, however, that in no event shall the ownership of the Holders (plus the potential ownership if all Warrants were exercised) of Common Stock of the Company exceed 19.9% of the outstanding Common Stock of the Company in the aggregate. In the event that such increase would result in ownership in excess of such 19.9%, then the increase in Shares, and the increase in Shares which can be purchased by outstanding Warrants, shall be distributed pro rata to all Holders of Shares and of Warrants in proportion to their ownership and, by exercise of the Warrants, potential ownership, of Shares.

                 (d)      If a notice of repurchase has been given under
Section 2(a) of this Repurchase Agreement, then the Company and CPT shall notify the Holders at least twenty (20) days prior to the expected Repurchase Date (and the Company and CPT shall also notify the Holders at any other later time prior to the Repurchase Date if the Company or CPT learns that the following situation described in this sentence may exist) in the event that the Company and CPT would not be or may not be permitted for any reason, legal or otherwise, to repurchase all of the Subject Securities to be repurchased on the expected Repurchase Date. Such notice shall state the reasons why such repurchase may not be permitted. Upon receipt of such notice, any Holder whose Subject Securities are to be repurchased under Section 2 of this Repurchase Agreement shall have the right to rescind its notice of repurchase under such
Section 2. Delivery of the notice under this Section 6(d) shall not affect the Company's obligation to repurchase the Subject Securities and shall not affect the Holder's rights under this Section 6.

                 (e) The Company and CPT shall take whatever actions are within its power to prevent (or to remedy, as the case may be) any condition or circumstance which may limit the amount of Subject Securities which may be repurchased and which may make this Section 6 applicable.


SECTION 7.
Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, consents and other communications hereunder shall be in writing and shall be given and deemed effective as provided in
Section 22 of the Purchase Agreement, and if to CPT to c/o Mentmore Holdings Corporation, 1430 Broadway, 13th Floor, New York, NY 10018, Attention:
President, with a copy to Kelley, McCann and Livingstone, BP American Building, 200 Public Square, 35th Floor, Cleveland, Ohio 44114, Attention: Michael D. Schenker.


SECTION 8. Sales of Stock. In the event the Holders hold any Shares and the Company desires to sell or issue Common Stock to anyone other than such Holders or to Holders as a result of the exercise of Warrants, the Company must first arrange for an independent investment banking firm of national standing selected by the Company to value the Common Stock of the Company. The report of such value shall be sent to each Holder, and the Company may not so sell or issue Common Stock for six months after the date of such report at a price less than the value of such Common Stock set forth in such report.


SECTION 9.       Miscellaneous.

                 (a) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

                 (b) Headings. The headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                 (c) Binding Effect. The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns whether so expressed or not. The Company and CPT may not assign any of its obligations, duties or rights under this Agreement, except with the Sellers' consent. In addition to any assignment by operation of law, a Holder may assign, in whole or in part, any or all of such Holder's rights (and/or any obligations) under this Agreement to any transferee of Warrants or Warrant Stock.

                 (d) Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 (e) Amendment. No amendment, modification or waiver of this Agreement shall be effective unless in writing and signed by all of the parties hereto.

                 (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania (other than any conflict of laws rules which might result in the application of the laws of any other jurisdiction).

                 (g) No Waivers. No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                 IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.


                                             J&L STRUCTURAL, INC.


                                             By ________________________________
                                                Name:
                                                Title:


                                             CPT HOLDINGS, INC.


                                             By ________________________________
                                                Name:
                                                Title:


                                             The Paul Revere Investment
                                             Management Corporation as agent for
                                             THE PAUL REVERE LIFE INSURANCE
                                             COMPANY


                                             By ________________________________


                                             The Paul Revere Investment
                                             Management Corporation as agent for
                                             THE PAUL REVERE PROTECTIVE LIFE
                                             INSURANCE COMPANY


                                             By ________________________________



                                             The Paul Revere Investment
                                             Management Corporation as agent for

                                             THE PAUL REVERE VARIABLE ANNUITY
                                             INSURANCE COMPANY


                                             By ________________________________



                                             Rhode Island Hospital Trust
                                             National Bank as Trustee for
                                             THE TEXTRON COLLECTIVE INVESTMENT
                                             TRUST


                                             By ________________________________

                                    EXHIBIT I

                            Form of Legal Opinions of

                General Counsel and Local Counsel to the Company

                           (Intentionally omitted)

                                   SCHEDULE 2

                              Company's Facilities

                           (Intentionally omitted)

                                  SCHEDULE 4.1

                    Corporate Existence, Power and Authority

                           (Intentionally omitted)

                                  SCHEDULE 4.6

         Exceptions to Section 4.6(e) with respect to Section 4.6(a)(v):

         Mentmore Holdings Corporation does not own any of the outstanding common stock of CPT. References to Mentmore Holdings Corporation as "sponsor" and statements characterizing Mentmore Holdings Corporation as an "affiliate" of other named entities should not be deemed to imply any legal tie to CPT or any other named entity or any liability on Mentmore's part with respect to the transactions contemplated by the Offering Memorandum. The term "affiliate" in the Offering Memorandum does not imply the affiliatestatus under any statutory or applicable contractual definition.

         The information contained in the Offering Memorandum, particularly that information pertaining to the financial condition of the Company and other companies described therein or industry or company sales or trends, was static in nature. Although the Offering Memorandum was, to the Company's knowledge, accurate in all material respects as of the date given, circumstances and facts underlying the basis for estimates or projections may have changed, estimates or projections may not have been realized and the structure of the transactions described therein may have changed, but new estimates and projections and a new description of such structure have since been provided to the Purchasers which satisfy the representations in Section 4.6(e).

                                  SCHEDULE 4.11

                         Permits, Licenses and Approvals

                           (Intentionally omitted)

                                  SCHEDULE 4.12

                      Patents, Trademarks and Other Rights

                           (Intentionally omitted)

                                  SCHEDULE 4.14

                          Labor and Employment Matters

                           (Intentionally omitted)

                                SCHEDULE 4.15

                                  Properties

                           (Intentionally omitted)

                                SCHEDULE 4.18

                            Environmental Matters

                           (Intentionally omitted)

                                SCHEDULE 4.28

                                Business Sites

                           (Intentionally omitted)

                                SCHEDULE 4.29

                            Condition of Equipment

                           (Intentionally omitted)

                                SCHEDULE 4.31

                           Title to Property, Liens

                           (Intentionally omitted)

                                SCHEDULE 4.32

                             Equipment Locations

                           (Intentionally omitted)

                                SCHEDULE 4.36

                              Investments, Etc.

                           (Intentionally omitted)

                                SCHEDULE 4.38

                            Intellectual Property

                           (Intentionally omitted)

                                SCHEDULE 4.39

                            Threatened Litigation

                           (Intentionally omitted)